UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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Superior Energy Services, Inc.
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Proxy Statement 2016

Superior
ENERGY SERVICES

Focused.

SPN

Proxy Statement
2016
SUPERIOR ENERGY SERVICES
Focused.
SPN

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Superior Energy Services, Inc.

NOTICE OF ANNUAL MEETING

OF STOCKHOLDERS

Tuesday, May 24, 2016

9:00 a.m., Central Standard Time

1001 Louisiana Street

Houston, Texas 77002 USA

The annual meeting of stockholders of Superior Energy Services, Inc. will be held at 9:00 a.m., Central Standard Time, on Tuesday, May 24, 2016, at our headquarters located at 1001 Louisiana Street, Houston, Texas, 77002. At the annual meeting, our stockholders will be asked to vote on the following proposals:

1.	the election of the eight director nominees named in this proxy statement (Proposal 1);

2.	an advisory vote on the compensation of our named executive officers (Proposal 2);

3.	the adoption of the 2016 Incentive Award Plan (Proposal 3);

4.	the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2016 (Proposal 4); and

5.	any other business that may properly come before the meeting.

The Board of Directors recommends that you vote “FOR” Proposals 1, 2, 3 and 4. Only holders of record of shares of our common stock as of the close of business on April 4, 2016 are entitled to receive notice of, attend and vote at the meeting.

Your vote is important. Whether or not you plan to attend the meeting, please complete, sign and date the enclosed proxy or voting instruction card and return it promptly in the enclosed envelope, or submit your proxy and/or voting instructions by one of the other methods specified in this proxy statement. If you attend the annual meeting, you may vote your shares of our common stock in person, even if you have sent in your proxy.

By Order of the Board of Directors,

William B. Masters

Executive Vice President, General Counsel and Secretary

Houston, Texas

April 13, 2016

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON May 24, 2016. This proxy statement and the 2015 annual report are available at

https://materials.proxyvote.com/868157

2016 SPN Proxy Statement

2016 SPN Proxy Statement

PROXY SUMMARY

This summary highlights selected information contained in this proxy statement. This summary provides only a brief outline of the contents of this proxy statement and does not provide a full and complete discussion of the information you should consider. Before voting on the proposals to be presented at the annual meeting of stockholders, you should review the entire proxy statement carefully. For more complete information regarding our 2015 performance, please review our 2015 Annual Report on Form 10-K.

The 2015 Annual Report to stockholders, including financial statements, is being mailed to stockholders together with the proxy statement and form of proxy on or about April 13, 2016.

2016 ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	Tuesday, May 24, 2016, 9:00 a.m. (Central Standard Time)

Place:	1001 Louisiana Street, Houston, Texas 77002

Record Date:	April 4, 2016

Voting:	Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director position and one vote for each of the other proposals to be voted on.

2015 – A NEGATIVE MARKET ENVIRONMENT

Overall, 2015 presented the most challenging market environment faced by our industry and our Company in several decades. These challenges were particularly acute in the onshore US market, which had previously been a source of strong revenue generation for us. During this past year, West Texas Intermediate crude oil prices dropped 30%, continuing the steep declines that began in the fourth quarter of 2014. As a result, independent US oil and gas companies cut capital expenditures over 50% and reduced US land rig count commensurately. These significant headwinds led to declining revenues and slowed international expansion for our Company. Even in a cyclical industry such as ours, these dramatic reductions by our customers on the exploration and production side present challenges for the days ahead.

ADAPTING TO THE DOWN CYCLE

In response, we have taken positive action to position ourselves for the eventual market recovery and a return to growth. We did so, in part, by focusing our efforts on cost discipline and liquidity preservation. On the cost front, in 2015 we reduced capital expenditures by approximately $258 million, reduced general and administrative (G&A) expenses by approximately $114 million, and expect to save approximately $40 to $50 million in annual costs through consolidation and reorganization of several of our business units. On the liquidity front, we focused on generating free cash flow and maintaining a strong balance sheet. During this down-cycle, we have been able to generate $274 million in free cash flow (which we define as operating cash flows less capital expenditures), and to sustain our worldwide days sales outstanding (DSO) at 71 days, virtually unchanged from 2014. As a result of this focus, we grew our cash on hand at yearend 2015 to $564 million, providing us with strength on our balance sheet and optionality as we look at strategic opportunities. Additionally, in the first quarter of 2016, we extended the term of our revolving credit facility for an additional two years, so we have no current debt maturities until 2019.

Reducing Costs

Reduced Capital Expenditures by approximately $258 million ( 42%)	Reduced General & Administrative Expenses by approximately $114 million ( 18%)	$40 – $50 million in Annual Cost Savings from Restructuring our Business Units

2016 SPN Proxy Statement	i

PROXY SUMMARY

And Preserving Cash

Achieved Free Cash Flow of $274 million	Cash on hand of $564 million	Extended Term of Revolving Credit Facility by Two Years – 2019 Maturity

POSITIONED FOR THE UPCYCLE

By taking the measures described above, we feel confident we have responded to the changing dynamics of the current market environment and remain well positioned for future growth, both domestically and internationally, when the cycle reverses and market conditions rebound. The weakness in the US land markets in 2015 highlighted the advantage of geographic diversification. In prior years we reinvested free cash, generated from our established US operations, to fund our geographic expansion to targeted international markets. In 2015 these international operations provided some diversification of revenue streams to mitigate some of the declines witnessed in the US land markets. Going forward, we continue to look for opportunities to expand our international footprint and diversify our sources of revenue, thereby reducing our exposure to any single market.

EXECUTIVE COMPENSATION HIGHLIGHTS (pages 29 – 65)

Our Compensation Committee has implemented a compensation program that strives to provide a balanced mix of performance-based compensation designed to motivate our executives to improve both our financial and stock-price performance and maintain alignment of both short- and long-term objectives. Highlights of our executive compensation program include the following:

•	In response to current market conditions, significantly reduced payout opportunities under our annual incentive program for 2015 and 2016.

•	Did not increase the base salaries of named executive officers for 2015 and reduced by 15% the base salaries of named executive officers effective April 1, 2016.

•	Initiated new shareholder outreach program to continuously improve dialogue with and responsiveness to our stockholders.

•

Revised our annual incentive bonus program to better align payouts under the program with five key quantitative metrics regarding the Company’s achievement of operational objectives: (i) reduction in G&A expenses; (ii) reduction in total cost of casualty claims; (iii) management of DSO; (iv) international revenue growth; and (v) Our Shared Core Values (code of conduct) training.

CORPORATE GOVERNANCE HIGHLIGHTS (pages 4 – 8)

Our leadership structure and corporate policies are designed to strengthen board leadership, foster cohesive decision-making at the board level, solidify director collegiality, improve problem solving and enhance strategy formation and implementation. In establishing corporate policies, our Board examines the Company’s organizational needs, managing its growth, competitive challenges, the potential of senior leadership, future development and possible emergency situations to help provide strategic plans.

•	Our CEO and Chairman offices are separate to maximize the efficiency of management by allowing the CEO and Chairman to more fully focus on their respective responsibilities.

•	We have a non-management Lead Director to promote close and effective communication between the CEO and Chairman.

•	All of our directors are elected annually.

•	We hold annual say-on-pay votes to allow our stockholders to share their views of our executive compensation programs.

•	We maintain robust stock ownership guidelines for all directors.

•	We require annual performance evaluations of our Board and standing committees.

ii	2016 SPN Proxy Statement

PROXY SUMMARY

AGENDA AND VOTING RECOMMENDATIONS

Item	Description	Board Vote Recommendation	Page
1	Election of eight director nominees named in this proxy statement	FOR each nominee	1
2	Advisory vote on the compensation of our named executive officers	FOR	14
3	Adoption of the 2016 Incentive Award Plan	FOR	15
4	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2016	FOR	24

DIRECTOR NOMINEE HIGHLIGHTS

Name	Age	Director Since	Principal Occupation	Independent	Board Committees
Harold J. Bouillion	72	2006	Managing Director Bouillion & Associates, LLC.	✓	• Compensation • Audit (Chair)
David D. Dunlap	54	2010	CEO & President Superior Energy Services, Inc.
James F. Funk	66	2005	President J.M. Funk & Associates	✓ Lead Director	• Compensation • Nominating and Corporate Governance
Terence E. Hall	70	1995	Founder and Chairman of the Board Superior Energy Services, Inc.
Peter D. Kinnear	69	2011	Retired Chairman, CEO and President FMC Technologies, Inc.	✓	• Audit • Nominating and Corporate Governance (Chair)
Janiece M. Longoria	63	2015	Chairman Port of Houston Authority	✓	• Audit • Nominating and Corporate Governance
Michael M. McShane	61	2012	Advisor Advent International	✓	• Compensation • Audit
W. Matt Ralls	66	2012	Executive Chairman Rowan Companies, plc	✓	• Compensation (Chair) • Nominating & Corporate Governance

2016 SPN Proxy Statement	iii

ELECTION OF DIRECTORS (PROPOSAL 1)

All of our directors are elected annually. On March 30, 2016, the Nominating and Corporate Governance Committee (the Corporate Governance Committee) recommended, and our Board of Directors (the Board) nominated, each of our then-current directors to serve another one-year term of office, except for Mr. Justin Sullivan, our longest serving non-management director, who has elected to retire from the Board effective as of the annual meeting. The Company and the Board wish to express their deep appreciation for the loyal and dedicated service Mr. Sullivan has provided to the Board during his 21 years as a director, for many years as the Chair of the Audit Committee, as well as serving on other Board committees. Mr. Sullivan has served as a member of our Board with honor and distinction for over two decades, helping establish and foster the sound financial management principles that continue to guide the Company, and his guidance and friendship will be missed by all of our Board members and management team.

Proxies cannot be used to vote a share more than one time for each of the eight nominees. Unless you specify otherwise in your proxy card, your shares will be voted by the proxy holder FOR the election of each of the eight director nominees named below to serve until the next annual meeting and until their successors are duly elected and qualified. If any director nominee should decline or be unable to serve for any reason, and you have returned a proxy card, the proxy holder will vote your shares for a substitute candidate nominated by our Board. Each of the director nominees has advised us that they will serve on our Board if elected.

Information about Director Nominees

The biographies below provide certain information as of the record date, April 4, 2016, for each director nominee. The information includes the person’s tenure as a director, business experience, director positions with other public companies held currently or at any time during the last five years, and the experiences, qualifications, attributes or skills that caused the Corporate Governance Committee and our Board to determine that the person should be nominated to serve as a director of the Company. Unless otherwise indicated, each person has been engaged in the principal occupation shown for the past five years.

Harold J. Bouillion, 72

Director since 2006

Mr. Bouillion is currently the Managing Director of Bouillion & Associates, LLC, which provides tax and financial planning services, a position he has held since 2002. From 1966 until 2002, Mr. Bouillion was with KPMG LLP (KPMG) where he served as Managing Partner of the New Orleans office from 1991 through 2002. Mr. Bouillion is a certified public accountant.

Mr. Bouillion’s tax and financial planning services experience and his 36-year career in tax with a leading international accounting firm, where he served in various leadership positions, make him a valuable member of our Board and distinctively qualified to chair the Audit Committee and to serve on our Compensation Committee. His prior management experiences, as well as service with other private and non-profit organizations, adds valuable perspectives to the challenges faced at the board level.

David D. Dunlap, 54

Director since 2010

Mr. Dunlap has served as CEO since 2010 and President since 2011. Prior to joining the Company, from 2007 to 2010 Mr. Dunlap served as Executive Vice President — Chief Operating Officer of BJ Services Company (BJ Services), a well services provider. He joined BJ Services in 1984 as a

District Engineer. Prior to being promoted to Executive Vice President — Chief Operating Officer, Mr. Dunlap held the position of Vice President — International Division from 1995 to 2007. Prior to 1995, he served as Vice President — Sales for the Coastal Division of North America and U.S. Sales and Marketing Manager for BJ Services. Mr. Dunlap currently serves as a director of Linn Energy, LLC and as director and trustee on the boards of numerous non-profit organizations.

Mr. Dunlap has worked and held leadership positions in the oil and gas industry for more than 30 years. Under his direction, BJ Services significantly expanded

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internationally and successfully transformed into a global leader in multiple well service product lines, demonstrating his exceptional leadership abilities in developing and executing a global business strategy. His extensive knowledge, experience and expertise and his insight on global expansion in the oil and gas industry make him a valuable member of our Board and uniquely position him to assist our Board in the successful implementation of our business strategy.

James M. Funk, 66

Director since 2005

Dr. Funk is currently the President of J.M. Funk & Associates, an oil and gas business consulting firm, and has more than 35 years of experience in the energy industry. Dr. Funk served as Senior Vice President of Equitable Resources (now EQT Corporation) and

President of Equitable Production Co. from June 2000 to 2003. Previously, Dr. Funk worked for 23 years with Shell Oil Company and its affiliates. Dr. Funk previously served on the boards of Westport Resources (2000 to 2004), Matador Resources Company (2003 to 2008) and Sonde Resources Corp. (2009 to 2014). Dr. Funk currently serves as a director of Range Resources Corporation. Dr. Funk is a Certified Petroleum Geologist.

Dr. Funk’s extensive experience in the energy industry in similar areas as our operations, along with his strong technical experience, gives him a unique understanding of our business and the challenges and strategic opportunities facing us. His senior executive leadership in the energy industry qualifies him to serve as our Lead Director and provides each of the Compensation and Corporate Governance Committees with substantial personnel management experience. In addition, his current and past service on the board of directors of a number of public companies adds valuable perspective in connection with the role of the Board and positions him well to handle challenges faced at the board level.

Terence E. Hall, 70

Director since 1995

Mr. Hall has served as the Chairman of the Board since 1995. Mr. Hall is the founder of the Company and served as CEO of the Company and its predecessors from 1980 until 2010. Mr. Hall also currently serves as a director of the Hancock Holding Company (Hancock).

As founder of the Company, Mr. Hall led the Company through tremendous growth through all industry cycles. His detailed knowledge of every aspect of our business and perspective regarding strategic and operational opportunities and challenges facing the Company and the oil and gas industry enable him to guide our business strategy and focus our Board on the most significant business issues.

Peter D. Kinnear, 69

Director since 2011

Mr. Kinnear held numerous management, operations, and marketing roles with FMC Technologies, Inc. (FTI) and FMC Corporation from 1971 until his retirement in 2011. Mr. Kinnear served as Chief Executive Officer from 2007 to 2011 of FTI, chairman of the board from 2008 to 2011, as President from 2006 to 2010 and as Chief Operating Officer from 2006 to 2007.

Mr. Kinnear also serves as a director of Stone Energy Corporation. In addition to serving as trustee or director of various non-public entities, he previously served on the board of directors of Tronox Incorporated (from November 2005 to December 2010) and FTI (from October 2008 through October 2011).

Mr. Kinnear’s experience in numerous roles of management, operations and marketing in the global energy industry brings extensive knowledge and leadership skills to our Board. His management and board experience gives him a thorough understanding of industry regulations and public policy applicable to the industry, experience and understanding of the different cultural, political and regulatory requirements from international operations and extensive oil service industry experience. This experience makes Mr. Kinnear highly qualified to serve on the Audit Committee and to chair the Corporate Governance Committee.

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ELECTION OF DIRECTORS (PROPOSAL 1)

Janiece M. Longoria, 63

Director since 2015

Ms. Longoria is a retired lawyer, having worked previously with Ogden, Gibson, Broocks, Longoria & Hall, L.L.P. and prior to that with Andrews Kurth LLP. She has more than 35 years of experience in securities litigation, regulatory matters and commercial litigation.

Ms. Longoria serves as the Chairman of the Port of Houston Authority. She has served on the board of directors of CenterPoint Energy, Inc. since 2005. She also currently serves on the board of directors of the Texas Medical Center, MD Anderson Board of Visitors Cancer Center and the Greater Houston Partnership.

Ms. Longoria’s extensive legal experience, particularly with securities law, allows her to provide guidance to our Board. She has received numerous honors and recognitions for her community and board service during her career, and brings a fresh and unique perspective to our Board based on her diverse business and legal experience. This experience makes Ms. Longoria highly qualified to serve on our Audit Committee and Corporate Governance Committee.

Michael M. McShane, 61

Director since 2012

Mr. McShane serves as an Advisor to Advent International, a global private equity fund. Mr. McShane served as a director and President and Chief Executive Officer of Grant Prideco, Inc. from 2002 until the completion of its merger with National Oilwell Varco, Inc. in 2008, having also served as the chairman of its board from 2003 to 2008. Prior to joining Grant Prideco, Mr. McShane was Senior Vice President — Finance and Chief Financial Officer and a director of BJ Services from 1990 to 2002, and Vice President — Finance from 1987 to 1990 when BJ Services was a division of Baker Hughes Incorporated. Mr. McShane also serves as a director of Spectra Energy Corp, Oasis Petroleum Inc. and Forum Energy Technologies, Inc.

Mr. McShane’s knowledge of the global oil and gas industry provides insight to our Board. His experience and knowledge in the energy industry, including serving in a variety of executive management and financial leadership positions, provide our Board excellent perspective and experience. Mr. McShane’s experience and finance and accounting background make him highly qualified to serve on the Audit Committee and the Compensation Committee.

W. Matt Ralls, 66

Director since 2012

Mr. Ralls serves as Executive Chairman of Rowan Companies, plc (Rowan). Previously, he served as the Chief Executive Officer of Rowan from 2009 until 2014, and President from 2009 to 2013.

Mr. Ralls served as Senior Vice President and Chief Financial

Officer from 2001 to 2005 and as Executive Vice President and Chief Operating Officer of GlobalSantaFe Corporation from 2005 until the completion of the merger of GlobalSantaFe with Transocean, Inc. in 2007. In addition to serving as a director of Rowan, Mr. Ralls serves as a director of Cabot Oil and Gas Corporation. Mr. Ralls previously served as a director of El Paso Pipeline Partners L.P., Enterprise Partners G.P., the International Association of Drilling Contractors and the American Petroleum Institute.

Mr. Ralls’ extensive financial and senior executive management experience at companies focusing on the various phases of the drilling and production industry, provides insight to our Board. Our Board also benefits from his extensive leadership and financial knowledge in the global oil and gas drilling and production industry, making him highly qualified to chair the Compensation Committee and to serve on the Corporate Governance Committee.

Vote Required

The election of directors will be decided by plurality vote in compliance with our majority voting policy, which means that the eight director nominees receiving the highest number of affirmative votes cast will be elected to our Board provided no director nominee receives a greater number of “withhold” than “for” votes in an uncontested election. In the event a director nominee receives a greater number of “withhold” than “for” votes, the director will provide his or her resignation for consideration. See “Corporate Governance — Election of Directors.”

Our Board unanimously recommends that stockholders vote FOR each of the eight director nominees named in this proxy statement.

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CORPORATE GOVERNANCE

Our Board is responsible for our management and direction and for establishing broad corporate policies. Our Board regularly discusses the Company’s organizational needs, managing its growth, competitive challenges, the potential of senior leadership, future development and possible emergency situations to help provide strategic plans. Our Board also actively focuses on succession planning and management development activities, seeking input from members of our Board and senior management to find candidates for potential successors to the CEO and other senior executives.

Election of Directors

Our Corporate Governance Principles provide that in a director election where the only director nominees are those nominated by our Board (an uncontested election), if a director nominee receives a greater number of votes withheld from his or her election than for his or her election (a “majority withheld vote”) the nominee is required to tender his or her resignation, after certification of the stockholder vote, for consideration by the Corporate Governance Committee. The Corporate Governance Committee will consider the resignation and recommend to our Board whether to accept it or take other action, including rejecting the tendered resignation and addressing the apparent underlying cause of the majority withheld vote.

In making its recommendation, the Corporate Governance Committee will consider all factors deemed relevant by its members, including without limitation (i) the underlying cause of the majority withheld vote (if it can be determined), (ii) the length of service and qualifications of the director whose resignation has been tendered, (iii) the director’s contributions to the Company, (iv) the current mix of skills and attributes of directors on our Board, (v) whether, by accepting the resignation, the Company will no longer be in compliance with any applicable law, rule, regulation or governing document, and (vi) whether or not accepting the resignation is in the best interests of the Company and its stockholders.

Our Board will act on the Corporate Governance Committee’s recommendation at its first regularly scheduled meeting following certification of the stockholder vote, or within 120 days after the certification if a regular board meeting is not scheduled within that time. Our Board will consider the same criteria as the Corporate Governance Committee, as well as any additional information and factors it believes are relevant. Our Board’s decision and process will then be disclosed in a periodic or current report filed with the Securities and Exchange Commission (SEC).

Director Independence; Board’s Leadership Structure

Our Board determined that the following directors are “independent” within the meaning of the New York Stock Exchange (NYSE) listing standards: Harold J. Bouillion, James M. Funk, Peter D. Kinnear, Janiece M. Longoria, Michael M. McShane and W. Matt Ralls. Our Board has also affirmatively determined that each member of our standing committees (the Audit Committee, Compensation Committee and Corporate Governance Committee) has no material relationship with the Company and satisfies the independence criteria (including the enhanced criteria applicable to audit and compensation committees) set forth in the NYSE listing standards and SEC rules.

Our Board takes a flexible approach to the issue of whether the offices of Chairman and CEO should be separate or combined, considering the tenure and experience of the CEO along with the broader economic and operating environment of the Company, allowing for regular evaluation as to which structure will best serve the Company. We previously separated the role of Chairman and CEO and maintain such separation at this time.

Our Board determined that the separation of the Chairman and CEO roles would maximize management’s efficiency by allowing our CEO to focus on our day-to-day business, while allowing the Chairman to lead our Board in its fundamental role of providing guidance to and oversight of management.

As described above, six of our eight current directors who are nominees are independent, and our Board believes that the independent directors provide effective oversight of management. Moreover, our non-management directors meet regularly in executive session and provide feedback to the Board during the course of Board meetings.

Our Board annually elects a non-management Lead Director who has been recommended by the Corporate Governance Committee. The Lead Director communicates any issues discussed by the non-

management directors back to the CEO and Chairman, confers with the CEO and Chairman at intervals between

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Board meetings, and assists in planning for Board and Board committee meetings. In addition, he acts as a liaison between our Board and the CEO and Chairman to ensure close communication and coordination between them and to promote a harmonious and effective relationship. Mr. Funk currently serves as our Lead Director.

Our Board believes that the foregoing leadership structure and polices strengthen board leadership, foster cohesive decision-making at the board level, solidify director collegiality, improve problem solving and enhance strategy formulation and implementation.

Meetings of our Board; Meeting Attendance

There were four Board meetings in 2015. Each of our directors attended at least 75% of the meetings of our Board and any of its committees of which he or she was a member. Our Board has adopted a policy that recommends that all directors personally attend each annual meeting of stockholders. At the 2015 annual meeting of stockholders held on May 22, 2015, all of our directors were in attendance.

Board Committees

Our Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. These committees regularly report back to the full Board with specific findings and recommendations in their areas of oversight and liaise regularly with the Chairman and Lead Director. The current members and primary functions of each board committee are described below.

Director	Audit*	Compensation	Nominating and Corporate Governance
H.J. Bouillion	CHAIR	✓
J.M. Funk		✓	✓
P.D. Kinnear	✓		CHAIR
J.M. Longoria	✓		✓
M.M. McShane	✓	✓
W.M. Ralls		CHAIR	✓
*	Messrs. Bouillion, Kinnear and McShane are each an “audit committee financial expert” as defined by the SEC

Audit Committee	Number of Meetings in 2015: 5

•	Retain, terminate, oversee, and evaluate the independent registered public accounting firm

•	Review and discuss annual and quarterly financial statements, earnings releases, earnings guidance

•	Review critical accounting policies, accounting treatments and determine if there are any recommendations to improve controls or procedures

•	Discuss risk assessment, legal matters or any matters pertaining to the integrity of management

•	Please also see “Audit Committee Report” included in this proxy statement

Compensation Committee	Number of Meetings in 2015: 4

•	Establish, evaluate and approve the Company’s executive compensation philosophy

•	Review and approve corporate goals and objectives for executive compensation

•	Review incentive compensation and other stock-based plans

•	Administer and approve awards under incentive compensation programs and supplemental benefits programs

•	Please also see “Executive Compensation — Compensation Discussion & Analysis” included in this proxy statement

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Nominating and Corporate Governance Committee	Number of Meetings in 2015: 4

•	Lead search for director nominees and recommend director nominees to our Board

•	Review committee structure and recommend committee appointments

•	Develop and recommend to our Board an annual self-evaluation process

•	Review director compensation

•	Develop, recommend to our Board and implement our Corporate Governance Principles

Each of our Board’s standing committees has adopted a written charter that has been approved by our Board. Copies of these charters, as well as copies of our Corporate Governance Principles and Our Shared Core Values at Work (Code of Conduct), are available in the Corporate Governance section of our website at www.superiorenergy.com and are available in print upon request to our Secretary, Superior Energy Services, Inc., 1001 Louisiana Street, Suite 2900, Houston, Texas 77002.

Compensation Committee

Since May 2007, the Compensation Committee has engaged Pearl Meyer & Partners (PM&P), an independent compensation consultant, to advise the Compensation Committee on matters relating to executive compensation and assist it in maintaining and administering our executive compensation programs. The Compensation Committee annually requests PM&P to conduct an executive compensation review to evaluate the compensation of our senior executives relative to an industry peer group selected by the Compensation Committee with input from the compensation consultant and management and published market survey data. See “Executive Compensation — Compensation Discussion and Analysis — How We Make Compensation Decisions — Role of Compensation Consultants” herein for more information.

Our stock incentive plans permit the Compensation Committee to delegate to appropriate personnel its authority to make awards to employees other than those subject to Section 16 of the Securities Exchange Act of 1934 (Exchange Act). The Compensation Committee has delegated authority to our CEO to make or alter awards under our long-term incentive plan to such participants, subject to the following conditions:

•	the CEO may grant awards relating to no more than 100,000 shares of our common stock in any fiscal year, and awards relating to no more than 20,000 shares to any one participant;
•	the CEO may grant no more than 30,000 performance share units (PSUs) in any fiscal year, and no more than 5,000 PSUs to any one participant;

•	the CEO may cancel, modify, or waive rights under awards related to no more than 20,000 shares and 5,000 PSUs held by a participant;

•	the CEO must approve the grant in writing during an open window period, with the grant date being the date of the written approval or a future date; and

•	the CEO must report the grants or alterations to the Compensation Committee at its next meeting.

Director Nominee Qualifications

The Corporate Governance Committee is responsible for reviewing with our Board, on an annual basis, the appropriate skills and characteristics required of directors in accordance with our Corporate Governance Principles and evaluating whether the current members of our Board as a group possess those skills and characteristics. Our Corporate Governance Principles provide that our Board will nominate director candidates who represent a mix of backgrounds and experiences that enhance the quality of our Board’s deliberations and decisions. Our Board believes that a diverse membership with varying perspectives and breadth of experience is an important attribute of a well-functioning board. As a result, our Board will seek diversity of background, experience, gender, race and skills among its members.

When seeking candidates for director, other than potential candidates who are current directors standing for re-election, the Corporate Governance Committee will identify potential director nominees through business and other contacts. The Corporate Governance Committee will also consider candidates for director recommended by stockholders in accordance with the procedures described in our Bylaws and may also choose to retain a professional search firm to identify potential director nominees. We did not pay any fee to any third party to identify or

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CORPORATE GOVERNANCE

evaluate, or assist in identifying or evaluating, potential director nominees for election at the annual meeting.

When the Corporate Governance Committee selects candidates, it is looking for director nominees:

•	with a mix of backgrounds and experiences to bring diversity and desired skills to our Board;

•	having substantial experience with one or more publicly-traded domestic or multinational companies;

•	having achieved high distinction or success in their respective fields;

•

displaying the personal attributes necessary to be an effective director, including having unquestioned integrity, sound judgment, independence in fact and mindset, and the ability to operate collaboratively; and

•	commitment to the Company and its stockholders.

Our Board is particularly interested in maintaining a mix that includes, but is not necessarily limited to, active or retired chief executive officers and senior executives, particularly those with significant management experience in operations, international business, finance, accounting, law or significant targeted expansion areas for the Company. The committee evaluates a potential director nominee by considering whether the potential candidate meets the expectations described above, as well as considering the following factors:

•

whether the potential director nominee has experience and expertise that is relevant to our business and/or industry, including any specialized business or legal experience, technical expertise, or other specialized skills, and whether the potential director nominee has knowledge regarding issues affecting us;

•

whether the potential director nominee is independent, whether he or she is free of any conflict of interest or the appearance of any conflict of interest with the best interests of the Company or of our stockholders, and whether he or she is willing and able to represent the interests of all of our stockholders; and

•

whether there are factors that could affect the ability or willingness of the potential director nominee to devote sufficient time to Board activities and to enhance his or her understanding of our business.

There are no differences in the manner in which the Corporate Governance Committee evaluates a candidate for nomination as a director suggested by stockholders using the process set forth in our Bylaws. See “2017 Stockholder Nominations and Proposals” for information on a stockholder proposing a candidate for consideration for nomination as a director, in accordance with our Bylaws and Corporate Governance Principles. For the annual meeting, we did not receive notice of director nominations from any stockholder.

When reviewing an incumbent director for potential re-election, the Corporate Governance Committee considers the incumbent director’s service to us during his or her term, including the number of meetings attended, level of participation, and overall contribution to our Board. As provided in our Corporate Governance Principles, a director is expected to retire at the annual meeting following his or her 75th birthday, unless asked by our Board to continue to serve. Consistent with this principle Mr. Sullivan will retire from the Board immediately prior to the 2016 Annual Meeting.

Role of our Board in Stockholder Outreach

As discussed more fully in the “Stockholder Outreach” section below, our Board believes in the importance of the Company engaging with our stockholders to gain feedback regarding our compensation and governance practices, to answer questions about the Company and to respond as appropriate to stockholder concerns. Our Board receives reports from our engagement team, summarizing the responses and viewpoints of our stockholders. Further, the Chair of our Compensation Committee also participates directly in discussions with certain of our largest stockholders to ensure a direct line of communication. Our Board appreciates the time taken and responses provided by our stockholders and looks forward to continuing such outreach going forward.

Role of our Board in Risk Oversight

Our Board is responsible for the oversight of risk, while assessing and managing risk is the responsibility of management. It is management’s responsibility to anticipate, identify and communicate risks to our Board and its committees so that our Board can better understand the risks the Company faces, the steps management takes to manage these risks and the level of risk that is appropriate for the Company at any given time. Management meets regularly to discuss our business strategies, challenges, risks and opportunities and reviews those items with our Board at each regularly scheduled meeting.

While our Board has primary responsibility for risk oversight, each of its standing committees support our

7

CORPORATE GOVERNANCE

Board by addressing various risks in their respective areas of oversight. For instance, the Audit Committee maintains responsibility related to our financial reporting, audit process, and internal control over financial reporting and disclosure controls and procedures. The Compensation Committee endeavors to develop a program of incentives that encourages an appropriate level of risk-taking behavior consistent with our long-term business strategy and also reviews the leadership development of our employees. The Corporate Governance Committee conducts assessments of nominees to our Board and is charged with developing and recommending to our Board any policies, corporate governance principles and the structure, leadership and membership of our Board committees, including those policies and principles related to, affecting or concerning risk oversight of our Board and its committees.

Director Stock Ownership Guidelines

Within three years of joining the Board, each non-management director is expected to own shares of our common stock equal in value to five times the annual retainer paid to him or her, and such ownership may include the restricted stock units granted under our non-management director compensation program. All of our non-management directors with at least three years of tenure on our Board exceed the required ownership level. See “Ownership of Securities — Management and Director Stock Ownership.”

Communications with our Board

Stockholders and other interested parties may communicate directly with one or more members of our Board, or the non-management directors as a group, by sending a letter by mail c/o Secretary, Superior Energy Services, Inc., 1001 Louisiana Street, Suite 2900, Houston, Texas 77002. The Secretary will forward the communication directly to the appropriate director or directors.

Compensation Committee Interlocks and Insider Participation

During 2015, none of Messrs. Bouillion, Funk, McShane or Ralls (Chair), who comprised the Compensation Committee, were officers or employees of the Company or any of our subsidiaries or had any relationships requiring disclosure in this proxy statement under “Certain Transactions,” and none of our executive officers served as a member of the compensation committee of another entity or as a director of another entity whose executive officers served on our Board or the Compensation Committee. No member of the Compensation Committee is a former officer of the Company.

8

DIRECTOR COMPENSATION

During 2015, our non-management directors received:

•	an annual retainer of $100,000;

•	an additional annual fee of $20,000 for the chair of the Audit Committee;

•	an additional annual fee of $15,000 for the chair of the Compensation Committee;

•	an additional annual fee of $10,000 for the chair of the Corporate Governance Committee; and

•	an additional annual fee of $25,000 for the Lead Director.

To closely align the non-management directors’ compensation with the financial interests of our stockholders, a significant portion of their compensation is paid in the form of restricted stock units (RSUs) with grant date fair values of approximately $200,000. The RSUs are granted on the day following each annual meeting of our stockholders, with the number of RSUs granted determined by dividing $200,000 by the closing price of our common stock on the day of the annual meeting, and rounding up to the next whole RSU. In addition, if the director’s initial election or appointment does not occur at an annual meeting, then he or she will receive, upon election or appointment to the board, a pro rata number of RSUs based on the number of full calendar months between the date of election or appointment and the first anniversary of the previous annual meeting.

The RSUs vest and pay out in shares of our common stock on the date of the next year’s annual meeting, subject to each director’s ability to elect to defer receipt of the shares of our common stock under our Directors Deferred Compensation Plan.

Under our Directors Deferred Compensation Plan, non-management directors may elect to defer compensation received from the Company for service on our Board. Deferred cash compensation will earn a rate of return based on hypothetical investments in certain mutual funds from which the director may select, or may be converted to deferred stock units. Both the deferred stock units and any deferred restricted stock units will be paid out in shares of our common stock and will be credited with dividend equivalents for any dividends paid on our common stock. Director participants may elect the timing of the distributions of their deferred compensation, which may be made in a lump sum payment or installments, provided that all payments are made no later than 10 years following the director’s termination of service on our Board.

Senior Advisor Agreement with Mr. Hall.  Mr. Hall and the Company were parties to a senior advisor agreement providing for an annual advisory fee of $400,000 and the provision of health benefits that expired on May 31, 2015.

9

DIRECTOR COMPENSATION

The table below summarizes the compensation of our non-management directors for 2015. Mr. Dunlap does not receive any additional compensation for his service as a director. His compensation as an executive is reflected in the “2015 Summary Compensation Table” under “Executive Compensation.” All non-management directors are reimbursed for reasonable expenses incurred in attending Board and committee meetings.

2015 Director Compensation

Name	Fees Earned Or Paid in Cash(1)	Stock Awards(2)	All Other Compensation(3)	Total
Mr. Bouillion	$118,049	$200,017	$ 12,426	$330,492
Mr. Funk	$125,000	$200,017	$ 13,693	$338,710
Mr. Hall	$100,000	$200,017	$210,430	$510,448
Mr. Kinnear	$106,099	$200,017	$ 3,837	$309,953
Ms. Longoria	$ 25,000	$99,998	$ 0	$124,998
Mr. McShane	$100,000	$200,017	$ 3,455	$303,473
Mr. Ralls	$109,148	$200,017	$ 3,455	$312,621
Mr. Sullivan	$107,935	$200,017	$ 14,773	$322,725

(1)	Amounts shown reflect fees earned by the directors for their service on our Board during 2015. Mr. Ralls elected to defer his cash retainer into deferred stock units.

(2)

Amounts reflect the aggregate grant date fair value of the RSU awards calculated in accordance with FASB ASC Topic 718 at the closing sales price of our common stock on the date of grant. On May 23, 2015, each non-employee director received an award of 8,515 RSUs, with a grant date fair value of $23.49 per unit. Upon her election to the board on October 7, 2015, Ms. Longoria received a pro rata award of 6,188 RSUs with a grant date fair value of $16.16 per unit. The aggregate RSUs held by our directors as of December 31, 2015 were as follows: Mr. Bouillion – 46,048 RSUs; Mr. Funk – 62,043 RSUs; Mr. Hall – 23,278 RSUs; Mr. Kinnear – 20,105 RSUs; Ms. Longoria – 6,188 RSUs; Mr. McShane – 18,952 RSUs; Mr. Ralls – 18,952 RSUs and 4,704 DSUs; and Mr. Sullivan – 66,799 RSUs.

(3)

The amounts reflected in “All Other Compensation” include accrued dividend equivalents on outstanding RSUs that were granted prior to the Company’s commencement of paying dividends on its common stock (accordingly the payment of dividends was not part of the grant date valuation of these awards). For Mr. Hall, this amount also includes the following amounts provided for under his senior advisor agreement: (i) $166,667 received as the pro rata portion of his final annual advisory fee and (ii) $38,876 representing the Company’s reimbursement of fuel costs and services of a pilot.

10

OWNERSHIP OF SECURITIES

Principal Stockholders

The following table shows the number of shares of our common stock beneficially owned by holders as of March 31, 2016, known by us to beneficially own more than 5% of the outstanding shares of our common stock. The information in the table is based on our review of filings with the SEC.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
BlackRock, Inc. 40 East 52nd Street New York, New York 10022	17,680,807(2)	11.7%
The Vanguard Group 100 Vanguard Boulevard Malvern, Pennsylvania 19355	10,351,072(3)	6.8%

(1)	Based on 151,412,233 shares of our common stock outstanding as of March 31, 2016.

(2)

In the Schedule 13G filed on January 8, 2016 by BlackRock, Inc. (“BlackRock”), BlackRock reported that it has the sole power to dispose or direct the disposition of all the shares reported and the sole power to vote or direct the vote of 17,096,672 shares .

(3)

In the Schedule 13G filed on February 10, 2016 by the Vanguard Group. (“Vanguard”), Vanguard reported that it has (i) the sole power to dispose or direct the disposition of 10,243,713 shares, (ii) the shared power to dispose or direct the disposition of 107,359 shares, and (iii) the sole power to vote or direct the vote of 107,859 shares of our common stock.

11

OWNERSHIP OF SECURITIES

Management and Director Stock Ownership

The following table shows the number of shares of our common stock beneficially owned as of March 31, 2016, by (i) our current non-management directors, (ii) our “named executive officers,” as defined below in “Executive Compensation — Compensation Discussion and Analysis,” and (iii) all of our current directors and executive officers as a group. The information in the table is based on our review of filings with the SEC. Each person listed below has sole voting and investment power with respect to the shares beneficially owned unless otherwise stated.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(3)
NON-MANAGEMENT DIRECTORS:(2)
Harold J. Bouillion	69,235	*
James M. Funk	68,538	*
Terence E. Hall	1,088,165	*
Peter D. Kinnear	43,766	*
Janiece M. Longoria	10,188	*
Michael M. McShane	72,781	*
W. Matt Ralls	82,168	*
Justin L. Sullivan	106,799	*
NAMED EXECUTIVE OFFICERS
David D. Dunlap	1,119,345	*
Robert S. Taylor	484,216	*
Brian K. Moore	522,652	*
A. Patrick Bernard	343,879	*
William B. Masters	283,634	*
All directors and executive officers as a group (14 persons)(4)	4,404,500	2.91%

*	Less than 1%.

(1)

Includes the number of shares subject to options that are exercisable within 60 days, as follows: Mr. Hall (803,088); Mr. Dunlap (692,498); Mr. Taylor (316,229); Mr. Moore (269,779); Mr. Bernard (237,520); Mr. Masters (189,007); and all directors and executive officers as a group (2,570,558).

(2)

Includes the number of shares the non-management director will receive upon vesting of RSUs or the payout of deferred stock units, as noted, within 60 days, as follows: Mr. Bouillon (46,048); Mr. Funk (49,877, plus 9,433 deferred RSUs); Mr. Hall (23,278); Mr. Kinnear (20,105); Ms. Longoria (6,188); Mr. McShane (18,952); Mr. Ralls (18,952, plus 6,839 deferred RSUs); and Mr. Sullivan (53,138, plus 13,661 deferred RSUs). Each RSU granted to directors prior to 2013 vested immediately upon grant, but the shares of Company common stock payable upon vesting will not be delivered to the director until he ceases to serve on our Board. Beginning with the 2013 grants, the RSUs vest and pay out in shares of our common stock the year following the grant, subject to each director’s ability to elect to defer receipt of the shares.

(3)	Based on 151,412,233 shares of our common stock outstanding as of March 31, 2016.

(4)

One executive officer (not a named executive officer) had previously pledged 7,778 shares to secure a personal line of credit. This pledge was in place prior to the adoption of our anti-pledging policy in 2013.

12

OWNERSHIP OF SECURITIES

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers to file with the SEC reports of ownership and changes in ownership of our equity securities. Based solely upon our review of the Forms 3, 4 and 5 filed during 2015, and written representations from our directors and executive officers, we believe that all required reports were timely filed during 2015, except for the following. In October 2015, Mr. Ralls filed an amendment to a Form 4 filed in July 2015 to correct the number of deferred stock units reported as granted by the Company. Due to an administrative error, shares on Table II were incorrectly reported as 1,246.2612 instead of 1,328.4322. In addition, Mr. Moore had a late Form 4 filed in February 2015 related to shares of Company stock withheld to cover taxes due upon the vesting of restricted stock.

13

ADVISORY VOTE ON OUR NAMED EXECUTIVE OFFICERS’ COMPENSATION (PROPOSAL 2)

In accordance with Section 14A of the Exchange Act, we are seeking stockholder approval, on an advisory, non-binding basis, of the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. This vote is not intended to address any specific item of compensation but rather the overall compensation of our named executive officers and our compensation philosophy and practices. In considering how to vote on this proposal, we urge you to carefully consider the information in the “Executive Compensation” section of this proxy statement, namely the Compensation Discussion and Analysis (including its Executive Summary) and the compensation tables and accompanying narrative disclosures.

The Compensation Committee of the Board designs, implements and administers our compensation program for our executive officers, including our named executive officers. As noted in the Compensation Discussion and Analysis, the majority of our executives’ target direct compensation is at-risk, with a significant percentage of the target compensation (87.1% for our CEO and an average of 77.5% for our other current named executive officers) based on annual and long-term performance measures. Our core executive compensation philosophy and practice continue to be based on pay for performance with an understanding of current market conditions, and we believe that our compensation program is strongly aligned with the long-term interests of our stockholders.

At last year’s annual meeting, we provided our stockholders with the opportunity to cast a non-binding advisory vote regarding the compensation of our named executive officers as disclosed in our proxy statement for the 2015 annual meeting of stockholders. Despite strong operational performance throughout 2014, the sudden and dramatic decline of the commodity price in the fourth quarter of that year led to a perceived disconnect between executive compensation and total shareholder return. As a result, our stockholders approved the 2015 “say-on-pay” proposal by an affirmative vote of 69% of the holders of shares of our common stock present and entitled to vote on the proposal (after having received 98% support in 2014). In response, we initiated a stockholder outreach program, reaching out to our larger stockholders representing approximately 83% of our outstanding shares, to discuss our compensation philosophy and executive compensation. Following these discussions and to address stockholder concerns, we decided to reduce the base salaries by 15% for our named executive officers effective April 1, 2016, as well as to maintain in 2016 the reduced annual incentive plan payouts implemented in 2015.

We are again asking our stockholders to vote on the following resolution:

RESOLVED, that the stockholders of Superior Energy Services, Inc. (the Company) approve, on an advisory basis, the compensation of the Company’s named executive officers for 2015 as disclosed in the Company’s proxy statement for the 2016 annual meeting of stockholders pursuant to the rules of the Securities and Exchange Commission.

While this advisory vote, commonly referred to as a “say-on-pay” vote, is not binding, our Board and the Compensation Committee value the opinion of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers. We invite stockholders who wish to communicate with our Board on executive compensation matters or any other matter to contact us as provided under “Corporate Governance — Communications with our Board.” Additionally, the Company engages our larger stockholders at least annually to discuss both compensation and governance matters as discussed more fully in the “Stockholder Outreach” section of this proxy.

Vote Required

The approval, by an advisory vote, of the compensation of our named executive officers requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy at the annual meeting and entitled to vote on such proposal. Our “say-on-pay” vote currently occurs annually. We will hold the next “say-on-pay” vote at our 2017 annual meeting of stockholders.

Our Board unanimously recommends that stockholders vote FOR the proposal to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement.

14

ADOPTION OF THE 2016 INCENTIVE AWARD PLAN (PROPOSAL 3)

We are asking our shareholders to approve the Superior Energy Services, Inc. 2016 Incentive Award Plan (the 2016 Plan). The 2016 Plan was unanimously approved by our Board on March 30, 2016 following the recommendation of our Compensation Committee. The adoption of the 2016 Plan is subject to stockholder approval, and the 2016 Plan will not become effective if this approval is not received. Our Board approved the 2016 Plan to attract, retain and motivate our key employees, who are responsible for delivering our results. As a people-based business, our Board believes our ability to grant equity-based incentives is fundamental to our ability to achieve our growth objectives and enhance stockholder value. As of March 15, 2016, 487 employees received equity-based incentive grants, and approximately 2,000 employees are eligible to receive grants of equity-based incentives under our 2016 Plan.

We believe that equity-based incentives are critical to attracting and retaining our high performing leaders and motivating them to achieve our objectives. Stockholder approval of the 2016 Plan will allow us to continue to provide these incentives and allow us to grant awards intended to qualify as performance-based compensation that is not subject to the annual $1 million deductibility limit under Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code), which is discussed in more detail below.

Key Reasons Why You Should Vote to Approve the 2016 Plan

Our Board recommends that you approve the 2016 Plan for the following reasons:

•

Ensure Consistency and Motivation.  The 2016 Plan will enable us to continue to grant equity awards at market levels to ensure consistency of performance and continued motivation of our key employees during a difficult economic climate within our industry.

•

Alignment with Stockholder Interests.  Granting equity awards to our key employees more closely aligns their interests with those of our stockholders and encourages them to focus on the appreciation of our stock price.

•	Competitive Advantage. We believe equity awards are a crucial component of our compensation packages that enable us to remain competitive within our industry in attracting and retaining talented leadership, while also preserving cash and maintaining liquidity.

•

Reasonable Share Reserve.  We are seeking to reserve a number of shares for issuance pursuant to our 2016 Plan that we believe is reasonable and moderate and will accommodate our next two or three annual grant cycles.

Key Features of the 2016 Plan

We have designed the 2016 Plan to include a number of features that we believe promote best practices. Some highlights of the 2016 Plan include the following:

•	Independent Administrator. Our Compensation Committee, which is entirely comprised of independent directors, will administer the 2016 Plan.

•	Fair Market Value Grant Price. Stock options and stock appreciation rights may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

•

No Repricing.  No award may be repriced, replaced or re-granted through cancellation or modification without shareholder approval if the effect would be to reduce the exercise price for the shares under the award. Cash buyouts of underwater awards are not permitted.

•

No Liberal Share Recycling.  The share pool under the Plan is not subject to liberal “recycling” provisions (among other things, shares used to pay the exercise price of stock options, and shares tendered or withheld to satisfy tax withholding obligations with respect to an award, do not again become available for grant).

•	Minimum Vesting Requirements. No award may vest prior to the first anniversary of the grant date, subject to limited exceptions for death, disability, retirement or a change of control.

•	Limitations on Payment of Dividends and Dividend Equivalents. Dividends and dividend equivalents may not be paid on awards subject to performance-based vesting conditions until the conditions are met.

15

ADOPTION OF THE 2016 INCENTIVE AWARD PLAN (PROPOSAL 3)

•	Claw-Back Policies. Awards will be subject to applicable Company claw-back policies.

•	No Single-Trigger Accelerated Vesting; No Gross-Ups. There is no single-trigger accelerated vesting provision in connection with a change in control and there are no excise tax gross-ups.

Why You Should Vote for the 2016 Plan

When our stockholders approved the Amended and Restated 2013 Stock Incentive Plan (the Prior Plan), the number of shares available for grant under the Prior Plan were expected (based on our historical grant practices) to satisfy our equity compensation needs for two or three annual grant cycles. There has been one annual grant cycle since the Prior Plan was approved. As a result of the current extremely challenging business environment for the energy industry and our resulting depressed stock price, our Compensation Committee made the strategic decision to proceed with market-based grant levels to ensure consistency and motivation during these difficult economic times. As a result, as of March 15, 2016, there were 3,197,692 shares remaining available for grant under the Prior Plan. In order to give us the flexibility to responsibly address our future equity compensation needs, we are requesting that our stockholders approve the 2016 Plan, which provides for the issuance of an additional five (5) million shares.

Given the low grant capacity remaining under the Prior Plan, we believe that the additional shares reserved for issuance under the 2016 Plan are necessary to ensure that the Company can continue to grant competitive levels of equity-based awards, which is a critical component of our performance-based compensation program to ensure the alignment of the interests of key leaders with those of our stockholders. We follow a decentralized operating model emphasizing that our key leaders should act as owners, driving a common set of goals with interests that are aligned with our stockholders. Our success depends on our ability to use market-relevant compensation to attract, motivate and retain our key leaders. We cannot afford to lose our best people to competitors in our industry and other companies that may have more flexibility to offer competitive compensation arrangements, especially in the form of equity incentives. We recognize the dilutive impact of our equity plans on our stockholders and continuously strive to balance this concern with our need to provide competitive compensation packages to retain, motivate and attract our people.

In connection with our request for additional shares and design of the 2016 Plan, we reached out to each of our 25 largest stockholders, representing approximately 65% of our outstanding shares, to seek their views regarding our request for additional shares for our long-term equity compensation program. The results of this effort were communicated to our Compensation Committee and Board and were strongly considered by our Board in approving the 2016 Plan.

In determining the number of shares to be reserved for issuance under the 2016 Plan, the Compensation Committee also considered our current overhang and burn rate metrics provided by Pearl Meyer, its independent compensation consultant. In addition, our Compensation Committee considered the potential dilution to our stockholders and determined that this dilution is reasonable, especially given that the substantial majority of the outstanding options held by our employees are significantly out of the money. Further, the Compensation Committee assessed our projected share usage under the 2016 Plan based on a variety of assumptions, including our grant practices, the recent market prices of our common stock, and the share counting provisions under the 2016 Plan, and determined that the total shares requested under the 2016 Plan are expected to be sufficient to satisfy our equity-based compensation needs for two or three annual grant cycles (noting that future circumstances, grant practices, or market or other conditions, which we cannot predict with certainty at this time, may impact our share usage).

If we are unable to continue to make competitive equity awards to our key leaders, in order to remain competitive, we would likely be compelled to alter our compensation program to increase the cash-based component, which we do not believe is appropriate for our business. Cash-based awards do not provide the same benefits as equity, such as retention and alignment with stockholder interests. In addition, if we were forced to increase our cash compensation costs, we believe that our business could be adversely affected, particularly if the current depressed market conditions continue into 2017 and beyond.

In light of the factors described above and our need to continue to grant equity-based compensation at levels that attract and retain our key leaders in the competitive market in which we compete for talent, the Board believes that the size of the share reserve under the 2016 Plan is reasonable and appropriate at this time.

16

ADOPTION OF THE 2016 INCENTIVE AWARD PLAN (PROPOSAL 3)

Key Data

While equity-based awards are an important part of our long-term incentive compensation program, we are mindful of our responsibility to our stockholders to exercise judgment in granting equity-based awards and proactively manage dilution.

•

Overhang.  As of March 15, 2016, approximately 16,179,628 shares were subject to outstanding awards (under the Prior Plan and its predecessor plans) or remained available for future grants of awards under the Prior Plan, which represented approximately 10.69% of our fully diluted common shares outstanding, or our overhang percentage. If our stockholders approve the 2016 Plan, the five (5) million additional shares proposed to be reserved for issuance under the 2016 Plan would increase our overhang percentage by an additional 3.30% to approximately 13.99%.

•	Share Usage; Burn Rate. The following table provides data on our annual share usage under the Prior Plan and its predecessor plans for our last three fiscal years:

Fiscal Year	Total Shares Subject to Options and Stock Appreciation Rights	Total Shares Subject to Full Value Awards	Total Shares (Options plus Full Value Awards(1))	Weighted Average Common Shares Outstanding	Annual Burn Rate(2)
2013	406,185	1,456,101	1,862,286	159,205,769	2.08%
2014	567,084	1,352,184	1,919,268	155,154,092	2.11%
2015	612,665	2,162,146	2,774,811	150,461,403	3.28%
Average Three-Year Burn Rate					2.49%

(1)

For purposes of this column, each share subject to a full value award was counted as 2.0 shares for each share actually issued. The number of shares actually issued pursuant to full value awards is shown in the column entitled “Total Shares Subject to Full Value Awards”.

(2)

Burn Rate is the annual number of all option equivalents (options and converted full value awards) divided by the weighted average of common shares outstanding. Option equivalents are calculated by converting all full value awards to options by multiplying the full value awards by a multiple based on the Company’s three-year daily stock volatility. The Company’s multiplier is 2.0.

As shown in the table above, the Company’s three-year average burn rate is under the 3.12% benchmark established by Institutional Shareholder Services for our industry.

•	Current Awards Outstanding. Prior to the adoption of the 2016 Plan, the Prior Plan was the only plan under which stock-based awards could be granted. The table below sets forth information regarding shares outstanding as of March 15, 2016 under the Prior Plan and its predecessor plans.

Options Outstanding	Weighted Average Exercise Price of Options	Weighted Average Remaining Contractual Life of Options	Restricted Shares/RSUs Outstanding	Total Shares Available for Issuance under the Prior Plan as of March 15, 2016(1)
6,239,938	$19.49	6.6 Years	4,233,636	3,197,692

(1)

Under the Prior Plan, stock-based awards are granted from a pool of available shares, with each share subject to an option reducing the share pool by one share and each share subject to a full value award reducing the share pool by 1.6 shares.

Section 162(m) Approval

We are also asking shareholders to approve the 2016 Plan to satisfy the stockholder approval requirements of Section 162(m) of the Code (Section 162(m)) and to approve the materials terms of the performance goals for awards that may be granted under the 2016 Plan as required under Section 162(m). In general, Section 162(m) places a limit on the deductibility for federal income tax purposes of the compensation paid to our Chief Executive Officer or any of our three other most highly compensated executive officers (other than our Chief Financial Officer). Under Section 162(m), compensation paid to such persons in excess of $1 million in a taxable year generally is not deductible. However, compensation that qualifies as “performance-based” under Section 162(m) does not count against

17

ADOPTION OF THE 2016 INCENTIVE AWARD PLAN (PROPOSAL 3)

the $1 million deduction limitation. One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the plan under which compensation may be paid be disclosed to and approved by our public shareholders. For purposes of Section 162(m), the material terms include: (a) the employees eligible to receive compensation, (b) a description of the business criteria on which the performance goals may be based, and (c) the maximum amount of compensation that can be paid to an employee under the performance goals. Each of these aspects of the 2016 Plan is discussed below, and stockholder approval of the 2016 Plan will constitute approval of the material terms of the 2016 Plan pursuant to the stockholder approval requirements of Section 162(m).

Note that stockholder approval of the 2016 Plan is only one of several requirements under Section 162(m) that must be satisfied for amounts realized under the 2016 Plan to qualify for the “performance-based” compensation exemption under Section 162(m), and will enable us to (but will not require us to or guarantee that we will be able to) grant awards intended to qualify as performance-based compensation within the meaning of Section 162(m) and preserve the deductibility of these awards for federal income tax purposes. Nothing in this proposal precludes us or the plan administrator from making any payment or granting awards that do not qualify for tax deductibility under Section 162(m).

Stockholder Approval Requirement

Stockholder approval of the 2016 Plan is necessary in order for us to (1) meet the stockholder approval requirements of the NYSE, (2) take tax deductions for certain compensation resulting from awards granted thereunder intended to qualify as performance-based compensation under Section 162(m), and (3) grant incentive stock options (ISOs) thereunder.

If shareholders do not approve this Proposal No. 3, the Prior Plan will continue in full force and effect subject to the limitations set forth in the Prior Plan.

Summary of the 2016 Plan

The following sets forth a description of the material features and terms of the 2016 Plan. The following summary is qualified in its entirety by reference to the full text of the 2016 Plan, which is attached hereto as Appendix A. You are encouraged to read the 2016 Plan in its entirety.

Administration.  The 2016 Plan will be administered by the Compensation Committee (or by the Board or another Board committee as may be determined by the Board from time to time). The administrator of the 2016 Plan (the Administrator) has the authority to interpret the 2016 Plan, determine the types and number of awards, the number of shares to be awarded, to approve all awards made under the 2016 Plan, and carry out other functions as set forth in the 2016 Plan. To the extent necessary to comply with Rule 16b-3 of the Exchange Act, and with respect to awards that are intended to be “performance-based compensation” under Section 162(m), the Administrator will consist solely of two or more non-employee directors of the Company, each of whom is an “outside director” within the meaning of Section 162(m) and a “non-employee director” within the meaning of the rules under Section 16 of the Securities Act of 1933, as amended.

Eligibility.  Employees and consultants of the Company and its subsidiaries, and non-employee directors of the Company, are eligible to participate in the 2016 Plan. The Administrator determines the type and size of the award and sets the terms, conditions, restrictions and limitations applicable to the award, within the confines of the 2016 Plan’s terms. As of March 15, 2016, approximately 2,000 employees and no consultants of the Company and its subsidiaries and 7 non-employee directors of the Company were eligible to participate in the 2016 Plan.

Share Limit; Individual Award Limits.  The maximum aggregate number of shares of common stock that may be issued pursuant to awards granted under the 2016 Plan is the sum of (i) five (5) million shares, plus (ii) any shares which, as of the effective date of the 2016 Plan, remain available for issuance under the Prior Plan, plus (iii) any shares subject to awards outstanding under the Prior Plan as of the effective date of the 2016 Plan which, on or after such date, are forfeited or otherwise terminate for any reason without the issuance of shares (the Share Limit). No more than 1,000,000 shares of common stock may be issued pursuant to the exercise of ISOs under the 2016 Plan. If the 2016 Plan is approved by our stockholders, no further grants will be made under the Prior Plan.

The 2016 Plan also includes annual limits on awards that may be granted to any individual participant. For participants other than non-employee directors, if the award is denominated in shares of common stock, the maximum aggregate number of shares of common stock that may be granted to any one person is 1,000,000 per year. If the award is payable in cash and not denominated in shares of common stock, the

18

ADOPTION OF THE 2016 INCENTIVE AWARD PLAN (PROPOSAL 3)

maximum aggregate amount of cash that may be paid to any one person is $10,000,000 per year. The maximum aggregate grant date fair value of awards granted to a non-employee director under the 2016 Plan is $400,000 per year.

Share Counting.  In general, when awards granted under the 2016 Plan (or, after the effective date of the 2016 Plan, awards granted under the Prior Plan) expire, lapse, are forfeited or are paid in cash, the shares reserved for those awards are returned or added, as applicable, to the share reserve and become available for future issuance under the 2016 Plan. However, the 2016 Plan does not allow the share pool available for incentive grants to be recharged or replenished with shares that:

•	are tendered or withheld to satisfy the exercise price of an option;

•	are tendered or withheld to satisfy withholding obligations for any award;

•	are subject to a stock appreciation right but are not issued in connection with the stock settlement of the stock appreciation right; or

•	the Company purchases on the open market with cash proceeds from the exercise of options.

In addition, the payment of dividend equivalents in cash in conjunction with any outstanding award shall not be counted against the shares available for issuance under the 2016 Plan.

Awards.  The 2016 Plan authorizes the grant of stock options, including ISOs and nonqualified stock options (NSOs), stock appreciation rights, restricted stock, RSUs, dividend equivalents or other stock-based or cash-based awards. Certain awards under the 2016 Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards. All awards under the 2016 Plan will be set forth in award agreements, which will set forth the terms and conditions of the awards. Awards will generally be settled in shares of our common stock, but the plan administrator may provide for cash settlement of any award.

Stock Options.  Stock options may be granted under the 2016 Plan, including both ISOs and NSOs, which provide the holder a right to purchase shares of Common Stock at a specified exercise price. The exercise price per share for each stock option will be set by the Administrator, but may not be less than the fair market value on the date of the grant. The Administrator will determine the time period for exercise of each award, including the time period for exercise following a termination of service by the recipient, subject to a 10 year limitation.

Incentive Stock Options.  ISOs may be granted only to employees of the Company. No person who qualifies as a greater-than-10% shareholder of the Company may be granted an incentive stock option.

Non-Qualified Stock Options.  With the consent of the holder, the Administrator is authorized to modify any incentive stock option granted under the 2016 Plan to disqualify the option from treatment as an incentive stock option under Section 422 of the Code.

Restricted Stock.  The Administrator may make awards of restricted stock to eligible individuals in such amounts and at purchase prices to be established by the Administrator in connection with each award. Such awards will be subject to restrictions and other terms and conditions as are established by the Administrator. Upon issuance of restricted stock, recipients generally have the rights of a shareholder with respect to such shares, subject to the limitations and restrictions established by the Administrator in the award program or the individual award agreement. Such rights generally include the right to receive dividends and other distributions in relation to the award; however, no dividends are payable with respect to restricted stock with performance-based vesting unless and until the performance conditions have been satisfied. Except as otherwise determined by the Administrator, restricted stock awards will lapse and immediately be surrendered to the Company without payment of consideration if the recipient terminates service to the Company before the restrictions on the award have expired.

Restricted Stock Units.  The 2016 Plan authorizes awards of RSUs to eligible individuals in amounts and at purchase prices and upon such other terms and conditions as are established by the Administrator for each award. RSU awards entitle recipients to acquire shares of the Company’s stock in the future under certain conditions. Holders of RSUs generally have no rights of ownership or as shareholders in relation to the award, unless and until the restrictions lapse and the restricted stock unit award vests in accordance with the terms of the grant and actual shares are issued in settlement of the award. If the Administrator provides, RSUs can be granted in tandem with dividend equivalents, which are described below, however, no dividend equivalents are payable with respect to RSUs with performance-based vesting unless and until the performance conditions have been satisfied.

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ADOPTION OF THE 2016 INCENTIVE AWARD PLAN (PROPOSAL 3)

Dividend Equivalents.  Dividend equivalents may be granted by the Administrator based on the dividends declared on common stock of the Company between the date of the award and the date that the award vests, is exercised, distributed or expires. Dividend equivalents are converted to cash or additional shares of stock based on terms and limitations established by the Administrator. In addition, dividend equivalents with respect to an award with performance-based vesting that are based on dividends paid prior to the vesting of such award will only be paid out to the holder to the extent that the performance-based vesting conditions are subsequently satisfied and the award vests.

Stock Appreciation Rights.  The Administrator is authorized to grant stock appreciation rights to eligible recipients in its discretion, on such terms and conditions as it may determine, consistent with the 2016 Plan. A stock appreciation right entitles the holder to exercise the stock appreciation right to acquire shares of the Company’s stock upon exercise within a specified time period from the date of the grant. Subject to the provisions of the stock appreciation right award agreement, the recipient may receive from the Company an amount determined by multiplying the difference between the exercise price per share of the stock appreciation right and the fair market value of the share on the date of exercise by the number of shares of common stock subject to the award. The Administrator will determine the time period for exercise of each award, including the time period for exercise following a termination of service by the recipient, subject to a ten year limitation.

Other Stock or Cash Based Awards.  The Administrator is authorized to make other stock or cash based awards to any eligible individual under the 2016 Plan. Such stock or cash based awards may be made in lieu of base salary, cash incentives, fees or other cash compensation otherwise payable to the recipient. Subject to the provisions of the 2016 Plan, the number or value of shares to be awarded, conditions and criteria for vesting, and the vesting schedule, will be set by the Administrator.

Performance-Based Awards.  The Administrator will determine whether specific awards are intended to constitute “qualified performance-based compensation,” or “QPBC,” within the meaning of Section 162(m) and even if shareholders approve the material terms of the 2016 Plan for purposes of the QPBC exception, the Administrator may determine to pay compensation that is not QPBC under Section 162(m) and that is not deductible by reason thereof. To qualify as QPBC, the applicable performance criteria will be selected from the list below in accordance with the requirements of Section 162(m). Section 162(m) imposes a $1 million cap on the compensation deduction that the Company may take in respect of compensation paid to our Chief Executive Officer and certain of our other most highly compensated executive officers (other than our Chief Financial Officer). However, compensation that qualifies as QPBC is excluded from the calculation of the $1 million cap.

In order to constitute QPBC under Section 162(m), in addition to certain other requirements, the relevant amounts must be payable only upon the attainment of pre-established, objective performance goals set by our Administrator and linked to shareholder-approved performance criteria. For purposes of the 2016 Plan, one or more of the following performance criteria will be used in setting performance goals applicable to QPBC, either for the entire Company or a subsidiary, division, business unit or an individual, and may be used in setting performance goals applicable to other performance awards: (A) earnings before or after deduction for all or any portion of interest, taxes, depreciation, and amortization (EBITDA) and/or any unusual or non-recurring events, whether or not on a continuing operations or an aggregate or per share basis; (B) one or more operating ratios or metrics; (C) free cash flow or increases in cash flow; (D) borrowing levels, leverage ratios or credit rating; (E) operating or pre-tax income; (F) return on equity, invested capital or assets, whether or not relative to cost of capital; (F) an economic value added measure; (G) stockholder return or stockholder value; (H) stock price; (I) days sales outstanding and/or collection of outstanding accounts or debts; (J) sales of particular services or products, including rentals; (K) safety, health or environmental performance; (L) expense or cost targets; (M) customer acquisition or retention; (N) compliance, acquisitions and divestitures (in whole or in part); (O) gross or operating margins or (P) any combination of the foregoing. The 2016 Plan also permits the Administrator to provide for objectively determinable adjustments to the applicable performance criteria in setting performance goals for QPBC awards. To allow the Company to qualify awards as QPBC, we are seeking shareholder approval of the 2016 Plan and the performance criteria listed above.

Prohibition on Re-Pricing and Cash Buyouts.  Under the 2016 Plan, the Administrator may not, without the approval of the shareholders of the Company, authorize the re-pricing of any outstanding option or stock appreciation right to reduce its price per share, or cancel any option or stock appreciation right in exchange for cash or another award when the price per share exceeds the fair market value (as that term is defined in the 2016 Plan) of the underlying shares.

20

ADOPTION OF THE 2016 INCENTIVE AWARD PLAN (PROPOSAL 3)

Change in Control.  In general, notwithstanding a change in control event (as that term is defined in the 2016 Plan), each outstanding award will continue in effect or be assumed or an equivalent award substituted by the successor corporation. No single-trigger vesting acceleration applies under the 2016 Plan in connection with a change in control. However, in the event the successor corporation refuses to assume or substitute for the award, such award will become fully vested and, if applicable, exercisable immediately prior to the consummation of the transaction and all forfeiture restrictions to lapse, and so notify the holder.

Certain Transactions.  The Administrator has broad discretion to equitably adjust the provisions of the 2016 Plan, as well as the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our Common Stock, such as stock dividends, stock splits, combinations or exchanges of shares, mergers, consolidations or other distributions (other than normal cash dividends) of Company assets to shareholders. In addition, in the event of certain non-reciprocal transactions with our shareholders known as “equity restructurings,” the Administrator will make equitable adjustments to outstanding awards.

Minimum Vesting.  The 2016 Plan contains a minimum vesting requirement, subject to limited exceptions, that awards of options, stock appreciation rights, restricted stock, RSUs and other stock based awards made pursuant to the 2016 Plan may not vest earlier than the date that is one year following the grant date of the award. The limited exceptions allow (i) the issuance of awards of options, stock appreciation rights, restricted stock, RSUs and other stock based awards covering, in the aggregate, no more than five percent (5%) of the shares available for issuance under the 2016 Plan to be granted without minimum vesting provisions, and (ii) the plan administrator to waive the one-year vesting restrictions upon the participant’s termination of service due to death, disability or retirement or in connection with a change in control.

Termination of or Changes to the 2016 Plan.  The Administrator has the authority to amend, suspend, or discontinue the 2016 Plan subject to any shareholder approval that is required by applicable law or listing agency rules. The Administrator may amend outstanding awards in any manner that would be permitted for a new award, provided that any amendment that is adverse to a participant requires the participant’s consent. No award may be granted under the 2016 Plan after ten years from the earlier of (i) the date the Board adopted the 2016 Plan or (ii) the date the Company’s stockholders approved the 2016 Plan. The applicable provisions of the 2016 Plan and the Administrator’s authority will continue with respect to any awards then outstanding.

Claw-backs.  All awards made under the 2016 Plan are subject to any claw-back policy implemented by the Company, including any claw-back policy adopted to comply with the requirements of applicable law (including the Dodd Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder).

Material U.S. Federal Income Tax Consequences

The following is a brief description of the principal United States federal income tax consequences related to awards under the 2016 Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

Incentive Stock Options.  No income will be recognized by a participant for federal income tax purposes upon the grant or exercise of an incentive stock option. The basis of shares transferred to a participant upon exercise of an incentive stock option is the price paid for the shares. If the participant holds the shares for at least one year after the transfer of the shares to the participant and two years after the grant of the option, the participant will recognize capital gain or loss upon sale of the shares received upon exercise equal to the difference between the amount realized on the sale and the basis of the stock. Generally, if the shares are not held for that period, the participant will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares, or if less (and if the disposition is a transaction in which loss, if any, will be recognized), the gain on disposition. Any additional gain realized by the participant upon the disposition will be a capital gain. The excess of the fair market value of shares received upon the exercise of an incentive stock option over the option price for the shares is an item of adjustment for the participant for purposes of the alternative minimum tax. Therefore, although no income is recognized upon exercise of an incentive stock option, a participant may be subject to alternative minimum tax as a result of the exercise.

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ADOPTION OF THE 2016 INCENTIVE AWARD PLAN (PROPOSAL 3)

Non-qualified Stock Options.  No income is expected to be recognized by a participant for federal income tax purposes upon the grant of a non-qualified stock option. Upon exercise of a non-qualified stock option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares. Income recognized upon the exercise of a non-qualified stock option will be considered compensation subject to withholding at the time the income is recognized, and, therefore, the participant’s employer must make the necessary arrangements with the participant to ensure that the amount of the tax required to be withheld is available for payment. Non-qualified stock options are designed to provide the employer with a deduction equal to the amount of ordinary income recognized by the participant at the time of the recognition by the participant, subject to the deduction limitations described below.

Stock Appreciation Rights.  There is expected to be no federal income tax consequences to either the participant or the employer upon the grant of stock appreciation rights. Generally, the participant will recognize ordinary income subject to withholding upon the receipt of payment pursuant to stock appreciation rights in an amount equal to the aggregate amount of cash and the fair market value of any common stock received. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.

Restricted Stock.  If the restrictions on an award of shares of restricted stock are of a nature that the shares are both subject to a substantial risk of forfeiture and are not freely transferable (within the meaning of Section 83 of the Code), the participant will not recognize income for federal income tax purposes at the time of the award unless the participant affirmatively elects to include the fair market value of the shares of restricted stock on the date of the award, less any amount paid for the shares, in gross income for the year of the award pursuant to Section 83(b) of the Code. In the absence of this election, the participant will be required to include in income for federal income tax purposes on the date the shares either become freely transferable or are no longer subject to a substantial risk of forfeiture (within the meaning of Section 83 of the Code), the fair market value of the shares of restricted stock on such date, less any amount paid for the shares. The employer will be entitled to a deduction at the time of income recognition to the participant in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below. If a

Section 83(b) election is timely made within 30 days after the date the restricted stock is received, the participant will recognize ordinary income at the time of the receipt of the restricted stock, and the employer will be entitled to a corresponding deduction, equal to the fair market value of the shares at the time, less the amount paid, if any, by the participant for the restricted stock. If a Section 83(b) election is made, no additional income will be recognized by the participant upon the lapse of restrictions on the restricted stock, but, if the restricted stock is subsequently forfeited, the participant may not deduct the income that was recognized pursuant to the Section 83(b) election at the time of the receipt of the restricted stock.

Dividends paid to a participant holding restricted stock before the expiration of the restriction period will be additional compensation taxable as ordinary income to the participant subject to withholding, unless the participant made an election under Section 83(b). Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the dividends includible in the participant’s income as compensation. If the participant has made a Section 83(b) election, the dividends will be dividend income, rather than additional compensation, to the participant.

If the restrictions on an award of restricted stock are not of a nature that the shares are both subject to a substantial risk of forfeiture and not freely transferable, within the meaning of Section 83 of the Code, the participant will recognize ordinary income for federal income tax purposes at the time of the transfer of the shares in an amount equal to the fair market value of the shares of restricted stock on the date of the transfer, less any amount paid therefore. The employer will be entitled to a deduction at that time in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below.

Restricted Stock Units.  There will be no federal income tax consequences to either the participant or the employer upon the grant of RSUs. Generally, the participant will recognize ordinary income subject to withholding upon the receipt of cash and/or transfer of shares of common stock in payment of the restricted stock units in an amount equal to the aggregate of the cash received and the fair market value of the common stock so transferred. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.

Dividend Equivalents.  Generally, a participant will recognize ordinary income subject to withholding upon

22

ADOPTION OF THE 2016 INCENTIVE AWARD PLAN (PROPOSAL 3)

the payment of any dividend equivalents paid with respect to an award in an amount equal to the cash the participant receives. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.

Limitations on the Employer’s Compensation Deduction.  Section 162(m) limits the deduction certain employers may take for otherwise deductible compensation payable to certain executive officers of the employer to the extent the compensation paid to such an officer for the year exceeds $1 million, unless the compensation qualifies as “performance-based” within the meaning of Section 162(m).

Excess Parachute Payments.  Section 280G of the Code limits the deduction that the employer may take for otherwise deductible compensation payable to certain individuals if the compensation constitutes an “excess parachute payment.” Excess parachute payments arise from payments made to disqualified individuals that are in the nature of compensation and are contingent on changes in ownership or control of the employer or certain affiliates. Accelerated vesting or payment of awards under the 2016 Plan upon a change in ownership or control of the employer or its affiliates could result in excess parachute payments. In addition to the deduction limitation applicable to the employer, a disqualified individual receiving an excess parachute payment is subject to a 20% excise tax on the amount thereof. The 2016 Plan does not provide for any excise tax gross-ups.

Application of Section 409A of the Code.  Section 409A of the Code imposes an additional 20% tax and interest on an individual receiving non-qualified deferred compensation under a plan that fails to satisfy certain requirements. For purposes of Section 409A, “non -qualified deferred compensation” includes equity-based incentive programs, including some stock options, stock appreciation rights and restricted stock unit programs. Generally speaking, Section 409A does not apply to ISOs, non-discounted non-qualified stock options and appreciation rights if no deferral is provided beyond exercise, or restricted stock.

The awards made pursuant to the 2016 Plan are expected to be designed in a manner intended to comply with the requirements of Section 409A of the

Code to the extent the awards granted under the 2016 Plan are not exempt from coverage. However, if the 2016 Plan fails to comply with Section 409A in operation, a participant could be subject to the additional taxes and interest.

State and local tax consequences may in some cases differ from the federal tax consequences. The foregoing summary of the income tax consequences in respect of the 2016 Plan is for general information only. Interested parties should consult their own advisors as to specific tax consequences of their awards.

The 2016 Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended, and is not intended to be qualified under Section 401(a) of the Code.

New Plan Benefits

Grants of awards under the 2016 Plan are subject to the discretion of the plan administrator. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the 2016 Plan.

Certain tables below under the general heading “2015 Executive Compensation,” including the Summary Compensation Table, Grants of Plan-Based Awards table, Outstanding Equity Awards at Fiscal Year-End table, and Option Exercises and Stock Vested table set forth information with respect to prior awards granted to our individual named executive officers under the Prior Plan.

Recommendation

The Board believes that the 2016 Plan will provide us with the continued ability to link participants’ pay to stockholder returns, is a critical compensation component in our ability to attract, retain and motivate employees by aligning their interests with the interests of our shareholders.

Vote Required

Under the NYSE Rules, adoption of the proposed 2016 Plan requires the affirmative vote of the holders of a majority of the shares of our common stock present and entitled to vote on the proposal.

The Board unanimously recommends that stockholders vote FOR the adoption of the proposed 2016 Incentive Award Plan.

23

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL 4)

The Audit Committee has selected KPMG as our independent registered public accounting firm (independent auditor) for the fiscal year ending December 31, 2016, which we submit to our stockholders for ratification. Although ratification is not required by our Bylaws or otherwise, our Board is submitting the selection of KPMG to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified by our stockholders, the Audit Committee will consider whether it is appropriate to select another independent auditor. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

KPMG has audited the Company’s financial statements since 1995. The Audit Committee took a number of factors into consideration in determining whether to reappoint KPMG as the Company’s independent auditor, including KPMG’s historical and recent performance of the Company’s audit, KPMG’s capabilities and expertise, its tenure as the Company’s independent auditor and its familiarity with our business and operations, the appropriateness of its professional fees and its independence.

Representatives of KPMG are expected to be present at the annual meeting and will have an opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions from our stockholders.

Vote Required

The ratification of the appointment of KPMG as our independent auditor for 2016 requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy at the annual meeting and entitled to vote on such proposal.

The Audit Committee and our Board unanimously recommend that stockholders vote FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

24

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL 4)

Fees Paid to Independent Registered Public Accounting Firm

The following is a summary and description of fees billed to the Company for professional services rendered by KPMG in 2015 and 2014.

	Fiscal Year Ended December 31,
	2015	2014
Audit Fees(1)	$3,146,945	$3,529,100
Audit-Related Fees	—	—
Tax and Statutory Reporting Fees(2)	166,892	539,724
All Other Fees	—	—

(1)

Audit fees were for the audit of the annual consolidated financial statements and review of the quarterly consolidated financial statements, for the audit of internal control over financial reporting, and for services normally provided by KPMG in connection with statutory audits and review of documents filed with the SEC.

(2)	Reflects fees for professional services rendered for tax compliance, tax advice, tax planning, statutory reporting, and other international, federal and state projects.

Pre-Approval Process

The Audit Committee must pre-approve all audit and permissible non-audit services provided by the independent auditor, and follows established approval procedures to ensure that the independent auditor’s independence will not be impaired. Regarding services requiring specific pre-approval, the Company’s Chief Financial Officer submits requests along with a joint statement from the independent auditor as to whether, in their view, the request for services is consistent with the SEC’s rules on auditor independence.

The Audit Committee delegated pre-approval authority for routine audit, audit-related and tax services specifically listed in the pre-approval policy to its chair for any individual service estimated to involve a fee of less than $75,000, and the chair reports any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate to management its responsibility to pre-approve services to be performed by the Company’s independent auditor.

All audit and tax fees described above were approved by the Audit Committee before services were rendered.

25

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board in its oversight of the integrity of the Company’s financial statements, the independent auditor’s qualifications, independence and performance, the performance of the Company’s internal audit function and the Company’s compliance with legal and regulatory requirements. The Audit Committee is comprised of five non-employee directors, each of whom meet the independence and financial literacy requirements under the SEC rules and NYSE listing standards, including the heightened NYSE independence requirements for audit committee members, and four of whom qualify as an “audit committee financial expert” as defined by the SEC.

The Audit Committee operates under a written charter adopted by the Board that complies with all current regulatory requirements. The charter is reviewed at least annually. A copy of the charter can be found on the Company’s website at http://ir.superiorenergy.com/phoenix.zhtml?c=97570&p=irol-govHighlights.

Management is responsible for preparing and presenting the Company’s financial statements, and for maintaining appropriate accounting and financial reporting policies and practices, as well as internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. KPMG, our independent auditor, is responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards, and expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on the Company’s internal control over financial reporting. The members of the Audit Committee rely, without independent verification, on the information provided and representations made to them by management and KPMG.

In performing its oversight function, over the course of the year the Audit Committee, among other matters:

•

reviewed and discussed with management, the Company’s internal auditor and KPMG the Company’s quarterly and annual earnings press releases, consolidated financial statements and Form 10-Q’s filed with the SEC, including disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•

reviewed and discussed with management, the Company’s internal auditor and KPMG the Company’s audited financial statements and related footnotes for the year ended December 31, 2015, including disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•

reviewed and discussed with management, the Company’s internal auditor and KPMG management’s assessment of the effectiveness of the Company’s internal controls over financial reporting and KPMG’s evaluation of the Company’s internal controls over financial reporting;

•

inquired about significant business and financial reporting risks, reviewed the Company’s policies for risk assessment and risk management, and assessed the steps management is taking to control these risks;

•

met in periodic executive sessions with the CEO, the internal auditor, and KPMG, including to discuss the results of their examinations, their evaluations of internal controls, and the overall quality of the Company’s financial reporting;

•

discussed with KPMG the matters required to be discussed by the independent auditor with the Audit Committee under the Public Company Accounting Oversight Board (PCAOB) applicable auditing standards, including Auditing Standard No. 16, Communications with Audit Committees; and

•

reviewed the policies and procedures for the engagement of KPMG, including the scope of the audit, audit fees, auditor independence matters and the extent to which KPMG may be retained to perform non-audit services.

The Audit Committee leads in the selection of the lead audit engagement partner, working with KPMG with input from management, and annually reviews and assesses the performance of the KPMG audit team, including the lead audit engagement partner. As part of its auditor engagement process, the Audit Committee also considers

26

AUDIT COMMITTEE REPORT

whether to rotate the independent registered public accounting firm. Following this assessment and evaluation, the Audit Committee concluded that the selection of KPMG as the independent registered public accounting firm for fiscal year 2016 is in the best interest of the Company and its shareholders.

The Audit Committee also reviewed KPMG’s independence, and as part of that review, received and discussed the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence. Additionally, as further described under “Pre-Approval Process,” the Company maintains an auditor independence policy that requires pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. The Audit Committee considers whether KPMG’s provision of these non-audit services to us is consistent with its independence, and concluded that it is.

Based on the reviews and discussions described above, and subject to the limitations on the roles and responsibilities of the Audit Committee referred to above and in its charter, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the SEC.

THE AUDIT COMMITTEE

Harold J Bouillion (Chair)

Peter D Kinnear

Janiece M. Longoria

Michael M McShane

Justin L Sullivan

27

CERTAIN TRANSACTIONS

Our practice has been that any transaction which would require disclosure under Item 404(a) of Regulation S-K of the rules and regulations of the SEC, with respect to a director or executive officer, must be reviewed and approved by our Audit Committee. The Audit Committee reviews and investigates any matters pertaining to the integrity of our executive officers and directors, including conflicts of interest, or adherence to standards of business conduct required by our policies. We are currently not a party to any transactions requiring such disclosure.

28

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

This CD&A is designed to provide stockholders with an understanding of our compensation philosophy and objectives, as well as the analysis that we performed in setting executive compensation for 2015. It discusses the Compensation Committee’s (referred to as the Committee in this CD&A) determination of how and why, in addition to what, compensation actions were taken during 2015 for our Chief Executive Officer, our Chief Financial Officer and our three other highest paid executive officers (the named executive officers or NEOs):

•	David D. Dunlap, our President and Chief Executive Officer;

•	Robert S. Taylor, our Executive Vice President, Chief Financial Officer and Treasurer;

•	Brian K. Moore, our Executive Vice President;

•	A. Patrick Bernard, our Executive Vice President; and

•	William B. Masters, our Executive Vice President and General Counsel.

EXECUTIVE SUMMARY

Our focus on free cash flow generation and liquidity in 2015 positioned us to weather the challenges faced by our industry and improve stockholder returns when industry conditions eventually improve. During 2015 we experienced a decline in revenue and incurred operating losses, resulting from the continued deterioration of oil and gas prices. The depth and duration of the commodity price decrease, something not seen since the 1980’s, resulted in our customers curtailing their operations, reducing their capital expenditures and requesting pricing concessions to reduce their costs.

We also took significant and pro-active steps throughout 2015 to reduce our cost structure, consolidate product and service lines and reorganize our businesses. We reduced our general and administrative (G&A) expenses by 18% and our broader workforce by over 40%. We maintained our worldwide days sales outstanding (DSO) at 71 days, and we generated $274 million in free cash flow, resulting in our having $564 million in cash on hand as of year-end 2015. Following year-end, we extended the term of our revolving credit facility by an additional two years, so that we have no current debt maturities until 2019.

Through our investor engagement program, we have communicated with our stockholders about the challenges presented by this market, our significant efforts to respond and the best practices we employ from both a compensation and governance perspective. This program is discussed more fully in our “Stockholder Outreach” section below.

Stockholder Outreach

Following our 2015 Annual Meeting, we commenced a compensation and governance focused outreach program to improve our ongoing dialogue with our stockholders. With the support of the Compensation Committee, we created an outreach team consisting of members of executive management, our investor relations, human resources and corporate secretarial teams, as well as the Chair of our Compensation Committee, who participated in meetings with several of our long-term stockholders.

During the three-month period from October through December 2015, we invited 65 of our larger stockholders, representing approximately 83% of our outstanding shares, to discuss our compensation philosophy, executive compensation and any governance concerns. The significant majority of stockholders who engaged with us indicated that they did not have any concerns regarding the structure or philosophy of our executive compensation program. The key and consistent refrain we heard from our stockholders was that they encouraged us to maintain alignment between executive pay and total stockholder return (TSR). Our stockholders generally acknowledged the market challenges our industry faces and appreciated our pro-active measures to adjust our compensation program in early 2015 in light of industry headwinds. Importantly, we reduced our overall CEO compensation nearly 25%, and all NEO’s by about 20%, in 2015 compared to 2014, thereby significantly improving the alignment with TSR during this period. Additionally, we received positive feedback regarding institutionalizing our engagement

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EXECUTIVE COMPENSATION

efforts. Overall, our stockholders expressed confidence in our governance practices. Stockholders’ input received as a result of the outreach program was reported to the Compensation Committee and to our Board. Going forward our outreach to our stockholders will continue in an effort to ensure that we understand and are better able to address stockholder concerns and the issues on which they are focused.

In anticipation of the 2016 Annual Meeting our outreach team continued its dialogue with stockholders, reaching out to our 25 largest stockholders, representing approximately 65% of our outstanding shares. This effort was designed to assess stockholder views regarding our seeking authorization for additional shares for our long-term incentive compensation program. The results of this effort were communicated to our Compensation Committee and to our Board, resulting in our Board recommending approval of Proposal No. 3.

Compensation Highlights

The current environment of low commodity prices and a sustained market downturn has created significant headwinds for shareholder returns across our industry. Because of the cyclicality of our industry and fluctuating demand for our services, our overall focus is on the longer term. However, the compensation paid to our executive officers in 2015 reflects year over year financial performance and return to our stockholders. , Our Compensation Committee has designed incentive programs to (i) attract, motivate and retain talented executives, (ii) focus our executives on achieving both short and long-term desired outcomes while facing challenging industry conditions and (iii) ensure alignment with the best interests of our stockholders. This alignment is evidenced by the freezing of base salaries for our named executive officers in 2015, the 37.5% reduced potential payout opportunities and challenging threshold performance objectives under our annual incentive plan, and the resulting significant overall compensation reductions of our CEO and NEOs in 2015. In 2016, we took further action by reducing their base salaries by 15% and maintaining the 37.5% reduced potential payout opportunity under our annual incentive plan. While maintaining this alignment is a fundamental precept of our compensation philosophy, we recognize that ours is a cyclical industry, and retention of high caliber management is vital to our successful positioning for the eventual rebound ahead. It is this balance that we strive to maintain in our compensation program, as discussed more fully throughout this Compensation Discussion and Analysis section.

Our 2015 operational focus on cash flow and liquidity (as evidenced in the design of our special strategic grants, discussed more fully in “Key Changes to 2015 Compensation” below) positions us to emerge from this market downturn in a stronger competitive position with improved market share. We remain committed to increasing shareholder value and ensuring alignment of our compensation practices with stockholder interests. We appreciate our stockholders’ sustained support during these difficult times in our industry.

2015 Company Financial and Operational Performance

The following are a few 2015 financial and operational highlights:

Balance Sheet and Liquidity

•	Achieved free cash flow of $274 million.

•	Reduced capital expenditures by approximately $258 million.

•	Increased our cash position to $564 million as of year-end, providing ample liquidity and strengthening our balance sheet.

•	Maintained worldwide DSO at 71 days.

•	In early 2016, we extended the term of our revolving credit facility for an additional two years, so we have no current debt maturities until 2019.

Operations

•	Generated $2,775 million of revenue.

•	Retained market share with many of our larger strategic customers.

•	Reduced our G&A expense by approximately $114 million (18%).

•

Improved our year-over-year safety performance, as our Total Recordable Incident Rate (TRIR), tracking less severe recordable injuries, improved by 37%, and our Lost Time Incident Rate (LTIR), tracking more severe recordable injuries, improved by 31%.

•	Reduced total cost of casualty claims by $11 million.

•	Successfully trained approximately 1,700 key managers and employees on Our Shared Core Values at Work (Code of Conduct), our values-based approach to how we do business.

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EXECUTIVE COMPENSATION

2016 Outlook and Competitive Advantage

The ultimate impact of the current industry downturn on the Company will depend in large measure on the duration of this down-cycle. As a result of the proactive measures taken in 2015 and early 2016, we have created a sustainable platform of reduced costs and high liquidity which we believe will allow us to achieve stronger margins during an up-cycle. By focusing on maintaining a strong balance sheet, we are well positioned to respond quickly when the market does recover.

Regarding 2016 compensation, we have decided to reduce the base salaries for our named executive officers by 15% effective April 2016, as well as to maintain the reduced annual incentive plan (AIP) payout opportunities previously implemented in 2015.

Summary of 2015 Incentive Measures, Company Results and 2015 Payouts

Our financial and operational performance during 2015 resulted in markedly reduced payouts under our annual incentive program and performance share units. The following components and results of our 2015 incentive programs are discussed in detail later in this CD&A.

Incentive Program Element	Performance Category	Performance Metric	Company Performance v. Target	Resulting Compensation	Overall Payout Value
Annual Incentive Program (AIP)	Financial	EBITDA (75% of Award)	Below Minimum	0% of Target (No Payout)	31.25% of Target
	Operational	Key Operational Objectives (25% of Award)	Above Target	125% of Target (Between Target and Maximum)
Long-Term Incentive (LTI) Program - Performance Share Units (PSUs)	Financial	Return on Invested Capital (ROIC) Rank (50% of Award)	48.6 Percentile	97.2% of Target (Between Minimum and Target)	80.4% of Target
	Stock Price	TSR Percentile Rank (50% of Award)	31.8 Percentile	63.6% of Target (Between Minimum and Target)

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EXECUTIVE COMPENSATION

KEY CHANGES TO 2015 COMPENSATION

In designing the 2015 executive compensation program, the Committee felt it was important to balance incentivizing our executives and protecting our stockholders’ interests during a cyclical downturn of unknown depth and duration. In response, the Committee took the following steps to ensure alignment of our 2015 executive compensation with the current environment and reduced TSR.

No Salary Increases for All Named Executive Officers – In December 2014, the Committee elected not to increase the base salaries of our named executive officers in 2015. Additionally, as explained below in “Approach to 2016 Compensation,” the Committee has elected to reduce their base salaries by 15% in 2016.

Revised Annual Incentive Program (AIP) – In March 2015, the Committee revised the parameters of the 2015 AIP to reduce the payout opportunities and focus performance metrics of the program to ensure executives focused on key deliverables to sustain the Company for the long-term. Specifically, the Committee made the following revisions:

•	Reduced the potential payout opportunities (as a percentage of salary) by 37.5% for all executives:

Named Executive Officer	2014 Target	2015 Target
Mr. Dunlap	120%	75%
Mr. Taylor	80%	50%
Mr. Moore	75%	46.88%
Mr. Bernard	70%	43.75%
Mr. Masters	70%	43.75%

•	Revised the payout range such that minimum payout level represents 87% of the target level, with maximum payout earned at a level that was equal to 113% of target performance.

•

Changed the financial component of the program, which represents 75% of the total payout, from pre-tax income to earnings before interest, taxes, depreciation and amortization (EBITDA).[1] The minimum level of EBITDA represented 110% of the 2015 budget approved by the Board of Directors.

•

Changed the operational component of the program, which represents the remaining 25% of the total payout, to reflect the Committee’s assessment of the Company’s achievement of quantitative metrics more focused on our stated strategy. The six key operational objectives focus on reducing overhead costs, increasing working capital and international revenue growth, and improving the Company’s culture.

As in years past, the entire amount of the AIP payout remained subject to a reduction of up to 15% based on the Company’s overall safety performance for the year.

Special Strategic Grant – In February 2014, the Committee approved the grant of a special one-time, two-year performance share award (SPSUs) for our executives (excluding the CEO) to incentivize them to focus, among other things, on generating free cash flow in order to build liquidity. The executives received previously approved grants of SPSUs in February 2014 and in March 2015, with each grant having a one-year performance period, and payout of both grants occurred in April 2016. In March 2016, the Committee determined the earned SPSUs would be paid out in cash in order to reduce share usage during periods of depressed stock prices. Importantly, this special grant’s focus on generating free cash flow contributed to our approximately $560 million cash balance as of December 31, 2015 – providing a significant liquidity position during this challenging market environment.

The Committee felt the overall structure of the 2015 program, including the measures described above, would incentivize the executive team to focus on key short-term deliverables that would position the Company to withstand the current market downturn and emerge as an even stronger player in the industry when the market recovered. The Committee elected to use EBITDA, which is more closely linked to cash flow, as the financial metric in order to focus management on improving efficiency from existing operations. Also, the key operational measures were designed to increase cash flow and improve the Company’s overall liquidity.

(1)

EBITDA is a non-GAAP financial measure. The Company provides reconciliations to the nearest GAAP measure for these and other non-GAAP measures on a quarterly basis (http://ir.superiorenergy.com/phoenix.zhtml?c=97570&p=irol-nonGaap).

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EXECUTIVE COMPENSATION

2015 Market Activity and the Impact of Stock Price on Executive Compensation

As noted above, 2015 was an extremely challenging year due to the significant and sustained downturn in crude oil prices, continuing a period of considerable volatility in oilfield service stock prices. Crude oil prices dropped approximately 30% from the beginning to the end of 2015. This decrease was largely related to macroeconomic forces such as significant oversupply—resulting principally from OPEC’s continued high levels of production and the sustained elevated production levels from the US land market—as well as a weakening global economy. This decline focused investors’ near-term preference away from commodity-based oilfield service stocks, furthering the decline in industry market capitalization. As a reflection of these events, during 2015 the Philadelphia Stock Exchange Oil Service Sector Index (OSX) declined by approximately 25%. During the current downturn, the Company’s stock price has been closely correlated with crude oil prices and, accordingly, we experienced a parallel decline of 32% in our TSR, as seen in the chart below.

The change in oil prices and relative effect on the OSX and our stock price (SPN) during 2014 and 2015 is displayed in the following chart:

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EXECUTIVE COMPENSATION

The structure of our executive compensation program for a given year is determined prior to or in the beginning of the calendar year. Specifically, base salary adjustments, if any, are effective January 1st, and the parameters of our AIP are established and grants under our LTI program are made effective early in the first quarter.

Over 87% of our CEO’s target direct compensation is incentive-based, with a balance between incentives linked to the financial and operational performance of the Company and incentives that are tied directly to stock performance. The Committee believes it is important to have this balance so that executives are focused on both stockholder return and the financial metrics that promote the long-term stability of the Company. This is particularly important in a cyclical industry like ours.

The graph below clearly illustrates the parallel movement of our CEO’s compensation compared to our TSR year-over-year and the strong pay-for-performance correlation in 2015, with CEO compensation trending down in lock-step with TSR. Overall, we reduced CEO compensation nearly 25% in 2015 compared to 2014, including an 84% reduction in the AIP component, as noted below.

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EXECUTIVE COMPENSATION

Responding to the current market environment, the Committee revised our executive compensation program for 2015 by significantly reducing the payout opportunities under our annual incentive plan by 37.5%, as illustrated in the graph below, in addition to maintaining the 2015 base salaries of our named executive officers at 2014 levels. The 2016 base salaries of our named executive officers have been subsequently reduced by 15% beginning April 1, 2016.

Compensation Best Practices

We strive to align executive compensation with stockholder interests, and to incorporate strong governance standards within our compensation program, such as:

➢

50% of Long-Term Incentives are Performance-Based – we grant a combination of stock options, restricted stock units (RSUs) and PSUs under our long-term incentive program, with half of the grant date value awarded in PSUs that pay out based on our relative achievement against our peers under TSR and return on assets (ROA) metrics.

➢	Annual Incentives Based on Performance – our annual incentive awards are based on Company financial, operational and performance measures as determined by the Committee.

➢

Balanced Mix of Performance-Based Compensation – we provide a balanced mix of performance-based compensation designed to motivate our executives to improve both our financial and stock-price performance and maintain alignment with both short and long-term objectives.

➢	Anti-Hedging and Anti-Pledging Policies – we prohibit our executives and directors from hedging and pledging Company securities.

➢

Broad-based Long-Term Incentive Program – we continued our broad use of long-term incentive awards within the Company. In 2015, we granted awards to 611 non-executive management employees in an effort to promote stock ownership and alignment of stockholder interests within our organization.

➢

“Double Trigger” Change of Control Payments – our change of control program provides for change of control cash payments only if a qualifying termination of employment occurs in connection with the change in control.

➢

Clawback Policy – our annual incentive awards and long-term incentive awards are subject to a clawback policy, which applies to all of our executive officers and provides for the forfeiture of these awards or the return of any related gain in the event of a restatement of our financial statements.

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EXECUTIVE COMPENSATION

➢	No Excise Tax Gross-Ups – we do not provide excise tax gross-ups in any executive employment agreement or severance program.

➢

Robust Stock Ownership Guidelines – we require our executive officers and directors to maintain certain levels of ownership in the Company, thus aligning their interests with our stockholders’ interests, and all of our executives currently exceed their ownership requirements by a significant amount. The ownership level for our chief executive officer is six times his base salary.

➢

Holding Requirement on Equity Shares – our stock ownership guidelines require that our executives maintain ownership of at least 50% of the net after-tax shares of common stock acquired from the Company pursuant to any equity-based awards, unless the executive has met his individual ownership requirement.

➢

Engagement of Independent Compensation Consultant – our Committee retains an independent compensation consultant who reports directly to the Committee and does not provide any other services to management or the Company.

➢	Review of Tally Sheets – our Committee annually reviews tally sheets summarizing the compensation of our executive officers.

Results of 2015 Say-on-Pay Vote and Our Response

At our 2015 Annual Meeting, we received 69% support for our say-on-pay proposal, which was lower than expected given the pro-active changes made in our compensation practices after 2014 (which had received 98% support), pay practices comparable to peers and a positive recommendation from a leading proxy advisory firm. Following the vote, we actively engaged with a broad cross-section of our stockholders, including several who may have followed the recommendation of a different proxy advisory firm by voting against our 2015 say-on-pay proposal. We formalized a new stockholder outreach program to seek feedback on a variety of topics, including our operations, compensation and governance programs. Our stockholder outreach efforts are discussed in more detail above under “Stockholder Outreach”. Based on the compensation feedback we received, we felt that our stockholders were generally supportive of our executive compensation philosophy and programs, and urged that we continue to focus on alignment of compensation and TSR. The Committee’s efforts in 2016 to balance incentivization and stockholder interests are discussed below in the section titled “Approach to 2016 Compensation.” We have continued our ongoing dialogue with our stockholders, and intend to continue to fully evaluate and be responsive to the feedback we receive.

APPROACH TO 2016 COMPENSATION

In designing the 2016 executive compensation program, the Committee remains committed to balancing incentivization and strategy alignment with stockholder interests. To that end, the Committee has decided to take the following action with respect to 2016 compensation:

Base Salary Reductions for Named Executive Officers – After electing not to increase base salaries of our named executive officers in 2015, the Committee has elected to reduce by 15% their base salaries effective as of April 1, 2016.

Revised Annual Incentive Program (AIP) – The Committee has determined to maintain the 37.5% reduced potential payout opportunities (as a percentage of salary) for all executives. The financial component of the program will remain based on EBITDA, and the operational component will continue to reflect the Committee’s assessment of the Company’s achievement of quantitative metrics focused on our strategy.

Revised LTI Program – The Committee granted 50% of the awards to our executives in options (instead of 25% restricted stock units and 25% options) in order to better align the interests of our executives with those of our stockholders by focusing them on share price appreciation.

The Committee feels the actions described above are appropriate in the current market environment, and that the structure of the 2016 program will continue to achieve the balance sought, as described above.

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EXECUTIVE COMPENSATION

How We View Compensation – Total Target Direct Compensation

Our executive compensation program is significantly performance-based, linking executive pay, Company performance and results for stockholders, and is appropriately balanced with short and long-term measures. The primary components of our executive compensation program are base salary, annual and long-term incentives (which we collectively refer to as our executives’ “direct compensation”). Consistent with this approach, our program features a minimal level of fixed compensation in the form of base salary for our executives (approximately 13% for our CEO and an average of approximately 23% for our other current named executive officers). Our program also features elements of compensation that vary with stock price (comprised of stock options and RSUs and PSUs). The annual and long-term incentives comprise the majority of our executives’ target direct compensation. As a result, a significant percentage of the compensation (50% for our CEO and our other current named executive officers) is based on measurable annual and long-term performance. The following charts illustrate the target mix of direct compensation elements for our CEO, and our other current named executive officers (an average) during 2015. Because our CEO did not receive a grant of SPSUs during 2015, we have not included the value of the performance awards granted to our other named executive officers in the charts below in order to promote consistency in the comparison.

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EXECUTIVE COMPENSATION

Historical Impact of Financial Performance on Executive Pay

The charts below show how the annual and long-term performance components of our program have paid out, or not paid out, over the last three years, commensurate with our results under the applicable performance components:

As noted above, our 2015 AIP measured performance based on our achievement of pre-established EBITDA targets and selected quantitative operational objectives. As described further below, we achieved 62% of the EBITDA target set for 2015. This was under the minimum required for a payout of this portion under the program. In addition, the Committee determined that the Company had achieved above target performance under the operational objectives.

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EXECUTIVE COMPENSATION

Target Total Direct Compensation v. Realizable Pay Analysis

In making its compensation decisions, the Committee focuses on target total direct compensation of our executives, and also evaluates target compensation against the compensation that is ultimately realized by our executives. The charts below highlight, for our CEO and our other named executive officers as a group, the differences between the target total direct compensation opportunity approved by the Committee, the 2015 compensation reported in the Summary Compensation Table and the “realizable” pay resulting from our performance. The following summarizes how target total direct compensation and realizable compensation are calculated, and how they differ from the amounts reported in the Summary Compensation Table.

Target Total Direct Compensation:

➢

Includes base salary, target annual incentive award for the fiscal year, and the total grant date value of long-term incentives granted for that fiscal year, including the SPSUs, but does not include All Other Compensation from the Summary Compensation Table.

➢

Target total direct compensation differs from the compensation reflected in the Summary Compensation Table, which reports actual annual incentive award and PSU payouts and the grant date value of stock options, RSUs and the SPSUs granted as part of the compensation program.

Realizable Compensation:

➢

Approximates the executives’ “take-home pay,” and includes base salary, actual annual incentive awards, SPSU and PSU payouts for the fiscal year, the value received from restricted stock or restricted stock unit vesting and stock option exercises during the year, and the change in intrinsic value of all outstanding exercisable options.

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EXECUTIVE COMPENSATION

One-Year Absolute Perspective

Based on the decreased annual incentive payout and below target achievement of the PSUs earned in 2015, the realizable compensation of our CEO and other named executive officers was well below the target direct compensation and also lower than the values reported in the Summary Compensation Table. The realizable compensation for our CEO was nearly 30% below the values in the Summary Compensation Table and approximately 39% below the target direct compensation. Similarly, for our other named executive officers, the realizable compensation was about 32% below the values in the Summary Compensation Table and approximately 40% below the target direct compensation.

Three-Year Relative Perspective

To demonstrate the alignment of our CEO’s pay with our performance, the following graph compares our CEO’s realizable pay as a percent of target total direct compensation for the three-year period from 2013 through 2015 to our TSR performance relative to our Compensation Peer Group (as later defined) over the same period.

Three-Year CEO Realizable Pay vs. Performance

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EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION PHILOSOPHY

The Committee is responsible for designing, implementing, and administering our executive compensation program. The Committee seeks to increase stockholder value by:

➢	rewarding performance; and

➢	ensuring that we can attract and retain executives with the skills, educational background, experience and personal qualities needed to successfully manage and contribute to expanding our business.

In structuring our executive compensation program, the Committee is guided by the following principles:

Principle	Implementation
Compensation should be performance driven and incentive compensation should comprise the largest part of an executive’s compensation package.

➢  The largest portion of our target executive compensation (comprised of LTI and AIP) is at-risk and performance based.

➢   Basesalary, the only fixed element of compensation in our executive compensation program, accounts for approximately 13% of our CEO’s compensation and an average of 23% of our other named executive officers’ compensation.

Compensation levels should be competitive in order to attract and retain talented executives.

➢  TheCommittee annually seeks input from its independent compensation consultant regarding the competitiveness of our pay strategy relative to the market. We have established a process for evaluating the competitiveness of all elements of direct compensation.

Incentive compensation should balance short and long-term performance, including balancing short-term growth with long-term returns.

➢   OurAIP rewards executives for the achievement of annual goals based on our profitability and achievement of operational metrics.

➢   Weprovide long-term incentive opportunities that have significantly more potential reward value to the executive if goals are met and our share price grows.

➢   Inorder to encourage our executives to prudently grow our business without sacrificing long-term returns, the performance metrics used for our PSUs are our three-year relative TSR as compared to our peers and our three-year relative ROIC for PSUs granted prior to 2015 and our three-year relative ROA for PSUs granted in 2015 and thereafter.

➢   TheCommittee annually evaluates with its independent compensation consultant whether the program is balanced in terms of base pay and incentives, both short and long-term.

Compensation programs should provide an element of retention and motivate executives to stay with the Company long-term.

➢  Executivesforfeit their opportunity to earn a payout from the PSUs if they voluntarily leave the Company before the three-year performance cycle is complete, except in the case of retirement. Also, the use of time-vested RSUs and stock options provide a strong incentive for employees to stay with the Company.

➢   Theretirement benefits provided under the Supplemental Executive Retirement Plan (SERP) increase the longer the executive remains with the Company.

Compensation programs should encourage executives to own Company stock, thus aligning their interests with our stockholders.

➢  Ourstock ownership guidelines require our executive officers to own shares of Company stock equivalent to a stated multiple of the executive’s base salary. The multiple varies depending on the executive’s job title. See “Executive Compensation Policies — Stock Ownership Guidelines” for more information.

➢   Allof our executives far exceed these ownership requirements. We grant shares of time-vested RSUs as one of our long-term incentives, and may also elect to pay up to 50% of the value of our PSUs in common stock.

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EXECUTIVE COMPENSATION

HOW WE MAKE COMPENSATION DECISIONS

Role of Management in Setting Compensation

Our CEO is involved in recommending the compensation of our executive officers, other than himself. Each year, the CEO makes recommendations to the Committee regarding salary adjustments, percentage annual incentive targets under the AIP and long-term incentive grants to our other executive officers. In formulating his recommendations, the CEO considers various factors, including his subjective analysis of each executive’s performance and contributions to the Company, the performance of his business units (if applicable to the particular officer), experience level, tenure in position, the average base pay level for similar positions, and the Company’s performance. Although the Committee considers the CEO’s recommendations, the Committee makes all final determinations regarding executive compensation.

Role of Compensation Consultants

Since May 2007, the Committee has engaged Pearl Meyer & Partners, LLC (Pearl Meyer) as its independent executive compensation consultant to advise the Committee on matters relating to executive compensation and assist it in developing and implementing our executive compensation program. The Committee also discussed this CD&A with Pearl Meyer. As required by SEC and NYSE rules, the Committee has assessed the independence of Pearl Meyer and concluded that Pearl Meyer’s work did not raise any conflicts of interest. In making this determination, the Committee noted that during fiscal year 2015:

•	Pearl Meyer only provided advisory services related to executive and director compensation;

•	Fees from the Company represented less than 1% of Pearl Meyer’s total revenue;

•	Pearl Meyer maintained a conflicts policy to prevent a conflict of interest or any other independence issues;
•	None of the team assigned to the Company had any business or personal relationship with members of the Committee outside of the engagement;

•	None of the team assigned to the Company had any business or personal relationship with any Company executive officer outside of the engagement; and

•	None of the team assigned to the Company maintained any individual position in our common stock.

Peer Groups, Annual Benchmarking Process and Survey Data

The Committee evaluates the Company’s executive compen-sation practices and financial performance by reference to two different peer groups as described below: the Performance Peer Group and the Compensation Peer Group. The Performance Peer Group is comprised of oilfield service companies which were chosen due to similarity of services provided, operating footprint, business focus, capital structure and competitive conditions. The Compensation Peer Group is a narrower group of companies within our Performance Peer Group which would be considered peers for executive talent purposes. This second group is more similar to Superior in terms of size and scope of operations, although, due to the limited number of companies directly similar in size, we include companies that are both somewhat smaller and somewhat larger than the Company. Additionally, we have excluded certain Performance Peer Group companies from the Compensation Peer Group because of dissimilarity in pay approach and structures.

The Committee periodically reviews the companies comprising each peer group, and revises each group as it deems appropriate after consultation with Pearl Meyer and to reflect consolidation and changes in the industry.

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EXECUTIVE COMPENSATION

Performance Peer Group*

Performance g Used to measure our financial performance under our LTI program, in particular the PSUs.

•   Baker Hughes, Inc.

•   Cameron International Corp.

•   Halliburton Co.

•   Helmerich & Payne, Inc.

•   Nabors Industries Ltd.

•   Oceaneering International, Inc.

•   Patterson-UTI Energy, Inc.

•   Schlumberger Ltd.

•   Basic Energy Services, Inc.

•   FMC Technologies, Inc.

•   Helix Energy Solutions, Group, Inc.

•   Key Energy Services, Inc.

•   National Oilwell Varco, Inc.

•   Oil States International, Inc.

•   RPC, Inc.

•   Weatherford International, Ltd.

*Reference group for the PSUs granted in 2015

Compensation Peer Group

Compensation g Used to evaluate and benchmark executive compensation.

•   Baker Hughes, Inc.

•   Cameron International Corp

•   FMC Technologies, Inc.

•   Helix Energy Solutions Group, Inc.

•   National Oilwell Varco, Inc.

•   Oil States International, Inc.

•   Weatherford International, Ltd.

• Basic Energy Services, Inc. • Ensco plc • Halliburton Co. • Key Energy Services, Inc. • Oceaneering International, Inc. • RPC, Inc.

The Compensation Peer Group had a trailing twelve month median revenue of $4.643 billion as of December 31, 2015, compared to our trailing twelve month revenue of $4.016 billion at the time the group was approved.

At the Committee’s request, Pearl Meyer conducts an annual executive compensation review to benchmark the Company’s senior executive compensation relative to the Compensation Peer Group with supplemental data from published market surveys. The Committee uses this report to evaluate whether the executive compensation levels, including base salary and actual incentive payouts, are within industry norms and the Company’s stated strategy. For 2015 executive compensation, the Committee set base salary amounts, annual incentive plan percentages and long-term incentive award values in December 2014 with reference to the Compensation Peer Group.

Pearl Meyer supplements data from the Compensation Peer Group with broad-based compensation survey data to develop a comprehensive view of the competitive market data. The Committee believes that this use of survey data is an important element of our compensation evaluation. Compensation survey data includes companies from the broader energy industry that influence the competitive market for executive compensation levels. Further, the survey data also includes data from companies that are comparable to us in terms of size and scale.

Review of Tally Sheets

The Committee has reviewed and evaluated an executive tally sheet that contained a listing and quantification (as appropriate) of each component of our compensation program during 2015 for all of our executive officers, including special executive benefits and perquisites, as well as accumulated values (e.g., stock option holdings) and other contingent compensation such as severance arrangements. The Committee believes that our balance of annual and long-term compensation elements, our mix of long-term incentive vehicles and our stock ownership guidelines that encourage executive ownership result in a compensation program that aligns our executives’ interests with those of our stockholders and does not encourage our management to take unreasonable risks relating to our business. The various components of our executive compensation program are described in detail below.

COMPONENTS OF EXECUTIVE COMPENSATION

The main components of our executive compensation program are base salary, annual incentive and long-term incentives. Our executives also participate in a supplemental executive retirement plan. Overall, the Company positions the majority of the executive compensation program to be at-risk with much of the compensation based on measurable performance, with a specific emphasis on the long-term performance of the Company. As an executive’s level of responsibility increases, a greater portion of total compensation is at-risk, creating the potential for greater variability in the individual’s compensation from year to year.

As reflected in the charts set forth above in the Executive Summary, the CEO’s component mix is more heavily weighted towards long-term performance and reflects the Committee’s view that his role in setting the strategic direction of the Company gives him greater influence on the ultimate performance level achieved.

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EXECUTIVE COMPENSATION

The Committee believes that its current combination of compensation elements provides an appropriate mix of fixed and variable pay, balancing short and long-term performance, and encouraging executive retention.

Base Salary

The primary role of the Company’s base salary element is to compensate executives for the experience, education, personal qualities and other qualifications that are key for their specific role within the Company. In establishing the base salaries for our executives, we have historically targeted the median salaries of similarly-situated executives in the Company’s Compensation Peer Group and strive to set base salaries at consistent levels for positions with similar responsibilities.

In response to market conditions, the Committee did not approve base salary increases for any of the named executive officers for 2015.

Annual Incentive Award

The purpose of the Company’s AIP is to reward executives for achievement of annual operational, financial and safety goals. Although the Committee sets annual incentive target levels that result in median payouts when performance objectives are met, this program provides executives the opportunity to earn significantly higher payments depending on the extent to which these performance objectives are exceeded.

Program Parameters for 2015

In March 2015, the Committee approved the parameters of the annual incentive program for 2015. Under the program, our named executive officers were eligible to receive an annual incentive award based on a target percentage of their base salary. As discussed previously, the Committee reduced the payout levels by 37.5% for each named executive officer compared to 2014 levels. Our AIP is designed to focus management’s attention on key financial and operational metrics, which are weighted as follows:

75% of the total payout is based on the achievement of an EBTIDA target and 25% of the total payout is based on the Committee’s assessment of the Company’s achievement of the other key operational metrics. The overall incentive payout ranges from 0% to 125%

(reduced from 0% to 200% range in prior years) of each executive’s target award opportunity based on these factors, and is subject to a reduction of up to 15% based on the Company’s overall safety performance for the year.

Financial Metric: With respect to the primary financial metric, the Committee elected to change from pre-tax income to EBITDA in 2015. The Committee felt it was important to incentivize our executives based on our stated strategy to build free cash and maintain our liquidity. As a financial metric, EBITDA is more closely linked to cash flows and encourages management to focus on improving efficiency from existing operations. The Committee set EBITDA targets toward the end of the first quarter of 2015 after reviewing estimates of the first quarter results. The quantitative portion of the annual incentive award provides for minimum, target and maximum payout levels, as a percentage of salary, based upon the achievement of 87%, 100% and 113% of the EBITDA target, representing an upward revision from the prior year. Based on the business outlook at the time, the Committee set the EBITDA target for the 2015 program at $677 million. The Committee believed that these targets were an aggressive stretch given the business and market outlook at the time. Given the aggressive nature of the target, the Committee felt that this range was appropriate.

Operational Metrics: With respect to operational metrics, the Committee established key 2015 objectives to reduce G&A costs, manage our DSO, reduce costs of casualty claims, grow international revenues in select countries, identify high potential employees and train our employees in Our Shared Core Values program. The payout levels with respect to this portion of the award were determined based on below target, at target and above target achievements.

Safety Component: As in prior years, the Committee may reduce the ultimate payout to each executive by up to 15% based on the Company’s performance relative to various safety metrics and a grading system that make up the executive team safety scorecard. The 2015 safety scorecard contained three results-oriented metrics that measure the number of safety incidents and seven leading indicators that were designed to encourage behaviors by the Company’s employees in order to decrease the number of safety incidents.

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EXECUTIVE COMPENSATION

The possible total award payout levels for 2015 for each named executive officer, stated as a percentage of the officer’s base salary and taking into account the

37.5% payout level reduction discussed above, are set forth in the table below.

Named Executive Officer	Minimum	Target	Maximum
Mr. Dunlap	37.50%	75.00%	150.00%
Mr. Taylor	25.00%	50.00%	100.00%
Mr. Moore	23.44%	46.88%	93.75%
Mr. Bernard	21.88%	43.75%	87.50%
Mr. Masters	21.88%	43.75%	87.50%

Determination of 2015 Results

In January 2016, the Committee reviewed the Company’s financial results for 2015 and evaluated a detailed report regarding management’s efforts and accomplishments with respect to the key operational objectives. As for the financial metric, the Company achieved 62% of the EBITDA target established for 2015, which was below the threshold necessary for achievement of a payout. As for the key operational objectives, several of these objectives were deemed most critical for reducing costs and generating free cash flow in order to optimize liquidity in the current market downturn and position the Company to respond quickly when more favorable market conditions return. Due to the Company’s strong level of performance, particularly in light of the current market environment, the Committee determined it was appropriate to approve a payout of 62.5% of the 200% maximum payout for this component. In its assessment of these operational objectives and determining the appropriate payout, the Committee noted the following achievements which, with the exception of international growth, significantly exceeded target levels:

•	Reduction in G&A Costs: Targeted a reduction of 5% to 15% from 2014 G&A expenses. We achieved an 18.2% reduction in 2015.

•

Reduction in Total Cost of Casualty Claims:  Targeted a reduction of $4 million to $8 million from 2014 total cost of workers compensation and vehicular claims, along with associated premiums. We achieved an $11 million reduction in 2015.

•	Manage DSO: Targeted to end 2015 with a DSO of 71 to 80 days. We achieved a DSO of 71 days.

•

International Revenue Growth:  Targeted revenue levels from $240 million to $264 million in 2015 for certain select international countries. In this challenging market environment, we achieved $197 million, which was approximately 82% of the minimum target and thus slightly below our ambitious threshold.

•

Shared Core Values Training:  Targeted to train 80-95% of our leadership on the Company’s shared core values program. We trained all identified employees in leadership roles and also trained all identified non-supervisory personnel.

•

Succession Planning:  Identified high-potential employees through a three-step program: (i) Identify candidates, (ii) centrally assess candidates through a rigorous review of leadership capabilities throughout the organization, and (iii) measure candidate progress and identify new high-potentials during executive team review meetings twice a year. This process was reviewed by the Committee in December 2015.

Goal	% of Award	Target Achieved	Resulting Payout %	Overall Payout
EBITDA Target	75%	62%	0%	31.25%
Key Operational Objectives	25%	Above Target	125%

In light of the Company’s strong safety record during 2015, the Committee determined not to exercise its discretion to reduce the ultimate payout to each executive. Specifically, we improved our year-over-year safety performance, as our Total Recordable Incident Rate, tracking less severe recordable injuries, improved by 37%, and our Lost Time Incident Rate, tracking more severe recordable injuries, improved by 31%

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EXECUTIVE COMPENSATION

Long-Term Incentives

The purpose of our long-term incentive program (the LTI program) is to focus executives on long-term Company goals, growth and the creation of stockholder value. Under the 2015 LTI program, we granted a mix of long-term incentive awards, which consisted of 25% stock options, 25% RSUs and 50% PSUs. Consistent with the Company’s compensation philosophy, the Committee believes stock-based incentive awards are one of the best ways to align the interests of our executives with those of our stockholders. In addition, the terms of the PSUs reflect the Committee’s belief that executive compensation should be tied to Company performance. The PSUs provide our executives the opportunity to earn additional compensation based on the Company’s performance. The executives’ overall compensation could be below the 25th percentile of the market for below threshold performance and at or above the 75th percentile of the market if the Company achieves the maximum level of performance relative to its peers as described below.

2015 LTI Program At-A-Glance

Component of LTI Program	Terms	How the Award Furthers our Compensation Principles

Stock Options (25% of grant value)	• Exercise price at fair market value on grant date • Vests in equal annual installments over 3-year period, subject to continued service • 10-year term

•  Motivates executives to continue to grow the value of the Company’s stock over the long term as the value of the stock option depends entirely on the long-term appreciation of the Company’s stock price.

RSUs (25% of grant value)	• Pays out in equivalent number of shares of our common stock • Vests in equal annual installments over 3-year period, subject to continued service

•  Widely used in the energy industry to strengthen the link between stockholder and employee interests, while supporting long-term retention goals.

•  Provides a bridge between the short and long-term interests of stockholders, and reduces the impact of share price volatility over industry cycles, as has occurred in recent years.

•  Motivates executives to take measured risks because the incentive value to the executive is not entirely dependent on significant price appreciation.

PSUs (50% of grant value)

•  3-year performance period

•  Initial value of $100 per unit

•  Payout range $0 to $200 per unit based on performance compared to our Performance Peer Group

•  Performance measures:

¡    50% Relative ROA

¡    50% Relative TSR

•  Payout in cash, although up to 50% of value may be paid in shares of stock in the Committee’s discretion

•  Performance criteria link the Company’s long-term performance directly to compensation received by executive officers and other key employees and encourage them to make significant contributions towards increasing ROA and, ultimately, stockholder returns.

•  Use of TSR to better align the interests of our executives with those of our stockholders.

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EXECUTIVE COMPENSATION

2015 LTI Program Awards

After considering Pearl Meyer’s market study and in order to remain competitive with the market median and the competitive market for executive talent in the Company’s business areas, and taking into account Mr. Dunlap’s recommendations for the executives other than himself, the Committee set the target percentages of the named executive officers’ 2015 LTI awards based on each officer’s position with the Company, which percentages were consistent with their respective 2014 award levels. To maintain alignment with stockholder interests, 50% of PSU realized value remained determined by relative TSR, as described above in the section titled “2015 LTI Program At-A-Glance”.

The award mix for executive officers remained 50% in PSUs, 25% in stock options and 25% in RSUs. The table below shows the 2015 target LTI percentages and the approximate total value of the 2015 LTI grants (amounts reflected in Summary Compensation Table for stock options, PSUs and RSUs reflect actual grant date fair values).

Named Executive Officer	2015 LTI % of Salary	Total Value Granted as PSUs	Total Value Granted as Options	Total Value Granted as RSUs	Total Value of 2015 LTI Awards
Mr. Dunlap	600%	$3,000,000	$1,500,000	$1,500,000	$6,000,000
Mr. Taylor	360%	973,440	486,720	486,720	1,946,880
Mr. Moore	300%	885,750	442,875	442,875	1,771,500
Mr. Bernard	300%	627,750	313,875	313,875	1,255,500
Mr. Masters	250%	602,000	301,000	301,000	1,204,000

Structure of PSUs

For the PSUs granted for the 2015-2017 cycle, under both performance criteria, the maximum, target and minimum levels are met when our ROA and TSR are in the 75th percentile, 50th percentile and 25th percentile, respectively, as compared to the ROA and TSR of the Performance Peer Group, as described in the table below:

Performance Level Relative to Performance Peer Group	Percent of Date-of-Grant Value of PSU Received for Relative ROA Level	Percent of Date-of-Grant Value of PSU Received for Relative TSR Level	Total Percent of Date-of-Grant Value of PSU Received
(Below 25th Percentile)	0%	0%	0%
Minimum (25th Percentile)	25%	25%	50%
Target (50th Percentile)	50%	50%	100%
Maximum (75th Percentile or above)	100%	100%	200%

For all PSUs granted, results that fall in-between the “maximum,” “target” and “minimum” levels of both performance criteria will be calculated based on a sliding scale. For purpose of determining the Company’s ROA rank in the Performance Peer Group, we generate the results using income from operations data and net operating asset data derived from financial statements as reported by each peer company in their year-end annual report on Form 10-K, uniformly adjusted for any non-operational charges as determined by established, independent third-party financial data providers. All calculations are validated by the Committee’s independent compensation consultant.

Payout of 2013-2015 PSUs

The PSUs granted for the performance period beginning in January 2013 vested at the end of 2015, and were paid out to the PSU recipients in April 2016 under the terms of the award. The Company ranked in the 48.6 percentile of relative ROIC (the metric used before ROA was implemented) and in the 31.8 percentile of relative TSR, each achieving a performance level between minimum and maximum and both as compared to its peers, resulting in a payout to the named executive officers of $80.40 per PSU. The terms of the award provide for a cash payout, unless the Committee elects to pay up to 50% of the cash value in shares of our common stock.

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EXECUTIVE COMPENSATION

The Committee elected to pay the award in cash. The total value of the payout received by each named executive officer is reflected in the table below and in the “Summary Compensation Table” herein under the column “Non-Equity Incentive Plan Compensation.”

Named Executive Officer	Number of Units	Value of PSU Payout
Mr. Dunlap	28,800	$2,315,520
Mr. Taylor	9,270	745,308
Mr. Moore	8,436	678,254
Mr. Bernard	5,979	480,712
Mr. Masters	5,473	440,029

2014 Special Strategic Grant to Executive Officers other than our CEO

In February 2014, well before the dramatic commodity price declines of the fourth quarter of 2014, the Committee approved the grant of a special one-time, two-year performance share award (the SPSUs) for our executives (other than our CEO). The award was based on free cash flow performance and intended to serve as an added incentive to our executive team to achieve continuing financial and operational objectives during 2014 and 2015. The SPSUs, which represented a one-time award that was in addition to and not part of our regular LTI program, incentivized our executive team to focus on free cash flow in order to further build liquidity — a prudent strategic focus given the subsequent market declines. Mr. Dunlap, our CEO, recommended and strongly supported this program for his executive team, and was not a participant in the program. Under this two-year program, the executives received grants of SPSUs in February 2014 and in March 2015, with each grant having a one-year performance period, although payout of both grants occurred in April 2016 with the earned SPSUs paid to the executives in cash in order to reduce the Company’s share usage during periods of depressed stock prices.

Under the SPSUs, free cash flow is calculated as net cash provided by operating activities less payments for capital expenditures, each as set forth in our Form 10-K for the applicable year, and subject to certain mandatory adjustments, including the impact of changes to federal tax laws. For 2015, the target level of free cash flow (based on our 2015 budget projections), as adjusted, was $149 million, with 80% of the target ($119 million) representing threshold performance and 120% of the target ($179 million) representing maximum performance. For 2015, the Company’s free cash flow (as adjusted for changes in federal tax laws regarding bonus depreciation) was $274 million, or 184% of target, which resulted in the executives earning 150% of the target award of SPSUs granted in 2015.

The table below reflects the target value of the SPSU grants made in 2015, the target number of SPSUs granted (determined by dividing the target value by the closing price of our common stock on the applicable grant date), and the realized value of the 2015 SPSUs:

Named Executive Officer	Target Value of SPSUs Granted in 2015	2015 SPSUs Granted	Realized Value of 2015 SPSUs
Mr. Dunlap	N/A	N/A	N/A
Mr. Taylor	$324,480	14,499	$285,551
Mr. Moore	295,250	13,193	259,830
Mr. Bernard	209,250	9,350	184,148
Mr. Masters	200,667	8,966	176,599

The target value of the SPSUs awarded to each executive was based on a percentage of his 2015 base salary and equates to one-third of the executive’s target value awarded under our LTI program for 2015, split between the two grants. The actual grant date fair value of these awards granted to our named executive officers (other than Mr. Dunlap) in 2015 is reflected in the Summary Compensation Table.

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EXECUTIVE COMPENSATION

Perquisites

Particularly in the current environment, we seek to maintain a cost conscious culture, and specifically in connection with the benefits and modest perquisites provided to executives. Consistent with this culture, our approach is to tie the vast majority of our executives’ compensation to performance. The Company does provide each of our executive officers an automobile allowance, including fuel and maintenance costs, and also reimburses them for all deductibles, co-pays and other out of pocket expenses associated with our health insurance programs through a program called Armada Care and provides them with other limited perquisites. These perquisites are intended to ensure our executive officers are able to devote their full business time to the affairs of the Company. The attributed costs of the personal benefits described above for the named executive officers for 2015, are included in the “Summary Compensation Table” herein.

In connection with the relocation of our corporate headquarters from New Orleans, Louisiana to Houston, Texas, we implemented a relocation program to provide financial assistance to our executives and other employees living in New Orleans to defray costs associated with house searches, moving expenses, temporary housing, reimbursement of costs associated with the purchase of a new home, reimbursement of costs associated with the sale of a former home (including real estate commissions), and periodic travel between New Orleans and Houston. The Company did not provide a tax gross-up on these relocation benefits, and did not purchase an executive’s home under the program. The Committee believes the provision of such benefits was modest and appropriate in 2015.

Post-Employment Compensation

In addition to the annual compensation received by executive officers during 2015 and benefits under the Company’s 401(k) plan, which we provide to all qualified employees, we also provide certain post-employment benefits to our executive officers, including a supplemental executive retirement plan, a non-qualified deferred compensation plan, and certain severance and change of control benefits pursuant to employment agreements that we have entered into with our executive officers.

Supplemental Executive Retirement Plan (SERP). In order to attract and retain top talent, we maintain a supplemental retirement benefit for our executive officers and certain other designated key employees.

The value of aggregate projected retirement benefits upon retirement at age 65 is targeted to be near the median for our Compensation Peer Group companies that have a nonqualified employer-paid retirement plan, creating an important retention tool for the Company. The SERP is an unfunded, non-qualified defined contribution retirement plan, and all contributions under the SERP are in the form of credits to a notional account maintained for each participant.

Under the SERP, the Company makes annual contributions to a retirement account of a percentage of the participant’s base salary and annual incentive award actually received in the prior year, based on the participant’s age and years of service. The Committee may also make discretionary contributions to participants’ accounts if it deems appropriate. In an effort to address the deficiency in the retirement income of certain long-tenured executives as compared to newly hired and younger executives, the SERP provides that executives who had combined age and years of service of at least 55 as of December 31, 2008, will receive higher annual contributions under the SERP. For 2015, the participants in the plan received contributions ranging from 2.5% to 35.0% of salary and annual incentive awards paid during 2015. For a complete description of the contributions for each named executive officer, see the table entitled “Nonqualified Deferred Compensation for Fiscal Year 2015” below.

Nonqualified Deferred Compensation Plan (NQDC Program). The purpose of the NQDC Program is to provide an income deferral opportunity for executive officers and certain senior managers of the Company in order to help attract and retain these key employees. Participants in the NQDC Program may make an advance election each year to defer up to a maximum of 75% of base salary, 100% of their annual incentive award and 100% of the cash payment received upon payout of the PSUs. Participants may also defer all or a portion of the common stock due upon vesting of restricted stock unit awards. Participants may choose from a variety of investment choices to invest their deferrals over the deferral period. The NQDC Program provides that, upon approval by the Board, the Company could match up to 100% of their deferrals; however, the Company has never elected to grant a match. For a complete description of each named executive officer’s contributions, earnings and aggregate account balance, see the table entitled “Nonqualified Deferred Compensation for Fiscal Year 2015” below.

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EXECUTIVE COMPENSATION

Severance and Change of Control Benefits.  We believe that severance protections, particularly in the context of a change of control transaction, play a valuable role in attracting and retaining key executive officers. In addition, we believe these benefits also serve the Company’s interest by promoting a continuity of management in the context of an actual or threatened change of control transaction. Although we consider these protections an important part of an executive’s compensation and consistent with competitive practices, the existence of these arrangements does not impact our decisions regarding other components of our executive compensation program.

As described in more detail under “Potential Payments upon Termination or Change of Control” below, we entered into employment agreements with all of our executive officers whereby the executives are entitled to severance benefits in the event of a termination of employment by the Company under certain conditions. The Company has determined that it is appropriate to provide our executives with severance benefits under these circumstances in light of their positions with the Company and as part of their overall compensation package. The severance benefits for our executives are generally designed to approximate the benefits each would have received had he remained employed by the Company through the remainder of the term covered by his employment agreement.

We recognize that the occurrence, or potential occurrence, of a change of control transaction will create uncertainty regarding the continued employment of our executive officers and distract them from effectively performing their duties for the Company. This uncertainty results from the fact that many change of control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage our executive officers to remain employed with the Company during an important time when their prospects for continued employment following the transaction are often uncertain, we provide our executive officers with enhanced severance benefits under our Change of Control Severance Plan if their employment is terminated by the Company without cause or, in certain cases, by the executive in connection with a change of control (a double-trigger benefit). Because we believe that a termination by the executive for good reason may be conceptually the same as a termination by the Company without cause, and because we believe that in the context of a change of control, potential acquirers would otherwise have an incentive to constructively terminate the executive’s employment to avoid paying severance, we believe it is appropriate to provide severance benefits in these circumstances. The change of control related severance payments are made from a transaction sharing pool that is calculated as of the date of the change of control and based on the transaction value of the Company at the time of the change of control (with the transaction pool increasing or decreasing as the transaction value increases or decreases, respectively). Under the Change of Control Severance Plan, the payment of cash severance benefits is only triggered by an actual or constructive termination of employment. The impact of a change of control on our long-term incentive awards is governed by the applicable award agreement, which currently provide for accelerated vesting upon a change of control of the Company. The terms of the employment agreements and the Change of Control Severance Plan and the benefits provided thereby are discussed more fully in the section entitled “Potential Payments Upon Termination or Change of Control” below.

EXECUTIVE COMPENSATION POLICIES

Stock Ownership Guidelines and Holding Requirement

The Company has encouraged stock ownership through equity awards to our executives. We believe it is important that the interests of our executives and directors be aligned with the long-term interests of our stockholders. We have adopted stock ownership guidelines applicable to our executive officers. Under the guidelines, required ownership levels are as follows:

Position	Stock Value as a Multiple of Base Salary
Chief Executive Officer	6x
Chief Financial Officer	3x
Executive Vice Presidents	2x

Additionally, we included a requirement that our executives maintain ownership of at least 50% of the net after-tax shares of common stock acquired from the Company pursuant to any equity-based awards received from the Company, unless the executive has met his individual ownership requirement.

The required share amount is determined as of the date the officer becomes subject to the guidelines, and is calculated by dividing such officer’s applicable base salary multiple by the 365-day average closing price of our common stock as reported on the NYSE, and then rounding to the nearest 100 shares. The target ownership level does not change with changes in base salary or common stock price, but will change in the

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EXECUTIVE COMPENSATION

event the officer’s position level changes. Our executive officers are required to achieve their required ownership levels within five years from the date they become subject to the guidelines. The Committee will administer the guidelines and will periodically review each participant’s compliance (or progress towards compliance) and may impose additional requirements the Committee determines are necessary or appropriate to achieve the purposes of this program. As of the date of this proxy statement, all of our named executive officers had significantly exceeded their required ownership levels. See “Ownership of Securities — Management and Director Stock Ownership” for the number of shares of our common stock beneficially owned by our named executive officers as of the date of this proxy statement.

Timing of Long-Term Incentive Awards

The Committee makes LTI awards effective in January of each year, which corresponds to our Committee’s view of the year to which the awards relate.

Policy Regarding Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code generally limits our ability to take a federal income tax deduction for compensation paid to our CEO and certain other named executive officers in excess of $1 million, except for qualified performance-based compensation. The stock options and PSUs we grant under the LTI program, as well as the SPSUs, are generally designed to qualify as performance-based compensation under Section 162(m). In addition, under the 2016 Incentive Award Plan, the Committee has the ability to structure our annual incentive program under Section 162(m) in the future if it elects to do so. While the Committee will seek to utilize deductible forms of compensation to the extent practicable, it believes it is important to preserve flexibility in administering compensation programs. Accordingly, the Company has not adopted a policy that all compensation must qualify as deductible under Section 162(m).

Accounting for Stock-Based Compensation

We have followed FASB ASC Topic 718 in accounting for stock-based compensation awards. FASB ASC Topic 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. FASB ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award. We expect that we will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

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EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis with management, and based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the Compensation Committee

on March 30, 2016:

W. Matt Ralls (Chair)

Harold J. Bouillion

James M. Funk

Michael M. McShane

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EXECUTIVE COMPENSATION

2015 EXECUTIVE COMPENSATION

The following table summarizes the compensation of our “named executive officers” for the three years ended December 31, 2015, 2014 and 2013.

2015 Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
David D. Dunlap	2015	$1,000,000	$0	$1,500,003	$1,500,000	$2,690,520	$308,179	$6,998,702
President & Chief	2014	1,000,000	0	1,500,001	1,499,998	5,175,000	129,972	9,304,971
Executive Officer	2013	960,000	0	1,439,997	1,439,997	1,716,000	97,651	5,653,645
Robert S. Taylor	2015	$540,800	$0	$811,208	$ 486,719	$ 880,508	$348,951	$3,068,186
Executive Vice	2014	540,800	0	811,234	486,722	1,765,280	339,570	3,943,606
President, Chief Financial Officer, and Treasurer	2013	515,000	0	463,502	463,503	520,000	162,521	2,124,526
Brian K. Moore	2015	$590,500	$0	$738,131	$ 442,875	$ 816,652	$277,709	$2,865,867
Senior Executive	2014	590,500	0	738,144	442,875	885,750	145,869	2,803,138
Vice President	2013	562,400	0	421,794	421,800	0	125,991	1,531,985
A. Patrick Bernard	2015	$418,500	$0	$523,135	$ 313,875	$ 572,259	$312,777	$2,140,546
Senior Executive	2014	418,500	0	523,139	313,876	1,183,800	147,359	2,586,673
Vice President	2013	398,600	0	298,952	298,953	427,100	106,484	1,530,089
William B. Masters	2015	$481,600	$0	$501,658	$ 301,000	$ 545,379	$167,473	$1,997,110
Executive Vice	2014	481,600	0	501,654	300,998	1,205,440	68,477	2,558,169
President and General Counsel	2013	437,800	0	273,619	273,621	318,500	245,796	1,549,336

(1)

For 2015, amounts reflect the aggregate grant date fair value of the RSUs and SPSUs granted in 2015. RSUs and SPSUs, which vest and payout on the basis of a free cash flow metric, are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 at the closing sale price per share of our common stock on the date of grant. The SPSUs are valued at target level and were settled in cash. The values of our named executive officers’ 2015 SPSUs at maximum level are as follows: Mr. Taylor- $486,720; Mr. Moore — $442,878; Mr. Bernard — $313,880; and Mr. Masters — $301,011. Please see the “Grants of Plan-Based Awards Table” for more information regarding the stock awards we granted in 2015.

(2)

The Black-Scholes option model was used to determine the grant date fair value of the options that we granted to the named executive officers during 2015. For a discussion of valuation assumptions, see Note 7 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015. See the “Grants of Plan-Based Awards Table” for more information regarding the option awards we granted in 2015.

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EXECUTIVE COMPENSATION

(3)

Amounts disclosed for 2015 reflect the annual cash incentive awards received by our named executive officers and the payout of PSUs with a performance period ending on the last day of 2015. The PSUs payout in cash, unless the Compensation Committee elects to pay a portion of the aggregate payout value (up to 50%) in shares of our common stock. For 2015, the amount reflected in the table represents the aggregate cash payout value of the PSUs. Please see the “Executive Compensation — Compensation Discussion and Analysis — Long-Term Incentives” for more information regarding the PSUs.

Name	Annual Cash Incentive	Aggregate PSU Payout
Mr. Dunlap	$375,000	$2,315,520
Mr. Taylor	$135,200	$ 745,308
Mr. Moore	$138,398	$ 678,254
Mr. Bernard	$ 91,547	$ 480,712
Mr. Masters	$105,350	$ 440,029

(4)

For 2015, includes (i) annual contributions to the executive’s retirement account under the supplemental executive retirement plan and matching contributions to our 401(k) plan, (ii) life insurance premiums paid by the Company for the benefit of the executives, and (iii) the value of perquisites, consisting of payments made under the ArmadaCare program during 2015, the provision of an automobile allowance, including fuel and maintenance costs, commuting expenses, relocation expense reimbursements to our executives and accrued dividend equivalents for outstanding time-based stock awards that were granted prior to the Company’s payment of dividends, and thus for which payment of dividends was not part of the grant date valuation, as set forth below:

Name	Retirement Plans Contributions	Life Insurance Premiums	ArmadaCare	Automobile and Commuting	Relocation	Dividends
Mr. Dunlap	$268,485	$1,331	$12,006	$19,233	$ —	$ 7,125
Mr. Taylor	$295,976	$1,331	$26,307	$23,025	$ —	$ 2,312
Mr. Moore	$235,444	$1,331	$ 9,414	$ 9,970	$ —	$21,550
Mr. Bernard	$163,674	$1,331	$16,323	$20,183	$109,812	$ 1,454
Mr. Masters	$128,036	$1,331	$11,858	$24,889	$ —	$ 1,360

Please see “Executive Compensation — Compensation Discussion and Analysis” for more information regarding our relocation program.

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EXECUTIVE COMPENSATION

The following table presents additional information regarding stock and option awards, as well as non-equity incentive plan awards granted to our named executive officers during the year ended December 31, 2015.

Grants of Plan-Based Awards During 2015

Name	Grant Date(2)	No. of Units Granted Under Non-Equity Incentive Plan Awards(3)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units		Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options(4)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
			Threshold	Target	Maximum			Threshold	Target	Maximum
David D. Dunlap
Annual Bonus(1)			$375,000	$750,000	$1,500,000
PSUs	1/15/2015	30,000	1,500,000	3,000,000	6,000,000
RSUs	1/15/2015					86,856	(4)						$1,500,003
Stock Options	1/15/2015										240,000	$17.27	1,500,000
Robert S. Taylor
Annual Bonus(1)			$135,200	$270,400	$540,800
PSUs	1/15/2015	9,734	486,700	973,400	1,946,800
SPSUs	3/01/2015					14,499	(5)	7,249	14,499	21,748			$ 324,488
RSUs	1/15/2015					28,183	(4)						486,720
Stock Options	1/15/2015										77,875	17.27	486,719
Brian K. Moore
Annual Bonus(1)			$138,398	$276,797	$553,594
PSUs	1/15/2015	8,858	442,900	885,800	1,771,600
SPSUs	3/01/2015					13,193	(5)	6,598	13,193	19,789			$ 295,259
RSUs	1/15/2015					25,644	(4)						442,872
Stock Options	1/15/2015										70,860	17.27	442,875
A. Patrick Bernard
Annual Bonus(1)			$91,547	$183,094	$366,188
PSUs	1/15/2015	6,278	313,900	627,800	1,255,600
SPSUs	3/01/2015					9,350	(5)	4,675	9,350	14,025			$ 209,253
RSUs	1/15/2015					18,175	(4)						313,882
Stock Options	1/15/2015										50,220	17.27	313,875
William B. Masters
Annual Bonus(1)			$105,350	$210,700	$421,400
PSUs	1/15/2015	6,020	301,000	602,000	1,204,00
SPSUs	3/01/2015					8,966	(5)	4,483	8,966	13,450			$ 200,659
RSUs	1/15/2015					17,429	(4)						300,999
Stock Options	1/15/2015										48,160	17.27	301,000

(1)

The amounts shown reflect possible payments under our annual incentive bonus program for fiscal year 2015 under which the named executive officers were eligible to receive a cash bonus based on a target percentage of base salary upon our achievement of certain pre-established performance measures. Please see “Executive Compensation — Compensation Discussion and Analysis” for more information regarding our annual incentive program.

(2)	On December 8, 2014, the Compensation Committee approved the PSU, RSU and stock options awards for each of our named executive officers, which were effective January 15, 2015.

(3)

The amounts shown reflect grants of PSUs under our incentive award plan. The PSUs have a three-year performance period. The performance period for the PSUs granted on January 15, 2015 is January 1, 2015 through December 31, 2017. Please see “Executive Compensation — Compensation Discussion and Analysis” for more information regarding the PSUs and the LTI awards made by the Compensation Committee.

(4)

The stock options and RSUs were granted under our incentive award plan, and vest ratably over a three-year period. Please see “Executive Compensation — Compensation Discussion and Analysis” for more information regarding the LTI awards made by the Compensation Committee.

(5)

The SPSUs were granted under our incentive award plan. On the grant date, each recipient received an award of a target number of SPSUs, entitling him to earn between 0% and 150% of the target award based on the level of free cash flow achieved by the Company for the fiscal year ending December 31, 2015. All earned SPUs have a value equal to an equivalent number of shares of the Company’s common stock and were paid out in early April 2016. Please see “Executive Compensation — Compensation Discussion and Analysis” for more information regarding the LTI awards made by the Compensation Committee.

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EXECUTIVE COMPENSATION

The following table sets forth the outstanding equity awards held by our named executive officers as of December 31, 2015.

Outstanding Equity Awards at 2015 Year-End

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(4)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)
David D. Dunlap	144,370	—	$25.49	04/28/2020	146,130	$1,968,371	—	—
	60,211	—	$34.60	12/10/2020
	66,716	—	$28.59	12/08/2021
	36,960	—	$28.57	02/10/2022
	106,904	53,452	$23.03	01/15/2023
	71,943	143,884	$26.02	01/15/2024
	—	240,000	$17.27	01/15/2025
Robert S. Taylor		—			47,362	$637,966	14,499	$195,302
	24,000	—	$24.99	02/23/2016
	14,591	—	$35.69	12/14/2016
	15,908	—	$35.84	12/06/2017
	41,186	—	$12.86	12/04/2018
	27,655	—	$20.30	12/10/2019
	40,725	—	$21.93	04/01/2020
	18,246	—	$34.60	12/10/2020
	20,237	—	$28.59	12/08/2021
	13,419	—	$28.57	02/10/2022
	34,410	17,205	$23.03	01/15/2023
	23,344	46,688	$26.02	01/15/2024
	—	77,875	$17.27	01/15/2025
Brian K. Moore	19,918	—	$20.01	04/20/2016	43,096	$580,503	13,193	$177,710
	20,998	—	$16.56	01/31/2017
	31,437	—	$16.29	03/20/2017
	44,276	—	$23.29	01/31/2021
	40,077	—	$28.09	01/31/2022
	31,314	15,657	$23.03	01/15/2023
	21,241	42,482)	$26.02	01/15/2024
	—	70,860	$17.27	01/15/2025
A. Patrick Bernard		—			30,544	$411,428	9,350	$125,945
	15,000	—	$24.99	02/23/2016
	9,120	—	$35.69	12/14/2016
	13,729	—	$35.84	12/06/2017
	33,824	—	$12.86	12/04/2018
	22,712	—	$20.30	12/10/2019
	40,725	—	$21.93	04/01/2020
	14,984	—	$34.60	12/10/2020
	16,621	—	$28.59	12/08/2021
	5,666	—	$28.57	02/10/2022
	22,194	11,097	$23.03	01/15/2023
	15,054	30,108	$26.02	01/15/2024
	—	50,220	$17.27	01/15/2025
William B. Masters	8,413	—	$40.69	02/28/2018	29,101	$391,990	8,966	$120,772
	25,227	—	$12.86	12/04/2018
	16,939	—	$20.30	12/10/2019
	32,000	—	$21.93	04/01/2020
	11,175	—	$34.60	12/10/2020
	12,395	—	$28.59	12/08/2021
	7,461	—	$28.57	02/10/2022
	20,313	10,157	$23.03	01/15/2023
	14,437	28,872	$26.02	01/15/2024
	—	48,160	$17.27	01/15/2025

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EXECUTIVE COMPENSATION

(1)	The shares of restricted stock and restricted stock units held by our named executive officers as of December 31, 2015 vest as follows, subject to continued service through the vesting date:

Name	Total Unvested Restricted Stock/RSUs	Vesting Schedule
Mr. Dunlap	146,130	69,010 shares vesting on 1/15/16
		48,168 shares vesting on 1/15/17
		28,952 shares vesting on 1/15/18
Mr. Taylor	47,362	22,339 shares vesting on 1/15/16
		15,629 shares vesting on 1/15/17
		9,394 shares vesting on 1/15/18
Mr. Moore	43,096	20,326 shares vesting on 1/15/16
		14,222 shares vesting on 1/15/17
		8,548 shares vesting on 1/15/18
Mr. Bernard	30,544	14,407 shares vesting on 1/15/16
		10,079 shares vesting on 1/15/17
		6,058 shares vesting on 1/15/18
Mr. Masters	29,101	13,626 shares vesting on 1/15/16
		9,665 shares vesting on 1/15/17
		5,810 shares vesting on 1/15/18

(2)	Based on the closing price of our common stock on December 31, 2015 of $13.47, as reported on the NYSE.

(3)

Represents the maximum award of SPSUs granted to and held by each of our named executives (other than Mr. Dunlap), which awards are earned based on the level of the Company’s 2015 free cash flow and continued service during the three-year period ending December 31, 2017.

(4)	Options will vest ratably over a three-year period from the date of grant, subject to continued service through the vesting date.

The following table sets forth certain information regarding the exercise of stock options and the vesting of restricted stock and restricted stock units during the fiscal year ended December 31, 2015 for each of the named executive officers.

Option Exercises and Stock Vested in 2015

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)
David D. Dunlap	—	—	56,240	$1,024,012
Robert S. Taylor	60,000	$228,900	18,192	$ 331,520
Brian K. Moore	—	—	81,715	$1,224,703
A. Patrick Bernard	37,500	$166,875	11,834	$ 215,355
William B. Masters	—	—	9,949	$ 181,978

(1)	The value realized on exercise of option awards is based on the difference between the closing sale price on the exercise date and the exercise price of each option.

(2)	The value realized is based on the closing sale price on the vesting date of the award.

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EXECUTIVE COMPENSATION

RETIREMENT BENEFIT PROGRAMS

Supplemental Executive Retirement Plan (SERP)

The SERP provides retirement benefits to the Company’s executive officers and certain other designated key employees. The SERP is an unfunded, non-qualified defined contribution retirement plan, and all contributions under the SERP are in the form of credits to a notional account maintained for each participant. The Company may elect to set aside funds in a rabbi trust to cover the benefits under the SERP, though such funds remain subject to the claims of the Company’s creditors.

Contributions:    Under the SERP, the Company generally makes annual contributions ranging from 2.5% to 25% of salary and annual cash bonus based on the participant’s age and years of service. Executives whose combined age and years of service was at least 55 as of December 31, 2008, receive higher annual contributions, ranging from 10% to 35% of base salary and annual cash bonus. The highest annual contribution made for an executive during 2015 was 20%. The Compensation Committee, in its sole discretion, may also make discretionary contributions to a participant’s SERP account.

Vesting:    A participant vests in his SERP account upon the earliest to occur of: (i) attaining six years of service (including service prior to the adoption of the SERP), upon which amounts in the SERP account vest in 20% annual increments provided the participant remains employed; (ii) attaining age 65; (iii) a change of control; (iv) becoming disabled; or (v) termination of the participant’s employment without cause by the Company. Regardless of their vested status, participants will forfeit all benefits under the SERP if they are terminated for cause or, if within 36 months of a termination without cause, engage in any activity in competition with any activity of the Company or inimical, contrary or harmful to the interests of the Company.

Earnings:    Following the end of each plan year, SERP credits are adjusted to reflect earnings on the average daily balance of the notional accounts during the year, at a rate of interest equal to the Company’s after-tax long-term borrowing rate for the year.

Payout:    Upon separation from service, participants are paid their vested SERP accounts in a lump sum or installments, as elected by the participant, commencing seven months after separation from service.

Nonqualified Deferred Compensation Plan (NQDC Plan)

The NQDC Plan provides an income deferral opportunity for executive officers and certain senior managers of the Company who qualify for participation. The NQDC Plan is unfunded, but the Company may elect to set aside funds in a rabbi trust to cover the benefits under the plan, though such funds remain subject to the claims of the Company’s creditors.

Contributions:    Participants in the NQDC Plan may make an advance election each year to defer up to 75% of base salary, 100% of their annual bonus and 50% of the cash payout value of any PSUs. The Compensation Committee, in its sole discretion, may provide a match of up to 100% of the deferrals.

Vesting:    Participants are immediately 100% vested in their benefits under the NQDC Plan, with the exception of matching contributions, which, if made, would vest according to the same schedule provided under the Company’s 401(k) plan.

Earnings:    Participants earn a rate of return on their NQDC Plan account that approximates the rate of return that would be provided by certain specified mutual funds that participants may designate from a list of available funds selected by the NQDC Plan administrative committee.

Payout:    Benefits are paid in either a lump-sum or in equal annual installments over a 2- to 15-year period, as elected by the participant. Generally, benefits that are due as a result of a termination of service are paid or commence in the seventh month after termination. However, only participants who are at least age 55 with at least five years of service at termination will be eligible to receive or continue receiving installment distributions following termination.

See “Executive Compensation — Compensation Discussion and Analysis” for more information on these retirement programs.

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EXECUTIVE COMPENSATION

Nonqualified Deferred Compensation for 2015

Name	Executive Contributions in 2015(1)	Registrant Contributions in 2015(2)	Aggregate Earnings in 2015	Aggregate Withdrawals/ Distributions	Aggregate Balance at 12/31/15
David D. Dunlap
NQDC Plan	—	—	$ 331(3)	—	$ 283,529
SERP	—	$257,885	$ 17,642(4)	—	$ 709,036(6)
Robert S. Taylor
NQDC Plan	—	—	—	—	—
SERP	—	$285,376	$ 45,836(4)	—	$1,457,302(6)
Brian K. Moore
NQDC Plan	—	—	—	—
SERP	—	$224,844	$ 8,082(4)	—	$ 431,607(6)
A. Patrick Bernard
NQDC Plan	$557,627	—	$164,041(3)	—	$5,551,020(5)
SERP	—	$153,074	$ 28,060(4)	—	$ 870,490(6)
William B. Masters
NQDC Plan	$235,525	—	$ 7,417(3)	—	$ 333,724(5)
SERP	—	$117,436	$ 11,986(4)	—	$ 423,413(6)

(1)

Of the contributions reflected in this column, the following contributions are part of the total compensation for 2015 and are included under the salary column in the “Summary Compensation Table” herein: Mr. Bernard — $43,460 and Mr. Masters — $50,012. The remainder of the contributions reported in this column for Mr. Bernard and Mr. Masters were part of the total compensation reported for 2014 but paid in 2015.

(2)	The amounts reflected are part of each executive’s total compensation for 2015, and are included under the all other compensation column in the “Summary Compensation Table” herein.

(3)

With regard to the NQDC Plan, participant contributions are treated as if invested in one or more investment vehicles selected by the participant. The annual rate of return for these funds for fiscal year 2015 was as follows:

Fund	One Year Total Return
Nationwide VIT Money Market V	0%
JPMorgan IT Core Bond 1	-1.12%
PIMCO VIT Real Return Admin	-2.70%
MFS VIT Value Svc	-0.93%
Dreyfus Stock Index Initial	1.11%
American Funds IS Growth 2	6.86%
JPMorgan IT Mid Cap Value 1	-2.66%
Janus Aspen Enterprise Svc	3.77%
DFA VA U.S. Targeted Value	-5.23%
Vanguard VIF Small Company Growth Inv	-2.75%
MFS VIT II International Value Svc	6.32%
American Funds IS International 2	-4.53%
Invesco VIF Global Real Estate I	-1.48%

(4)	Pursuant to the terms of the SERP, aggregate earnings for 2015 were calculated at a rate of interest equal to 4.06%, which was our after-tax long-term borrowing rate.

(5)

With regard to the NQDC Plan, of the contributions reflected in this column, $555,925 and $146,635 of Mr. Bernard’s contributions are part of his total compensation for 2014 and 2013, respectively, and $209,491 and $21,865 and of Mr. Masters’ contributions are part of his total compensation for 2014 and 2013, respectively, each of which are included under the applicable columns in the “Summary Compensation Table” herein.

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EXECUTIVE COMPENSATION

(6)

With regard to the SERP, the following amounts reflected in this column for each named executive officer are part of his total compensation for 2014 and are included under the all other compensation column in the “Summary Compensation Table”: Mr. Dunlap — $75,000, Mr. Taylor — $108,160, Mr. Moore — $88,575, Mr. Bernard — $62,775 and Mr. Masters — $36,120. The following amounts reflected in this column for each named executive officer are part of his total compensation for 2013 and are included under the all other compensation column in the “Summary Compensation Table”: Mr. Dunlap — $67,425, Mr. Taylor — $131,000, Mr. Moore — $105,859, Mr. Bernard — $74,439 and Mr. Masters — $40,087.

60

EXECUTIVE COMPENSATION

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

In addition to the post-employment benefits provided under the Company’s 401(k) plan, the SERP and the NQDC Plan (described above), we have also entered into employment agreements with each of our named executive officers entitling them to severance benefits upon a termination of employment by the Company under certain conditions or in connection with a change of control of the Company, as discussed below. See also “Executive Compensation — Compensation Discussion and Analysis” for additional information.

Set forth below is a description of the employment agreements and Change of Control Severance Plan in place with each of our named executive officers. As required by the SEC’s disclosure rules, we have included disclosure quantifying the potential payments to our named executives under various termination and change of control scenarios based on the agreements in place as of December 31, 2015.

Executive Employment Agreements and Severance Program

Employment Agreements — All Executive Officers.    All of our executives are party to the same form of employment agreement. The initial term of each employment agreement is three years, and the term automatically extends for an additional year on the second anniversary and each anniversary thereof unless either the executive or the Company provides at least 60 days prior written notice of that party’s election not to extend the term. The employment agreements provide that our executive officers will:

•	receive a base salary that is no less than their base salaries in effect on January 1 of the year the agreement becomes effective (2015 for Mr. Moore and 2013 for all other executive officers),

•	be eligible for annual incentive bonuses and long-term incentive awards as approved by the Compensation Committee,

•	participate in the retirement and welfare benefit plans of the Company, and

•	be participants in our Change of Control Severance Plan.

Termination due to Incapacity, No Cause, Good Reason. Under the employment agreements, if (i) the Company terminates an executive’s employment due to the executive’s incapacity, (ii) the Company terminates the executive’s employment without cause, or (iii) the executive terminates his employment for good reason, and such termination under (ii) or (iii) is not in connection with a change of control, then the Company will be required to pay or provide to the executive:

•

the executive’s base salary through the date of termination, any earned but unpaid cash incentive compensation for the preceding calendar year, any rights under the terms of equity awards and any medical or other welfare benefits required by law (the Accrued Amounts);

•	a lump sum payment on the first business day following the date that is 60 days after the date of termination equal to the sum of:

¡	two times the sum of the executive’s (1) annual salary plus (2) target annual bonus; plus

¡	the executive’s target annual bonus for the year of termination, pro-rated for days of employment during such year; and

•	Company-paid healthcare continuation benefits for a period of up to 24 months for the executive and the executive’s spouse and/or family, as applicable (the Welfare Continuation Benefit).

The payments and benefits described in connection with such terminations are subject to the executive’s timely execution of a release of claims against the Company.

Termination for No Cause or Good Reason with Change of Control.    If the executive is terminated by the Company without cause or if the executive terminates his employment for good reason and such termination occurs within six months before or 24 months after a change of control, then the Company will be required to pay or provide to the executive:

•	the Accrued Amounts;

•	a cash severance payment pursuant to the terms of our Change of Control Severance Plan (described further below in this section);

61

EXECUTIVE COMPENSATION

•

on the first business day following the date that is 60 days after the date of termination, a lump sum amount equal to the executive’s target annual bonus for the year of termination, pro-rated for days of employment during such year;

•	outplacement services for one year after termination at a cost of up to $10,000; and

•	the Welfare Continuation Benefit.

The executive is liable for any taxes, including any excise taxes on excess parachute payments, on the executive due to payments or benefits pursuant to the employment agreement and the Change of Control Severance Plan.

Termination for Cause, Death or Without Good Reason.    If the executive is terminated by the Company for cause, due to the executive’s death or by the executive without good reason, then the Company will only be required to pay to the executive (or to the executive’s estate) the Accrued Amounts.

Each employment agreement contains an indefinite confidentiality and protection of information covenant and a mutual non-disparagement covenant extending for one year after termination of employment. If the executive is terminated by the Company for cause or if the executive terminates the executive’s employment without good reason, the executive will be bound by a non-compete and non-solicitation covenant extending for one year after the date of the executive’s termination.

Change of Control Severance Plan.    Each executive participates in the Company’s Change of Control Severance Plan and is eligible to receive certain cash severance payments upon a termination of employment without cause or for good reason that occurs within six months before or twenty-four months after a change of control. The potential severance payments due under the plan are determined as of the date of the change of control, based on a sharing pool that is calculated as a percentage of the transaction value (with such sharing pool increasing or decreasing as such transaction value increases or decreases, respectively). Although the potential severance payment due each participant in the plan is determined as of the date of the change of control, payments are only made if and when a participant experiences a qualifying termination as discussed above. The Company does not provide excise tax gross-ups under our severance plan.

Calculation of change of control severance benefits.    Under the plan, at the time of a change of control, the Compensation Committee will determine each participant’s severance benefit as if the participant had experienced a qualifying termination on the date of the change of control. The severance benefit determined by the Compensation Committee to be potentially payable to each participant is final and binding.

The severance benefit is equal to each participant’s portion of the sharing pool, which is the total cash available under the plan to be distributed to all the participants as cash severance. As noted above, each participant’s severance benefit will be determined based on the assumption that the participant is terminated on the date of the change of control, and will also be determined according to two principles: (1) each participant receives as “net after-tax benefit” the same percentage (to within +/- 0.1%) of the total net after-tax benefit that would be received by all participants under the plan as his or her percentage interest; and (2) the total net after-tax benefit received by all participants is maximized. Under the plan, each participant’s “net after-tax benefit” is the sum of the participant’s total change of control value and severance benefit, reduced by the total tax liability (as such terms are defined in the plan).

62

EXECUTIVE COMPENSATION

Determination of “sharing pool.”    The total severance benefits payable under the plan may not exceed the “sharing pool.” The sharing pool is determined based on the transaction value (as defined in the plan, but generally includes the consideration paid for the outstanding shares of our common stock plus any debt assumed less cash assumed) at the time of the change of control, as follows:

Transaction Value (in Billions)	Sharing Pool (6 Executives)	Sharing Pool as a Percentage of Transaction Value (Approximate)
$1.0	$14,200,000	1.42%
$2.0	$17,125,601	0.86%
$2.5	$17,726,908	0.71%
$3.0	$18,345,266	0.61%
$3.5	$18,981,202	0.54%
$4.0	$19,635,260	0.49%
$4.5	$20,308,000	0.45%
$5.0	$21,000,000	0.42%
$5.5	$21,692,000	0.39%
$6.0	$22,403,260	0.37%
$6.5	$23,134,358	0.36%
$7.0	$23,885,889	0.34%
$7.5	$24,658,465	0.33%
$8.0	$25,452,719	0.32%
$8.5	$26,269,301	0.31%
$9.0	$27,108,880	0.30%
$9.5	$27,972,146	0.29%
$10.0	$28,859,811	0.29%
$10.5	$29,772,605	0.28%
$11.0	$30,711,283	0.28%
$20.0	$34,000,000	0.17%

If the actual transaction value at the time of a change of control falls between the transaction values shown above, the sharing pool will be interpolated, and the Compensation Committee will determine the sharing pool should the applicable transaction value fall outside the values above. In addition, the sharing pool values will be adjusted if new participants are added to or removed from the plan between the effective date of the plan and the date of the change of control. Specifically, the sharing pool will be decreased or increased, as applicable, by the amount that is equal to the applicable transaction value multiplied by 0.07% or 0.04% if the individual is in the top half or bottom half, respectively, of participants ranked by their “combined compensation” (as defined in the plan), as determined by the Compensation Committee. Under the plan, a participant’s “combined compensation” is the sum value of the participant’s base salary, target bonus, and unvested long-term incentives, as those terms are defined in the plan.

Calculation of participant’s percentage interest in the sharing pool.    Each participant’s interest, or

“participation alignment,” in the sharing pool is initially determined by dividing the participant’s “combined compensation” by the sum of the combined compensation for all participants, thus resulting in a percentage amount for each participant which, in total, add up to 100%. The difference between the participation alignment of the participant with the highest combined compensation and the participation alignment of the participant with the second highest combined compensation of all the participants as of the date of the change of control may not exceed the percentage that is equal to (1/n)% +12%, where n is the number of participants as of the date of the change of control. If necessary, the participation alignment of the participant with the highest combined compensation as of the date of the change of control will be decreased and the participation alignments of each of the other participants increased on a pro rata basis such that (1) the rule contained in the preceding sentence is respected and (2) the sum of the participation alignments of all participants is equal to 100% (effectively capping the highest paid executive’s benefit).

63

EXECUTIVE COMPENSATION

Equity Awards

As described above, under the applicable award agreements for our outstanding equity awards, such awards will vest in full upon a change of control of the Company.

Upon the termination of an executive’s employment due to retirement or a termination without cause by the Company, the Compensation Committee, in its discretion, may elect to accelerate the vesting of such awards. In addition, upon the termination of an executive’s employment prior to the end of the applicable performance period due to retirement, death, disability or a termination by the Company without cause, a pro-rata portion of the executive’s PSUs and SPSUs will remain outstanding and will be valued and paid in accordance with their terms.

Except as otherwise noted, the following table quantifies the potential payments to our named executive officers under their employment arrangements and our Change of Control Severance Plan discussed above, for various scenarios involving a change of control or termination of employment of each of our named executive officers, assuming a December 31, 2015 termination date, and where applicable, using the closing price of our common stock of $13.47 (as reported on the NYSE as of December 31, 2015). Excluded are benefits provided to all employees, such as accrued vacation and benefits provided by third parties under our life and other insurance policies. Also excluded are benefits our named executive officers would receive upon termination of employment under the SERP and the NQDC Plan, as described above, as well as benefits under our 401(k) plan. The table also assumes the following:

•	the number of participants in the Change of Control Severance Plan is six;

•

the transaction value on December 31, 2015 is $3.139 billion (estimated value assumes equity based on December 31, 2015 stock price plus all outstanding debt on the December 31, 2015 balance sheet); and

•	the corresponding sharing pool is $18,522,533.

Name	Lump Sum Severance Payment	Outstanding Unvested Options	Outstanding Restricted Stock/RSUs	Outstanding SPSUs(3)	Outstanding PSUs	Health Benefits	Tax Gross-Up	Total
David D. Dunlap
• Retirement	n/a	(2)	(2)	n/a	(3)	n/a	n/a	—
• Death	n/a	$ 0	$1,968,371	n/a	(3)	n/a	n/a	$1,968,371
• Disability/Incapacity	$4,250,000	$ 0	$1,968,371	n/a	(3)	$30,858	n/a	$6,249,229
• Termination –No Cause	$4,250,000	(2)	(2)	n/a	(3)	$30,858	n/a	$4,280,858
• Termination – Good Reason	$4,250,000	n/a	n/a	n/a	(3)	$30,858	n/a	$4,280,858
• Termination in connection with Change of Control(1)	$9,356,971	$ 0	$1,968,371	n/a	$12,000,000	$30,858	n/a	$23,356,200
Robert S. Taylor
• Retirement	n/a	(2)	(2)	$548,970	(3)	n/a	n/a	$548,970
• Death	n/a	$ 0	$ 893,990	$548,970	(3)	n/a	n/a	$1,442,960
• Disability/Incapacity	$1,892,800	$ 0	$ 893,990	$548,970	(3)	$30,858	n/a	$3,366,618
• Termination –No Cause	$1,892,800	(2)	(2)	$548,970	(3)	$30,858	n/a	$2,472,628
• Termination – Good Reason	$1,892,800	n/a	n/a	$548,970	(3)	$30,858	n/a	$2,472,628
• Termination in connection with Change of Control(1)	$1,980,218	$ 0	$ 893,990	$548,970	$3,893,600	$30,858	n/a	$7,347,636
Brian K. Moore
• Retirement	n/a	(2)	(2)	$499,508	(3)	n/a	n/a	$499,508
• Death	n/a	$ 0	$ 813,453	$499,508	(3)	n/a	n/a	$1,312,961
• Disability/Incapacity	$2,011,391	$ 0	$ 813,453	$499,508	(3)	$26,126	n/a	$3,350,478
• Termination – No Cause	$2,011,391	$ 0	(2)	$499,508	(3)	$26,126	n/a	$2,573,025
• Termination – Good Reason	$2,011,391	n/a	n/a	$499,508	(3)	$26,126	n/a	$2,573,025
• Termination in connection with Change in Control	$2,098,690	$0	$813,453	$499,508	$3,543,200	$26,126	n/a	$6,980,977
A. Patrick Bernard
• Retirement	n/a	(2)	(2)	$354,019	(3)	n/a	n/a	$354,019
• Death	n/a	$ 0	$ 576,529	$354,019	(3)	n/a	n/a	$930,545
• Disability/Incapacity	$1,386,281	$ 0	$ 576,529	$354,019	(3)	$30,858	n/a	$2,347,687
• Termination – No Cause	$1,386,281	(2)	(2)	$354,019	(3)	$30,858	n/a	$1,771,158
• Termination –Good Reason	$1,386,281	n/a	n/a	$354,019	(3)	$30,858	n/a	$1,771,158
• Termination in connection with Change of Control(1)	$1,429,152	$ 0	$ 576,529	$354,019	$2,511,200	$30,858	n/a	$4,901,758
William B. Masters
• Retirement	n/a	(2)	(2)	$339,484	(3)	n/a	n/a	$339,484
• Death	n/a	$ 0	$ 550,303	$339,484	(3)	n/a	n/a	$889,787
• Disability/Incapacity	$1,595,300	$ 0	$ 550,303	$339,484	(3)	$30,858	n/a	$2,515,945
• Termination – No Cause	$1,595,300	(2)	(2)	$339,484	(3)	$30,858	n/a	$1,965,642
• Termination – Good Reason	$1,595,300	n/a	n/a	$339,484	(3)	$30,858	n/a	$1,965,642
• Termination in connection with Change of Control(1)	$2,994,862	$ 0	$ 550,303	$339,484	$2,408,000	$30,858	n/a	$6,323,507

64

EXECUTIVE COMPENSATION

(1)

Certain of the benefits described in the table would be achieved in the event of a change of control alone, and would not require a termination of the executive’s employment. In particular, pursuant to the terms of our incentive award plans and the individual award agreements, upon a change of control as defined in the plans, (i) all outstanding stock options would immediately vest, (ii) all restrictions on outstanding restricted shares and RSUs would lapse, (iii) all outstanding SPSUs would be paid out as if the maximum level of performance had been achieved and (iv) all outstanding PSUs would be paid out as if the maximum level of performance had been achieved. In addition to the amounts set forth in the table above, upon a qualifying termination in connection with a change in control, each executive is also entitled to outplacement assistance of up to $10,000, and the lump sum severance payment due each executive would also include the following:

Name	Change of Control Severance Plan Payment	Target Bonus Payment
Mr. Dunlap	$8,606,971	$750,000
Mr. Taylor	$1,726,691	$253,527
Mr. Moore	$1,803,440	$295,250
Mr. Bernard	$1,246,059	$183,094
Mr. Masters	$2,784,162	$210,700

(2)

Pursuant to the terms of the restricted stock, RSUs and stock option agreements, upon termination of the executive’s employment as a result of retirement without cause or termination by the Company, the Compensation Committee, in its discretion, may elect to accelerate the vesting of such awards. For purposes of the table above, we have assumed that none of the executives’ restricted stock, RSUs and stock options would accelerate on the applicable termination date.

(3)

Pursuant to the terms of the PSU and SPSU award agreements, if an executive’s employment terminates prior to the end of the applicable performance period as a result of retirement, death, disability, or termination for any reason other than the voluntary termination by the executive or termination by the Company for cause, then the executive retains a pro-rata portion of outstanding award based on his employment during the performance period, and the remaining units will be forfeited. The retained units will be valued and paid out to the executive in accordance with their original payment schedule based on the Company’s achievement of the applicable performance criteria. Upon a voluntary termination by the executive or a termination by the Company for cause, all outstanding units are forfeited. With respect to the SPSUs, in March 2016, the Compensation Committee determined that the Company had achieved the maximum level of performance of the free cash flow metric applicable to the outstanding SPSUs, thus the amounts in the table reflect the year-end value of 150% of the target 2014 and 2015 SPSU award.

65

QUESTIONS AND ANSWERS ABOUT THE 2016 ANNUAL MEETING

Why am I receiving this proxy statement?

Our Board is soliciting your proxy to vote at the annual meeting because you owned shares of our common stock at the close of business on April 4, 2016, the record date for the annual meeting, and are entitled to vote at the annual meeting. This proxy statement, along with a proxy card or a voting instruction card and a copy of our 2015 annual report, are being mailed to our stockholders on or about April 13, 2016. This proxy statement summarizes the information you need to know to vote at the annual meeting. You do not need to attend the annual meeting to vote your shares of our common stock.

On what matters will I be voting?

At the annual meeting, our stockholders will be asked to (i) elect the eight director nominees, (ii) hold an advisory vote on the compensation of our named executive officers (the “say-on-pay” proposal), (iii) adopt the 2016 Incentive Award Plan, (iv) ratify the appointment of KPMG as our independent registered public accounting firm for 2016 and (v) consider any other business that may properly come before the meeting.

When and where will the annual meeting be held?

The meeting will be held at 9:00 a.m., Central Standard Time, on Tuesday, May 24, 2016, at our headquarters located at 1001 Louisiana Street, Houston, Texas,

77002. To obtain directions to our headquarters and vote in person, please contact us at (713) 654-2200.

How many votes may I cast?

You have one vote for every share of our common stock that you owned on the record date for the annual meeting.

How many shares of our common stock are eligible to be voted?

As of the record date for the annual meeting, we had 151,412,233 shares of our common stock outstanding,

each of which entitles the holder to one vote.

How many shares of our common stock must be present to hold the annual meeting?

Our Bylaws provide that a majority of the outstanding shares of our common stock entitled to vote generally in the election of directors, represented in person or by proxy, constitutes a quorum at a meeting of our stockholders. As of the record date, 75,706,117 shares of our common stock constitute a quorum. If you are a beneficial owner (as defined below) of shares of our common stock and you do not instruct your broker, bank or other nominee how to vote your shares on any of the proposals, your shares will be counted as present at the annual meeting for purposes of determining whether a quorum exists. In addition, stockholders of record who are present at the annual meeting in person or by proxy will be counted as present at the annual meeting for purposes of determining whether a quorum exists, whether or not such holder abstains from voting on any or all of the proposals.

66

QUESTIONS AND ANSWERS ABOUT THE 2016 ANNUAL MEETING

What are my voting options on each proposal? How does our Board recommend that I vote? How many votes are required to approve each proposal?

Proposal	Your Voting Options	Board’s Recommendation	Vote Required to Approve the Proposal
No. 1: Election of the eight director nominees	You may vote “FOR” each nominee or choose to “WITHHOLD” your vote for all or none or one of the nominees	FOR each of the eight director nominees	Directors will be elected by plurality. That means the nominees who receive the greatest number of “for” votes will be elected, except that a nominee who receives a greater number of “withhold” than “for” votes must tender his resignation
No. 2: Approval of the say-on-pay proposal (advisory)	You may vote “FOR” or “AGAINST” this proposal or “ABSTAIN” from voting	FOR approval of our executive compensation for 2015 as disclosed in this proxy statement	Affirmative vote of the holders of a majority of the shares of our common stock present and entitled to vote on the proposal
No. 3: Adoption of the 2016 Incentive Award Plan	You may vote “FOR” or “AGAINST” this proposal or “ABSTAIN” from voting	FOR approval of our 2016 Incentive Award Plan	Affirmative vote of the holders of a majority of the shares of our common stock present and entitled to vote on the proposal
No. 4: Ratification of KPMG as our independent registered public accounting firm for 2016	You may vote “FOR” or “AGAINST” this proposal or “ABSTAIN” from voting	FOR ratification of our selection of KPMG as our independent auditor for 2016	Affirmative vote of the holders of a majority of the shares of our common stock present and entitled to vote on the proposal

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares of our common stock are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, you are considered, with respect to those shares, the “stockholder of record.” In this case, we have sent the proxy materials directly to you.

If your shares of our common stock are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of such shares held in “street name.” In this case, the proxy materials have been forwarded to you by your broker, bank or other nominee. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or Internet. You should also be aware that you may not vote shares held in street name by returning a proxy card directly to us or by voting in person at the annual meeting unless you provide a “legal proxy,” which you must obtain from your broker, bank or other nominee.

67

QUESTIONS AND ANSWERS ABOUT THE 2016 ANNUAL MEETING

What happens if I complete the proxy or voting instruction card? What if I don’t vote for a proposal? On which proposals may my shares be voted without receiving voting instructions from me?

If you properly complete, sign, date and return a proxy or voting instruction form, your shares will be voted as you specify.

If you are a stockholder of record and you do not submit voting instructions on your returned proxy card, your shares of our common stock will be voted in accordance with the recommendations of our Board, as provided above.

If you are a beneficial owner, under the rules of the NYSE, your broker, bank or other nominee may generally vote your shares on routine matters without receiving voting instructions from you but cannot vote your shares on non-routine matters. Of the proposals, only the ratification of the appointment of KPMG as our independent registered public accounting firm for 2016 is a routine matter. If your broker, bank or other nominee does not receive instructions from you on how to vote your shares on the remainder of the proposals, the organization will not have the authority to vote your shares of our common stock on those matters. This is generally referred to as a “broker non-vote.”

What are the effects of abstentions and broker non-votes on each proposal?

Abstentions will:

•	have no effect on the election of directors (Proposal 1).

•	have the effect of a vote “AGAINST” the remainder of the proposals (Proposal 2, Proposal 3 and Proposal 4).

Broker non-votes will:

•	have no effect on the election of directors (Proposal 1), the say-on-pay proposal (Proposal 2) and the 2016 Incentive Award Plan proposal (Proposal 3), since the stockholder of record of these shares is not entitled to vote on the specific matter without instructions from the beneficial owner.

•

not occur with respect to ratification of the appointment of KPMG as our independent registered public accounting firm for 2016 (Proposal 4), since this is a routine matter and a broker, bank or other nominee can vote on Proposal 4 without instructions from the beneficial owner. However, if the broker, bank or other nominee does not vote on Proposal 4, an abstention will occur.

How do I vote?

You may vote using any of the following methods depending on if you are a stockholder of record or a beneficial owner.

Proxy card or voting instruction card by mail: Be sure to complete, sign and date such card and return it in the prepaid envelope.

Telephone or Internet: Stockholders of record can vote via the Internet 24 hours a day, seven days a week until 11:59 p.m. on May 23, 2016 at www.voteproxy.com. Please have your proxy card available when you access the website. The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other nominee. Therefore, we recommend that you follow the instructions on how to submit your voting instructions in the materials you receive from such organization.

In person at the annual meeting: All stockholders may vote in person at the annual meeting. You may also be represented by another person at the annual meeting by properly designating such person as your proxy. If you are a beneficial owner of shares of our common stock, you must obtain a legal proxy from your broker, bank or other nominee and present it to the inspectors of election with your ballot when you vote your shares at the annual meeting.

68

QUESTIONS AND ANSWERS ABOUT THE 2016 ANNUAL MEETING

Can I change my vote?

Yes. Your proxy can be revoked or changed at any time before it is used to vote your shares of our common stock by notice in writing to our Secretary, by our timely receipt of another proxy with a later date or by voting in person at the meeting. Your attendance alone at the annual meeting will not be enough to revoke your proxy.

Who pays for soliciting proxies?

We pay all expenses incurred in connection with the solicitation of proxies to vote at the annual meeting. We have retained Georgeson LLC, 480 Washington Boulevard, 26th Floor, Jersey City, New Jersey 07310, for an estimated fee of $11,500 plus reimbursement of certain reasonable expenses, to assist in the solicitation of proxies and otherwise in connection with the annual meeting. We and our proxy solicitor will also request banks, brokers and other nominees holding shares of our common stock beneficially owned by others to send this proxy statement, the proxy card and our 2015 annual report to, and obtain voting instructions from, the beneficial owners and will reimburse such organization for their reasonable expenses in so doing. Solicitation of proxies by mail may be supplemented by telephone, email and other electronic means, advertisements and personal solicitation by our directors, officers and employees. No additional compensation will be paid to directors, officers or employees for such solicitation efforts.

Could other matters be decided at the meeting?

Our Board does not expect to bring any other matter before the annual meeting, and it is not aware of any other matter that may be considered at the meeting. In addition, pursuant to our Bylaws, the time has elapsed for any stockholder to properly bring a matter before the meeting. However, if any other matter does properly come before the annual meeting, the proxy holder will vote any shares of our common stock for which he holds a proxy in his discretion.

What happens if the meeting is postponed or adjourned?

Your proxy will still be good and may be used to vote your shares at the postponed or adjourned meeting.

You will still be able to change or revoke your proxy until it is used to vote your shares.

69

2017 STOCKHOLDER NOMINATIONS AND PROPOSALS

If you want us to consider including a proposal in next year’s proxy statement, you must deliver it in writing c/o Secretary, Superior Energy Services, Inc., 1001 Louisiana Street, Suite 2900, Houston, Texas 77002, by December 15, 2016.

Our Bylaws require that stockholders who wish to make a nomination for the election of a director or to bring any other matter before a meeting of the stockholders must give written notice of their intent to our Secretary not more than 120 days and not less than 90 days in advance of the first anniversary of the preceding year’s annual meeting of stockholders. For our 2017 annual meeting, a stockholder’s notice must be received by our Secretary between and including January 24, 2017 and February 23, 2017. Such notice must comply with the requirements set forth in our Bylaws. A copy of our Bylaws is available upon request c/o Secretary, Superior Energy Services, Inc., 1001 Louisiana Street, Suite 2900, Houston, Texas 77002. We urge our stockholders to send their proposals by certified mail, return receipt requested.

By Order of the Board of Directors,

WILLIAM B. MASTERS

Executive Vice President, General Counsel and

Secretary

Houston, Texas

April 13, 2016

70

ANNEX A

SUPERIOR ENERGY SERVICES, INC.

2016 INCENTIVE AWARD PLAN

1.             Purpose.

The Plan’s purpose is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities. Capitalized terms used in the Plan are defined in Section 11.

2.             Eligibility.

Service Providers are eligible to be granted Awards under the Plan, subject to the limitations described herein.

3.             Administration and Delegation.

(a) Administration.    The Plan is administered by the Administrator. The Administrator has authority to determine which Service Providers receive Awards, grant Awards and set Award terms and conditions, subject to the conditions and limitations in the Plan. The Administrator also has the authority to take all actions and make all determinations under the Plan, to interpret the Plan and Award Agreements and to adopt, amend and repeal Plan administrative rules, guidelines and practices as it deems advisable. The Administrator may correct defects and ambiguities, supply omissions and reconcile inconsistencies in the Plan or any Award or Award Agreement as it deems necessary or appropriate to administer the Plan and any Awards. The Administrator’s determinations under the Plan are in its sole discretion and will be final and binding on all persons having or claiming any interest in the Plan or any Award.

(b) Appointment of Committees.    To the extent Applicable Laws permit, the Board may delegate any or all of its powers under the Plan to one or more Committees. The Board may abolish any Committee or re-vest in itself any previously delegated authority at any time.

4.             Stock Available for Awards.

(a) Number of Shares.    Subject to adjustment under Section 8 and the terms of this Section 4, the aggregate number of Shares which may be issued pursuant to Awards under the Plan is the sum of (i) five million (5,000,000) Shares, plus (ii) any Shares which, as of the Effective Date, remain available for issuance under the Prior Plan, plus (iii) any Shares subject to awards outstanding under the Prior Plan as of the Effective Date which, on or after the Effective Date, are forfeited or otherwise terminate or expire for any reason without the issuance of Shares to the holder thereof (the “Share Limit”). Shares issued under the Plan may consist of authorized but unissued Shares, Shares purchased on the open market or treasury Shares.

(b) Share Recycling.     Except as provided in subsection (c) below, if all or any part of an Award (or, after Effective Date, an award granted under the Prior Plan) expires, lapses or is terminated, exchanged for cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, in any case, in a manner that results in the Company acquiring Shares covered by the Award or award (as applicable) for less than Fair Market Value or not issuing any Shares covered by the Award or award (as applicable), the unused Shares covered by the Award or award (as applicable) will become or again be available for Award grants under the Plan.

(c) Limitation on Share Recycling.    Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 4(a) and shall not be available for future grants of Awards:

(i) Shares tendered by a Participant or withheld by the Company in payment of the exercise price of an Option;

(ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award;

2016 SPN Proxy Statement	A-1

ANNEX A

(iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and

(iv) Shares purchased on the open market with the cash proceeds from the exercise of Options.

In addition, the payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan.

(d) Incentive Stock Option Limitations.    Notwithstanding anything to the contrary herein, no more than 1,000,000 Shares may be issued pursuant to the exercise of Incentive Stock Options, and no Shares may again be optioned, granted or awarded if it would cause an Incentive Stock Option not to qualify as an Incentive Stock Option.

(e) Substitute Awards.    In connection with an entity’s merger or consolidation with the Company or the Company’s acquisition of an entity’s property or stock, the Administrator may grant Awards in substitution for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Share Limit, except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan.

(f) Individual Award Limitations.    Notwithstanding any provision in the Plan to the contrary, and subject to adjustment as provided in Section 8, the maximum aggregate number of Shares with respect to one or more Awards denominated in Shares that may be granted to any one person during any fiscal year of the Company shall be 1,000,000 Shares and the maximum aggregate amount of cash that may be paid in cash to any one person during any fiscal year of the Company with respect to one or more Awards payable in cash and not denominated in Shares shall be $10,000,000. In addition, no more than five percent (5%) of the shares subject to the Share Limit may be issued as Restricted Stock, Restricted Stock Units and Other Stock or Cash Based Awards that are denominated in Shares without compliance with, and all Options and Stock Appreciation Rights granted to Employees must comply with, the minimum vesting periods provided in Section 9(k) of the Plan; provided, that no Awards may be granted under the foregoing five percent (5%) limit to Employees subject to Section 16 of the Exchange Act.

(g) Non-Employee Director Award Limit.    Notwithstanding any provision to the contrary in the Plan, the maximum aggregate grant date fair value of Awards granted to a non-employee Director as compensation for services as a non-employee Director during any fiscal year of the Company may not exceed $400,000. The Administrator may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the Administrator may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation or in other compensation decisions involving non-employee Directors.

5.             Stock Options and Stock Appreciation Rights.

(a) General.    The Administrator may grant Options or Stock Appreciation Rights to Service Providers subject to the limitations in the Plan, including Section 9(i) with respect to Incentive Stock Options. The Administrator will determine the number of Shares covered by each Option and Stock Appreciation Right, the exercise price of each Option and Stock Appreciation Right and the conditions and limitations applicable to the exercise of each Option and Stock Appreciation Right. A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations of the Plan or as the Administrator may impose.

A-2	2016 SPN Proxy Statement

ANNEX A

(b) Exercise Price.    The Administrator will establish each Option’s and Stock Appreciation Right’s exercise price and specify the exercise price in the Award Agreement. The exercise price will not be less than 100% of the Fair Market Value on the grant date of the Option or Stock Appreciation Right.

(c) Duration of Options.    Each Option or Stock Appreciation Right will be exercisable at such times and as specified in the Award Agreement, provided that the term of an Option or Stock Appreciation Right will not exceed ten years.

(d) Exercise.    Options and Stock Appreciation Rights may be exercised by delivering to the Company a written notice of exercise, in a form the Administrator approves (which may be electronic), signed by the person authorized to exercise the Option or Stock Appreciation Right, together with, as applicable, payment in full (i) as specified in Section 5(e)for the number of Shares for which the Award is exercised and (ii) as specified in Section 9(e) for any applicable withholding taxes. Unless the Administrator otherwise determines, an Option or Stock Appreciation Right may not be exercised for a fraction of a Share.

(e) Payment Upon Exercise.    The exercise price of an Option must be paid in cash or by check payable to the order of the Company or, subject to Section 10(i), any Company insider trading policy (including blackout periods) and Applicable Laws, by:

(i) if there is a public market for Shares at the time of exercise, unless the Administrator otherwise determines, (A) delivery (including telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds

(ii) pay the exercise price, or (B) the Participant’s delivery to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

(iii) delivery (either by actual delivery or attestation) of Shares owned by the Participant valued at their Fair Market Value, provided (A) such payment method is then permitted under Applicable Laws, (B) such Shares, if acquired directly from the Company, were owned by the Participant for a minimum time period that the Company may establish and (C) such Shares are not subject to repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(iv) surrendering Shares then issuable upon the Option’s exercise valued at their Fair Market Value on the exercise date;

(v) to the extent permitted by the Administrator, delivery of a promissory note or any other property that the Administrator determines is good and valuable consideration; or

(vi) any combination of the above permitted payment forms (including cash or check).

(f) Additional Terms of Incentive Stock Options.    The Administrator may grant Options intended to qualify as Incentive Stock Options only to employees of the Company, any of its present or future “parent corporations” or “subsidiary corporations” as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. No person qualifying as a Greater Than 10% Stockholder may be granted an Incentive Stock Option. The Administrator may modify an Incentive Stock Option with the holder’s consent to disqualify such Option as an Incentive Stock Option. All Options intended to qualify as Incentive Stock Options will be subject to and construed consistently with Section 422 of the Code. By accepting an Incentive Stock Option, the Participant agrees to give prompt notice to the Company of dispositions or other transfers (other than in connection with a Change in Control) of Shares acquired from the Option made within (i) two years from the grant date of the Option or (ii) one year after the transfer of such Shares to the Participant, specifying the date of the disposition or other transfer and the amount the Participant realized, in cash, other property, assumption of indebtedness or other consideration, in such disposition or other transfer. Neither the Company nor the Administrator will be liable to a Participant, or any other party, (i) if an Option (or any part thereof) intended to qualify as an Incentive Stock Option fails to qualify as an

2016 SPN Proxy Statement	A-3

ANNEX A

Incentive Stock Option or (ii) for the Administrator’s actions or omissions that cause an Option not to qualify as an Incentive Stock Option, including the conversion of an Incentive Stock Option to a Non-Qualified Stock Option or the grant of an Option intended as an Incentive Stock Option that fails to qualify as an Incentive Stock Option. Any Option that is intended to qualify as an Incentive Stock Option, but fails to qualify for any reason, including the portion of any Option becoming exercisable with respect to Shares having a fair market value exceeding the $100,000 limitation under Treasury Regulation Section 1.422-4, will be a Non-Qualified Stock Option.

6.             Restricted Stock; Restricted Stock Units.

(a) General.    The Administrator may grant Restricted Stock, or the right to purchase Restricted Stock, to any Service Provider, subject to the Company’s right to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant (or to require forfeiture of such shares if issued at no cost) if conditions the Administrator specifies in the Award Agreement are not satisfied before the end of the applicable restriction period or periods that the Administrator establishes for such Award. In addition, the Administrator may grant to Service Providers Restricted Stock Units, which may be subject to vesting and forfeiture conditions during applicable restriction period or periods, as set forth in an Award Agreement. The Administrator will determine and set forth in the Award Agreement the terms and conditions for each Restricted Stock and Restricted Stock Unit Award, subject to the conditions and limitations contained in the Plan.

(b) Restricted Stock.

(i) Dividends.    Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such shares, unless the Administrator provides otherwise in the Award Agreement. In addition, unless the Administrator provides otherwise, if any dividends or distributions are paid in Shares, or consist of a dividend or distribution to holders of Common Stock of property other than an ordinary cash dividend, the Shares or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Notwithstanding anything to the contrary herein, with respect to any award of Restricted Stock with performance-based vesting, dividends which are paid prior to vesting shall only be paid out to the Participant holding such Restricted Stock to the extent that the performance-based vesting conditions are subsequently satisfied. All such dividend payments will be made no later than March 15 of the calendar year following the calendar year in which the right to the dividend payment becomes nonforfeitable.

Stock Certificates.    The Company may require that the Participant deposit in escrow with the Company (or its designee) any stock certificates issued in respect of shares of Restricted Stock, together with a stock power endorsed in blank.

(iii) Section 83(b) Election.    If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to Shares of Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date(s) on which such Restricted Stock would otherwise be taxable to the Participant under Section 83(a) of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof with the Internal Revenue Service.

(c) Restricted Stock Units.

(i) Settlement.    When a Restricted Stock Unit vests, the Participant will be entitled to receive from the Company one Share, an amount of cash or other property equal to the Fair Market Value of one Share on the settlement date or a combination of both, as the Administrator determines and as provided in the Award Agreement. The Administrator may provide that settlement of Restricted Stock Units will occur upon or as soon as reasonably practicable after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election, in a manner intended to comply with Section 409A.

(ii) Stockholder Rights.    A Participant will have no rights of a stockholder with respect to Shares subject to any Restricted Stock Unit unless and until the Shares are delivered in settlement of the Restricted Stock Unit.

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7.             Other Stock or Cash Based Awards; Dividend Equivalents.

(a) Other Stock or Cash Based Awards may be granted to Participants, including Awards entitling Participants to receive Shares to be delivered in the future and including annual or other period or long-term cash bonus awards (whether based on specified Performance Criteria or otherwise), in each case subject to the conditions and limitations in the Plan. Such Other Stock or Cash Based Awards will also be available as a payment form in the settlement of other Awards, as standalone payments and as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock or Cash Based Awards may be paid in Shares, cash or other property, as the Administrator determines. Subject to the provisions of the Plan, the Administrator will determine the terms and conditions of each Other Stock or Cash Based Award, including any purchase price, performance goal (which may be based on the Performance Criteria), transfer restrictions, and vesting conditions, which will be set forth in the applicable Award Agreement.

(b) Dividend Equivalents.    If the Administrator provides, a grant of Restricted Stock Units or an Other Stock Award may provide a Participant with the right to receive Dividend Equivalents. Dividend Equivalents may be paid currently or credited to an account for the Participant, settled in cash or Shares and subject to the same restrictions on transferability and forfeitability as the Award with respect to which the Dividend Equivalents are paid and subject to other terms and conditions as set forth in the Award Agreement. Notwithstanding anything to the contrary herein, Dividend Equivalents with respect to an Award with performance-based vesting that are based on dividends paid prior to the satisfaction of the applicable performance conditions shall only be paid out to the Participant to the extent that the performance-based vesting conditions are subsequently satisfied. All such Dividend Equivalent payments will be made no later than March 15 of the calendar year following the calendar year in which the right to the Dividend Equivalent payment becomes nonforfeitable, unless determined otherwise by the Administrator.

8.             Adjustments for Changes in Common Stock and Certain Other Events.

(a) In connection with any Equity Restructuring, notwithstanding anything to the contrary in this Section 8, the Administrator will equitably adjust each outstanding Award as it deems appropriate to effect the Equity Restructuring, which may include adjusting the number and type of securities subject to each outstanding Award and/or the Award’s exercise price or grant price (if applicable), granting new Awards to Participants, and making a cash payment to Participants. The adjustments provided under this Section 8(a) will be nondiscretionary and final and binding on the affected Participant and the Company; provided that the Administrator will determine whether an adjustment is equitable.

(b) In the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), reorganization, merger, consolidation, combination, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, as determined by the Administrator, affects the Common Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award, then the Administrator may, in such manner as it may deem equitable, adjust any or all of:

(i) the number and kind of Shares (or other securities or property) with respect to which Awards may be granted or awarded (including, but not limited to, adjustments of the limitations in Section 4 hereof on the maximum number and kind of shares which may be issued and specifically including for the avoidance of doubt adjustments to the

(ii) individual award limitation set forth in Section 4(f));

(iii) the number and kind of Shares (or other securities or property) subject to outstanding Awards;

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(iv) the grant or exercise price with respect to any Award; and

(v) the terms and conditions of any Awards (including, without limitation, any applicable financial or other performance “targets” specified in an Award Agreement).

(c) In the event of any transaction or event described in Section 8(b) hereof (including without limitation any Change in Control) or any unusual or nonrecurring transaction or event affecting the Company or the financial statements of the Company, or any change in any Applicable Laws or accounting principles, the Administrator, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan, (y) to facilitate such transaction or event or (z) give effect to such changes in Applicable Laws or accounting principles:

(i) To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero, then the vested portion of such Award may be terminated without payment;

(ii) To provide that such Award shall vest and, to the extent applicable, be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;

(iii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and applicable exercise or purchase price, in all cases, as determined by the Administrator;

(iv) To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding Awards, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards;

(v) To replace such Award with other rights or property selected by the Administrator; and/or

(vi) To provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable event.

(d) Notwithstanding Section 8(b) or 8(c) above, if a Change in Control occurs and a Participant’s then-outstanding Awards are not continued, converted, assumed, or replaced with a substantially similar award by (i) the Company, or (ii) a successor entity or its parent or subsidiary (an “Assumption”), then immediately before the Change in Control such Awards will become fully vested, exercisable and payable, as applicable, and all forfeiture, repurchase and other restrictions on such Awards will lapse. Such Awards will be canceled upon the Change in Control in exchange for the right to receive the Change in Control consideration payable to other holders of Common Stock, which (A) may be on such terms and conditions generally applicable to holders of Common Stock under the Change in Control documents (including any escrow, earn-out or other deferred consideration provisions) or such other terms and conditions as the Administrator may provide, and (B) is determined based on the number of Shares subject to such Awards and net of any applicable exercise price; provided that if any Awards constitute “nonqualified deferred compensation” not payable upon the Change in Control without the imposition of taxes under Section 409A, the timing of such payments will be governed by the Award Agreement (subject to any deferred consideration provisions under the Change in Control documents); and provided, further, that if the amount to which a Participant would be entitled upon the settlement or exercise of

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such Award upon the Change in Control is zero or less, then such Award may be terminated without payment. The Administrator shall determine whether an Assumption of an Award has occurred in connection with a Change in Control.

(e) In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other extraordinary transaction or change affecting the Shares or the share price of Common Stock, including any Equity Restructuring or any securities offering or other similar transaction, for administrative convenience, the Administrator may refuse to permit the exercise of any Award for up to 60 days before or after such transaction.

(f) Except as expressly provided in the Plan or the Administrator’s action under the Plan, no Participant will have any rights due to any subdivision or consolidation of Shares of any class, dividend payment, increase or decrease in the number of Shares of any class or dissolution, liquidation, merger, or consolidation of the Company or other corporation. Except as expressly provided with respect to an Equity Restructuring under Section 8(a) above or the Administrator’s action under the Plan, no issuance by the Company of shares of any class, or securities convertible into shares of any class, will affect, and no adjustment will be made regarding, the number of Shares subject to an Award or the Award’s grant or exercise price. The existence of the Plan, any Award Agreements and the Awards granted hereunder will not affect or restrict in any way the Company’s right or power to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger, consolidation dissolution or liquidation of the Company or sale of Company assets or (iii) any sale or issuance of securities, including securities with rights superior to those of the Shares or securities convertible into or exchangeable for Shares. The Administrator may treat Participants and Awards (or portions thereof) differently under this Section 8.

(g) No action shall be taken under this Section 8 which shall cause an Award to fail to comply with Section 409A of the Code or the Treasury Regulations thereunder, to the extent applicable to such Award.

9.             General Provisions Applicable to Awards.

(a) Transferability.    Except as the Administrator may determine or provide in an Award Agreement or otherwise, in accordance with Applicable Laws (and subject to the applicable requirements for Shares underlying Awards to be registered on Form S-8 under the Securities Act), Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except by will or the laws of descent and distribution, or, subject to the Administrator’s consent, pursuant to a DRO, and, during the life of the Participant, will be exercisable only by the Participant. Any attempted sale, assignment, transfer, pledge, encumbrance or other disposition of an Award (or right or interest therein) that is not specifically permitted in accordance with this Section 9(a) shall be null and void ab initio and shall have no force or effect. References to a Participant, to the extent relevant in this context, will include references to a Participant’s authorized transferee that the Administrator specifically approves under Applicable Laws.

(b) Documentation.    Each Award will be evidenced in an Award Agreement, as the Administrator determines. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Discretion.    Except as the Plan otherwise provides, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award to a Participant need not be identical, and the Administrator need not treat Participants or Awards (or portions thereof) uniformly.

(d) Termination of Status.    The Administrator will determine how the disability, death, retirement, authorized leave of absence or any other change or purported change in a Participant’s Service Provider status affects an Award and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award, if applicable.

(e) Withholding.    Each Participant must pay the Company, or make provision satisfactory to the Administrator for payment of, any taxes required by law to be withheld in connection with such Participant’s Awards by the date of the event creating the tax liability. Except as the Company otherwise determines, all such

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payments will be made in cash or by check, payable to the order of the Company. Notwithstanding the foregoing, Participants may satisfy such tax obligations (i) in whole or in part by delivery of Shares, including Shares retained from the Award creating the tax obligation, valued at their Fair Market Value, and (ii) if there is a public market for Shares at the time the tax obligations are satisfied (A) delivery (including telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to satisfy the tax obligations, or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to satisfy the tax withholding; provided, however, that if the Participant makes an election under Section 83(b) of the Code with respect to Shares of Restricted Stock, then such Participant may not satisfy tax obligations relating to such Restricted Stock in accordance with this sentence. If any tax withholding obligation will be satisfied under clause (i) of the immediately preceding sentence by the Company’s retention of Shares from the Award creating the tax obligation and there is a public market for Shares at the time the tax obligation is satisfied, the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on the applicable Participant’s behalf some or all of the Shares retained and to remit the proceeds of the sale to the Company or its designee, and each Participant’s acceptance of an Award under the Plan will constitute the Participant’s authorization to the Company and instruction and authorization to such brokerage firm to complete the transactions described in this sentence. The Company may, to the extent Applicable Laws permit, deduct an amount sufficient to satisfy such tax obligations from any payment of any kind otherwise due to a Participant.

(f) Amendment of Award.    The Administrator may amend, modify or terminate any outstanding Award, including by substituting another Award of the same or a different type, changing the exercise or settlement date, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Participant’s consent to such action will be required unless (i) the Administrator determines that the action, taking into account any related action, would not materially and adversely affect the Participant, or (ii) the change is permitted under Section 8 or pursuant to Section 9(i) or Section 10(f).

(g) Conditions on Delivery of Stock.    The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Company’s satisfaction, (ii) as determined by the Company, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Administrator deems necessary or appropriate to satisfy any Applicable Laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Administrator determines is necessary to the lawful issuance and sale of any securities, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.

(h) Acceleration.    The Administrator may at any time provide that any Award will become immediately vested and fully or partially exercisable, free of some or all restrictions or conditions, or otherwise fully or partially realizable.

(i) Prohibition on Repricing.    Subject to Section 8, the Administrator shall not, without the approval of the stockholders of the Company, (i) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, or (ii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares. Subject to Section 8, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding Award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award.

(j) Cash Settlement.    Without limiting the generality of any other provision of the Plan, the Administrator may provide, in an Award Agreement or subsequent to the grant of an Award, in its discretion, that any Award may be settled in cash, Shares or a combination thereof.

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(k) Vesting Limitations.    Notwithstanding any other provision of the Plan to the contrary, but subject to Section 8 above, with respect to Awards of Other Stock or Cash Based Awards that are denominated in Shares, Restricted Stock, Restricted Stock Units, Options and Stock Appreciation Rights issued pursuant to the Plan, no portion of such Awards shall vest prior to the first (1st) anniversary of the applicable grant date (and, for the avoidance of doubt, with respect to any such Award subject to performance-based vesting, the applicable performance period may be no shorter than one (1) year); provided, however, that, notwithstanding the foregoing, (i) the Administrator may provide that such one-year vesting restrictions may lapse or be waived upon the Participant’s Termination of Service due to death, retirement or disability and/or in connection with a Change in Control, and (ii) subject to Section 4(f) above, Awards of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Other Stock or Cash Based Awards that are denominated in Shares and cover, in the aggregate, no more than five percent (5%) of the shares subject to the Share Limit may be granted to any one or more Participants without respect to such minimum vesting requirement.

(l) Payments.    Notwithstanding anything herein to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

10.            Miscellaneous.

(a)            No Right to Employment or Other Status.     No person will have any claim or right to be granted an Award, and the grant of an Award will not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan or any Award, except as expressly provided in an Award Agreement.

(b)            No Rights as Stockholder; Certificates.     Subject to the Award Agreement, no Participant or Designated Beneficiary will have any rights as a stockholder with respect to any Shares to be distributed under an Award until becoming the record holder of such Shares. Notwithstanding any other provision of the Plan, unless the Administrator otherwise determines or Applicable Laws require, the Company will not be required to deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares may be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator). The Company may place legends on stock certificates issued under the Plan that the Administrator deems necessary or appropriate to comply with Applicable Laws.

(c)            Effective Date and Term of Plan.     The Plan will become effective on the date on which it is approved by the Company’s stockholders (the “Effective Date”), provided that the Plan is adopted by the Board prior to such stockholder approval. The Plan shall be submitted for approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. As of the Effective Date, no further awards may be granted under the Prior Plan; however, any awards under the Prior Plan that are outstanding as of the Effective Date shall continue to be subject to the terms and conditions of the Prior Plan. No Awards may be granted under the Plan after ten years from the earlier of (i) the date the Board adopted the Plan or (ii) the date the Company’s stockholders approved the Plan, but Awards previously granted may extend beyond that date in accordance with the Plan.

(d)            Amendment of Plan.     The Administrator may amend, suspend or terminate the Plan at any time; provided that no amendment, other than an increase to the Share Limit, may materially and adversely affect any Award outstanding at the time of such amendment without the affected Participant’s consent. Awards outstanding at the time of any Plan suspension or termination will continue to be governed by the Plan and the Award Agreement, as in effect before such suspension or termination. The Board will obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws. For the avoidance of doubt, the Administrator may not, except as provided in Section 8(b), increase the limit imposed in Section 4(a) on the maximum number of Shares which may be issued under the Plan or the Individual Award Limitations imposed in Section 4(f) without approval of the Company’s stockholders given within twelve (12) months before or after such action.

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(e)            Provisions for Foreign Participants.     The Administrator may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to address differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

(f)            Section 409A.

(i)            General.     The Company intends that all Awards be structured to comply with, or be exempt from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Administrator may, without a Participant’s consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (A) exempt this Plan or any Award from Section 409A, or (B) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s grant date. The Company makes no representations or warranties as to an Award’s tax treatment under Section 409A or otherwise. The Company will have no obligation under this Section 10(f) or otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Award and will have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant, “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A.

(ii)            Separation from Service.     If an Award constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award upon a termination of a Participant’s Service Provider relationship will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the termination of the Participant’s Service Provider relationship. For purposes of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms means a “separation from service.”

(iii)            Payments to Specified Employees.     Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award to a “specified employee” (as defined under Section 409A and as the Administrator determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made.

(g)            Limitations on Liability.     Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee or agent of the Company will be liable to any Participant, former Participant, spouse or beneficiary for any claim, loss, liability, or expense incurred in connection with the Plan or any Award, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his or her capacity as an Administrator, director, officer, other employee or agent of the Company.

(h)            Data Privacy.     As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this paragraph by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Subsidiaries and affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Subsidiaries and

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affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Subsidiaries and affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 10(h) in writing, without cost, by contacting the local human resources representative. The Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents in this Section 10(h). For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.

(i)            Severability.     If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.

(j)            Governing Documents.     If any contradiction occurs between the Plan and any Award Agreement or other written agreement between a Participant and the Company (or any Subsidiary) that the Administrator has approved, the Plan will govern, unless it is expressly specified in such Award Agreement or other written document that a specific provision of the Plan will not apply.

(k)            Governing Law.     The Plan and all Awards will be governed by and interpreted in accordance with the laws of the Commonwealth of Delaware, disregarding any state’s choice-of-law principles requiring the application of a jurisdiction’s laws other than the Commonwealth of Delaware.

(l)            Claw-back Provisions.     All Awards (including any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt or exercise of any Award or the receipt or resale of any Shares underlying the Award) will be subject to any Company claw-back policy implemented to the comply with Applicable Laws, including any claw-back policy adopted to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, as set forth in such claw-back policy or the Award Agreement.

(m)            Titles and Headings.     The titles and headings of the Sections in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.

(n)            Conformity to Securities Laws.     Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Laws. Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in conformance with Applicable Laws. To the extent Applicable Laws permit, the Plan and all Award Agreements will be deemed amended as necessary to conform to Applicable Laws.

(o)            Relationship to Other Benefits.    No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except as expressly provided in writing in such other plan or an agreement thereunder.

(p)            Section 162(m).     The Committee, in its sole discretion, may determine at the time an Award is granted or at any time thereafter whether such Award is intended to qualify as “performance based

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ANNEX A

compensation” within the meaning of Section 162(m) of the Code (“Performance-Based Compensation”). For the avoidance of doubt, nothing herein shall require the Committee to structure any awards in a manner intended to constitute Performance-Based Compensation and the Administrator shall be free, in its sole discretion, to grant Awards that are not intended to be Performance-Based Compensation. Notwithstanding any other provision of the Plan and except as otherwise determined by the Administrator, any Award which is granted to a Participant who is or could become a “covered employee” within the meaning of Section 162(m) of the Code (a “Covered Employee”) and is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code or any regulations or rulings issued thereunder that are requirements for qualification as Performance-Based Compensation, and the Plan and the applicable program and Award Agreement shall be deemed amended to the extent necessary to conform to such requirements. In addition, Awards of Restricted Stock, Restricted Stock Units and Other Stock or Cash Based Awards that are intended to qualify as Performance-Based Compensation shall be subject to the following provisions, which shall control over any conflicting provision in the Plan or any Award Agreement:

(i)            To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, no later than ninety (90) days following the commencement of any Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Committee shall, in writing, (A) designate the Participant to receive such Award (B) select the Performance Criteria applicable to the performance period, (C) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period based on the Performance Criteria, and (D) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period.

(ii)            Following the completion of each Performance Period, the Committee shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned under such Awards, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant, including the assessment of individual or corporate performance for the Performance Period.

(iii)            Unless otherwise specified by the Committee at the time of grant, the Performance Criteria with respect to an Award intended to be Performance-Based Compensation payable to a Covered Employee shall be determined on the basis of Applicable Accounting Standards.

(iv)            No adjustment or action described in Section 8 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as Performance-Based Compensation, unless the Administrator determines that the Award should not so qualify.

11.            Definitions.     As used in the Plan, the following words and phrases will have the following meanings:

(a)            “Administrator” means the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

(b)            “Applicable Accounting Standards” means the U.S. Generally Accepted Accounting Principles, International Financial Reporting Standards or other accounting principles or standards applicable to the Company’s financial statements under U.S. federal securities laws.

(c)            “Applicable Laws” means the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where Awards are granted.

A-12	2016 SPN Proxy Statement

ANNEX A

(d)            “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Other Stock or Cash Based Awards.

(e)            “Award Agreement” means a written agreement evidencing an Award, which may be electronic, that contains such terms and conditions as the Administrator determines, consistent with and subject to the terms and conditions of the Plan.

(f)            “Board” means the Board of Directors of the Company.

(g)            “Change in Control” means:

(i)            a transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) directly or indirectly acquires beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; provided, however, that the following acquisitions shall not constitute a Change in Control: (w) any acquisition by the Company or any of its Subsidiaries; (x) any acquisition by an employee benefit plan maintained by the Company or any of its Subsidiaries, (y) any acquisition which complies with subsections (iii)(A), (iii)(B) or (iii)(C); or (z) in respect of an Award held by a particular Participant, any acquisition by the Holder or any group of persons including the Participant (or any entity controlled by the Participant or any group of persons including the Participant); or

(ii)            during any period of two (2) consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in subsection (i) or (ii) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two (2)-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii)            the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination, (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(A)            which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(B)            after which no person or group beneficially owns voting securities representing fifty percent (50%) or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (B) as beneficially owning fifty percent (50%) or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; and

(C)            after which at least a majority of the members of the board of directors (or the analogous governing body) of the Successor Entity were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such transaction; or

2016 SPN Proxy Statement	A-13

ANNEX A

(iv)            The date which is ten (10) business days prior to the completion of a liquidation or dissolution of the Company.

Notwithstanding the foregoing, if a Change in Control would trigger a payment or settlement event for any Award that constitutes “nonqualified deferred compensation,” the transaction or event constituting the Change in Control must also constitute a “change in control event” (as defined in Treasury Regulation §1.409A-3(i)(5)) to trigger the payment or settlement event for such Award, to the extent required by Section 409A.

(h)            “Code” means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

(i)            “Committee” means one or more committees or subcommittees comprised of one or more Company directors or executive officers, to the extent Applicable Laws permit. To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3; however, a Committee member’s failure to qualify as a “non-employee director” within the meaning of Rule 16b-3 will not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan. To the extent an Award is intended to qualify as “performance based compensation” within the meaning of Code Section 162(m), it is intended that each member of the Committee will be an “outside director” within the meaning of Code Section 162(m).

(j)            “Common Stock” means the common stock of the Company, par value $0.001 per share.

(k)            “Company” means Superior Energy Services, Inc. or any successor.

(l)            “Consultant” means any person, including any adviser, engaged by the Company or any Subsidiary to render services to such entity if the consultant or adviser: (i) renders bona fide services to the Company; (ii) renders services not in connection with the offer or sale of securities in a capital-raising transaction and does not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) is a natural person.

(m)            “Designated Beneficiary” means the beneficiary or beneficiaries the Participant designates, in a manner the Administrator determines, to receive amounts due or exercise the Participant’s rights if the Participant dies or becomes incapacitated. Without a Participant’s effective designation, “Designated Beneficiary” will mean the Participant’s estate.

(n)            “Director” means a Board member.

(o)            “Dividend Equivalents” means a right granted to a Participant under Section 7(b) to receive the equivalent value (in cash or Shares) of dividends paid on Shares.

(p)            “DRO” means a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

(q)            “Employee” means any employee of the Company or its Subsidiaries.

(r)            “Equity Restructuring” means, as the Administrator determines, a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off or recapitalization through a large, nonrecurring cash dividend, affecting the Shares (or other Company securities) or the share price of Common Stock (or other Company securities) and causing a change in the per share value of the Common Stock underlying outstanding Awards.

(s)            “Exchange Act” means the Securities Exchange Act of 1934, as amended.

A-14	2016 SPN Proxy Statement

ANNEX A

(t)            “Fair Market Value” means, as of any date, the value of Common Stock determined as follows: (i) if the Common Stock is listed on any established stock exchange, the closing sales price for such Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the first market trading day immediately before such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (ii) if the Common Stock is not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the date immediately before such date on which sales prices are reported, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (iii) without an established market for the Common Stock, the Administrator will determine the Fair Market Value in its discretion.

(u)            “Greater Than 10% Stockholder” means an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or its Subsidiary or parent corporation, as defined in Section 424(e) and (f) of the Code, respectively.

(v)            “Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” as defined in Section 422 of the Code.

(w)            “Non-Qualified Stock Option” means an Option, or portion thereof, not intended or not qualifying as an Incentive Stock Option.

(x)            “Option” means an option to purchase Shares.

(y)            “Other Stock or Cash Based Awards” means cash awards, awards of Shares, and other awards valued wholly or partially by referring to, or are otherwise denominated in, based on or linked to, Shares or other property.

(z)            “Participant” means a Service Provider who has been granted an Award.

(aa)            “Performance Criteria” means mean the criteria (and adjustments) that the Administrator may select for an Award to establish performance goals for a performance period, which may include the individual criteria listed below. For Awards of Restricted Stock, Restricted Stock Units and Other Stock or Cash Based Awards that are intended to qualify as “performance based compensation” within the meaning of Code Section 162(m), the Performance Criteria shall be determined as follows:

(i)            The Performance Criteria used to establish Performance Goals are limited to the following: (A) earnings before or after deduction for all or any portion of interest, taxes, depreciation, and amortization (EBITDA) and/or any unusual or non-recurring events, whether or not on a continuing operations or an aggregate or per share basis; (B) one or

(ii)            more operating ratios or metrics; (C) free cash flow or increases in cash flow; (D) borrowing levels, leverage ratios or credit rating; (E) operating or pre-tax income; (F) return on equity, invested capital or assets, whether or not relative to cost of capital; (F) an economic value added measure; (G) stockholder return or stockholder value; (H) stock price; (I) days sales outstanding and/or collection of outstanding accounts or debts; (J) sales of particular services or products, including rentals; (K) safety, health or environmental performance; (L) expense or cost targets; (M) customer acquisition or retention; (N) compliance, acquisitions and divestitures (in whole or in part); (O) gross or operating margins; or (P) any combination of the foregoing, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators.

(iii)            The Administrator may, in its sole discretion, but within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (A) items related to a change in accounting principle; (B) items relating to financing activities; (C) expenses for restructuring or productivity initiatives; (D) other non-operating items; (E) items related

2016 SPN Proxy Statement	A-15

ANNEX A

to acquisitions; (F) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (G) items related to the disposal of a business or segment of a business; (H) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (I) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (J) any other items of significant income or expense which are determined to be appropriate adjustments; (K) items relating to unusual or extraordinary corporate transactions, events or developments; (L) items related to amortization of acquired intangible assets; (M) items that are outside the scope of the Company’s core, on-going business activities; (N) items related to acquired in-process research and development; (O) items relating to changes in tax laws; (P) items relating to major licensing or partnership arrangements; (Q) items relating to asset impairment charges or other non-cash charges; (R) items relating to gains or losses for litigation, arbitration and contractual settlements; (S) items attributable to expenses incurred in connection with a reduction in force or early retirement initiative; or (T) items relating to any other unusual or nonrecurring events or changes in Applicable Law, accounting principles or business conditions. For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

(bb)            “Performance Goals” shall mean, for a Performance Period, one or more goals established by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division, operating or business unit, or an individual.

(cc)            “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, an Award.

(dd)            “Plan” means this 2016 Incentive Award Plan.

(ee)            “Prior Plan” means the Company’s Amended and Restated 2013 Stock Incentive Plan.

(ff)            “Restricted Stock” means Shares awarded to a Participant under Section 5(f) subject to certain vesting conditions and other restrictions.

(gg)            “Restricted Stock Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Administrator to be of equal value as of such payment date, subject to certain vesting conditions and other restrictions.

(hh)            “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act.

(ii)            “Section 409A” means Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder.

(jj)            “Securities Act” means the Securities Act of 1933, as amended.

(kk)            “Service Provider” means an Employee, Consultant or Director.

(ll)            “Shares” means shares of Common Stock.

(mm)            “Stock Appreciation Right” means a stock appreciation right granted under Section 5.

(nn)            “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last

A-16	2016 SPN Proxy Statement

ANNEX A

entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

(oo)            “Termination of Service” means the date the Participant ceases to be a Service Provider.

* * *

2016 SPN Proxy Statement	A-17

Superior Energy Services, Inc.
1001 Louisiana Street, Suite 2900
Houston, TX 77002
713-654-2200
www.superiorenergy.com

0                         ¢

SUPERIOR ENERGY SERVICES, INC.

1001 LOUISIANA STREET

HOUSTON, TEXAS 77002

YOUR PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 24, 2016.

By signing this proxy card, you revoke all prior proxies and appoint Porter Nolan, with full power of substitution, to represent you and to vote your shares on the matters shown on the reverse side of this proxy card at our annual meeting of stockholders to be held at 9:00 a.m. Central Time on Tuesday, May 24, 2016, at our headquarters located at 1001 Louisiana Street, Houston, Texas 77002 and any adjournments thereof. To obtain directions to our headquarters, please contact us at (713) 654-2200.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

¢1.1	14475 ¢

ANNUAL MEETING OF STOCKHOLDERS OF

SUPERIOR ENERGY SERVICES, INC.

May 24, 2016

SUBMITTING YOUR PROXY AND VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Submit your proxy and voting instructions online until 11:59 p.m. Central Time the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 24, 2016

The accompanying proxy statement and the 2015 annual report are available at https://materials.proxyvote.com/868157

i Please detach along perforated line and mail this proxy card in the envelope provided IF you are not submitting your proxy and voting instructions via the Internet.i

■	20833030000000000000 8	052416

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSALS 1, 2, 3 AND 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTING INSTRUCTIONS IN BLUE OR BLACK INK AS SHOWN HERE ☒.

					FOR	AGAINST	ABSTAIN
1. Election of the eight director nominees. NOMINEES:				2. Approval, on an advisory basis, of the compensation of our named executive officers as disclosed in the accompanying proxy statement.	☐	☐	☐
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	O Harold J. Bouillion O David D. Dunlap O James M. Funk O Terence E. Hall O Peter D. Kinnear O Janiece M. Longoria O Michael M. McShane O W. Matt Ralls

3. Adoption of the 2016 Incentive Award Plan which provides for the grant of equity-based incentives to our employees and directors, as more fully disclosed in the accompanying proxy statement.

4. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2016.

					☐ ☐	☐ ☐	☐ ☐

IF YOU WISH YOUR SHARES TO BE VOTED ON ALL MATTERS AS SUPERIOR’S BOARD OF DIRECTORS RECOMMENDS, OR IF YOU WISH YOUR SHARES TO BE VOTED AS YOU SPECIFY ON A MATTER OR ALL MATTERS, PLEASE MARK THE APPROPRIATE BOXES ON THIS VOTING INSTRUCTION CARD, SIGN, DATE AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●				THE STOCKHOLDER OF RECORD WILL VOTE YOUR SHARES AS YOU SPECIFIED ON THIS VOTING INSTRUCTION CARD; HOWEVER, IF NO VOTING INSTRUCTIONS ARE INDICATED ON THIS VOTING INSTRUCTION CARD, THE STOCKHOLDER OF RECORD CAN ONLY VOTE YOUR SHARES ON PROPOSAL 4 (RATIFICATION OF AUDITORS) WITHOUT YOUR INSTRUCTIONS.

PLEASE MARK, SIGN, DATE AND RETURN THIS VOTING INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■	Note:	Please sign exactly as your name or names appear on this proxy card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■

ANNUAL MEETING OF STOCKHOLDERS OF

SUPERIOR ENERGY SERVICES, INC.

May 24, 2016

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 24, 2016

The accompanying proxy statement and the 2015 annual report are available at https://materials.proxyvote.com/868157

Please mark, sign, date,

and return your voting

instruction card in the

envelope provided as soon

as possible.

i  Please detach along perforated line and mail this voting instruction card in the envelope provided.  i

■	20833030000000000000 8	052416

SUPERIOR’S BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSALS 1, 2, 3 AND 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTING INSTRUCTIONS IN BLUE OR BLACK INK AS SHOWN HERE ☒.

				FOR	AGAINST	ABSTAIN
1. Election of the eight director nominees NOMINEES:			2. Approval, on an advisory basis, of the compensation of our named executive officers as disclosed in the accompanying proxy statement.	☐	☐	☐
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	O Harold J. Bouillion O David D. Dunlap O James M. Funk O Terence E. Hall O Peter D. Kinnear O Janiece M. Longoria O Michael M. McShane O W. Matt Ralls

3. Adoption of the 2016 Incentive Award Plan which provides for the grant of equity-based incentives to our employees and directors, as more fully disclosed in the accompanying proxy statement.

4. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2016.

				☐ ☐	☐ ☐	☐ ☐

IF YOU WISH YOUR SHARES TO BE VOTED ON ALL MATTERS AS SUPERIOR’S BOARD OF DIRECTORS RECOMMENDS, OR IF YOU WISH YOUR SHARES TO BE VOTED AS YOU SPECIFY ON A MATTER OR ALL MATTERS, PLEASE MARK THE APPROPRIATE BOXES ON THIS VOTING INSTRUCTION CARD, SIGN, DATE AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●			THE STOCKHOLDER OF RECORD WILL VOTE YOUR SHARES AS YOU SPECIFIED ON THIS VOTING INSTRUCTION CARD; HOWEVER, IF NO VOTING INSTRUCTIONS ARE INDICATED ON THIS VOTING INSTRUCTION CARD, THE STOCKHOLDER OF RECORD CAN ONLY VOTE YOUR SHARES ON PROPOSAL 4 (RATIFICATION OF AUDITORS) WITHOUT YOUR INSTRUCTIONS.
PLEASE MARK, SIGN, DATE AND RETURN THIS VOTING INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature of Beneficial Owner	Date:	Signature of Beneficial Owner	Date:

■	Note:	Please sign exactly as your name or names appear on this voting instruction card. When shares are owned jointly, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■